                                             Filed Pursuant to Rule 424(b)(5)
PROSPECTUS SUPPLEMENT                           Registration No. 333-34225
(To Prospectus dated December 19, 1997)

                                  $397,397,696
                                 (APPROXIMATE)

                          BA MORTGAGE SECURITIES, INC.
                                   Depositor

             Bank of America National Trust and Savings Association
                     Bank of America, Federal Savings Bank
                          Sellers and Master Servicers

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-3

    The Series 1997-3 Mortgage Pass-Through Certificates (the "Certificates") will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed-rate, one-to four-family first mortgage loans (the "Mortgage Loans") to be deposited by BA Mortgage Securities, Inc. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders. Only the Classes identified in the table below (the "Offered Certificates") are offered hereby.

                               APPROXIMATE                                                         APPROXIMATE
                                 INITIAL                                                             INITIAL
                               CERTIFICATE       PASS-THROUGH                                      CERTIFICATE       PASS-THROUGH
                            PRINCIPAL BALANCE      RATE(1)                                      PRINCIPAL BALANCE      RATE(1)
                            ------------------   ------------                                   ------------------   ------------
Class A-1.................     $238,406,000       7.000%            Class A-8.................       (5)                (5)
Class A-2.................       34,027,000       7.000%            Class PO..................      $1,153,596          (6)
Class A-3.................       27,305,000       7.000%            Class M...................       7,015,000        7.250%
Class A-4.................       35,051,000       7.000%            Class B-1.................       4,609,000        7.250%
Class A-5.................       47,827,000         (2)             Class B-2.................       2,004,000        7.250%
Class A-6.................        (3)               (3)             Class R-I.................              50        7.250%
Class A-7.................        (4)               (4)             Class R-II................              50        7.250%

---------------
(1) Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month, except for (i) the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates which will accrue interest during the period from the 25th of the month prior to each Distribution Date to the 24th of the month of such Distribution Date and
    (ii) the Class PO Certificates which will not be entitled to receive interest.

(2) The initial Pass-Through Rate for the Class A-5 Certificates will be 6.18750% per annum. Thereafter, the Class A-5 Certificates will accrue interest at a per annum rate equal to LIBOR (as defined herein) plus 0.500%, subject to a minimum and maximum Pass-Through Rate of 0.500% and 9.000% per annum, respectively.

(3) The initial Pass-Through Rate for the Class A-6 Certificates will be 2.81250% per annum. Thereafter, the Class A-6 Certificates will accrue interest at a per annum rate equal to 8.500% minus LIBOR, subject to a minimum and maximum Pass-Through Rate of 0% and 8.500% per annum, respectively. The Class A-6 Certificates will not receive distributions of principal and will accrue interest on the Class A-6 Notional Amount which will equal the Class A-5 Certificate Principal Balance at the time of determination.

(4) The initial Pass-Through Rate for the Class A-7 Certificates will be 3.06667% per annum. Thereafter, the Class A-7 Certificates will accrue interest at a per annum rate equal to the sum of -9.06667% and the product of 2.13333 and LIBOR, subject to a minimum and maximum Pass-Through Rate of 0% and 8.000% per annum, respectively. The Class A-7 Certificates will accrue interest on the Class A-7 Notional Amount (as defined in "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" herein). The Class A-7 Notional Amount as of the Cut-off Date (as defined herein) will be approximately $13,777,810. The Class A-7 Certificates will not be entitled to receive distributions of principal.

(5) The initial Pass-Through Rate for the Class A-8 Certificates will be 4.93333% per annum. Thereafter, the Class A-8 Certificates will accrue interest at a per annum rate equal to 17.06667% minus the product of 2.13333 and LIBOR, subject to a minimum and maximum Pass-Through Rate of 0% and 8.000% per annum, respectively. The Class A-8 Certificates will accrue interest on the Class A-8 Notional Amount (as defined in "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" herein). The Class A-8 Notional Amount as of the Cut-off Date will be approximately $13,777,810. The Class A-8 Certificates will not be entitled to receive distributions of principal.

(6) The Class PO Certificates are Principal Only Certificates and will not bear interest.

     SEE "RISK FACTORS" ON PAGE S-18 HEREIN AND ON PAGE 10 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING ANY CLASS OF OFFERED CERTIFICATES.
 PROCEEDS FROM THE ASSETS IN THE TRUST FUND WILL BE THE ONLY SOURCE OF PAYMENTS
   ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS ASSOCIATION, BANK OF AMERICA, FEDERAL SAVINGS BANK OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR
  OTHER ASSETS OF THE TRUST FUND ARE INSURED OR GUARANTEED BY THE FDIC OR ANY
                           OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                                    ACCURACY
OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                   (continued on following page)
                           MORGAN STANLEY DEAN WITTER
December 19, 1997

(continued from preceding page)

     The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated (the "Underwriter") and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be equal to approximately 100.166% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest thereon from December 1, 1997 (the "Cut-off Date"), or, in the case of the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates from December 25, 1997, net of any expenses payable by the Depositor. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Certificates (other than the Class R-I and Class R-II Certificates) will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company ("DTC") as discussed herein, and that delivery of the Class R-I and Class R-II Certificates will be made at the offices of the Underwriter, New York, New York on or about December 19, 1997, against payment therefor in immediately available funds.

     The Mortgage Loans were originated or acquired by Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank (each, in such capacity, a "Seller"). The Depositor will acquire the Mortgage Loans from the Sellers on the Closing Date. The Mortgage Loans will be serviced by the Sellers (each Seller, in such capacity, a "Master Servicer"). The Senior Certificates in the aggregate and the Class M, Class B-1 and Class B-2 Certificates will evidence initial undivided interests of approximately 95.75%, 1.75%, 1.15% and 0.50%, respectively, in the Trust Fund. Certain characteristics of the Mortgage Loans are described herein under "DESCRIPTION OF THE MORTGAGE POOL."

     Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day commencing in January, 1998 (each, a "Distribution Date"). As more fully described herein under "DESCRIPTION OF THE
CERTIFICATES -- Interest Distributions," interest distributions on the Offered Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount, as defined herein under "DESCRIPTION OF THE
CERTIFICATES -- Interest Distributions," in the case of the Notional Amount Certificates) and the then applicable Pass-Through Rate set forth or described on the cover hereof, which will be variable for the LIBOR Certificates (as defined herein) and fixed for all other Classes of Certificates. Distributions in respect of principal of the Offered Certificates will be allocated among the various Classes of the Certificates entitled to principal as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions."

     The rights of the holders of the Class M, B-1 and Class B-2 Certificates (the "Senior Subordinate Certificates") to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive distributions of interest and principal. In addition, the rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class M Certificates to receive distributions of interest and principal, and such rights of the holders of the Class B-2 Certificates are similarly subordinated to the rights of the holders of the Class M and Class B-1 Certificates. Following the reduction of the aggregate Certificate Principal Balance of the Junior Subordinate Certificates to zero, the yield to maturity on each Class of the Senior Subordinate Certificates will be ex-

                                                   (continued on following page)

(continued from preceding page)

tremely sensitive to certain Realized Losses on the Mortgage Loans because a disproportionate amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Certificates, in the order Class B-2, Class B-1 and then Class M. Similarly, following the reduction of the aggregate of the Certificate Principal Balances of the Subordinate Certificates to zero, the yield to maturity on the Senior Certificates will be sensitive to all Realized Losses on the Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" herein.

     Although the Lockout Certificates (as defined herein) are Senior Certificates, the Lockout Certificates will generally not be entitled to receive any distributions of principal on the Mortgage Loans until January 2003, and thereafter will not be entitled to receive the disproportionate allocation of principal prepayments on the Mortgage Loans that the other Senior Certificates are entitled to receive. See "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

     The Master Servicers' only obligations with respect to the Certificates (in their capacities as Master Servicers) are their contractual obligations under the terms of the Pooling Agreement.

     The yield to maturity on each Class of Offered Certificates will be sensitive in varying degrees, to among other things, the rate of payment of principal (including prepayments, defaults and liquidations) on the Mortgage Loans. The Mortgage Loans may be prepaid in full or in part at any time without penalty. The yield to investors on the Offered Certificates, and particularly the Class M, Class B-1 and B-2 Certificates, will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise. Because they receive only distributions of interest, the yield to investors on the Class A-6, Class A-7 and Class A-8 Certificates will be extremely sensitive to the rate of principal payments (including prepayments) and defaults on the Mortgage Loans, which rates may fluctuate significantly over time. A rapid rate of principal payments (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. Because the principal payable with respect to the Class PO Certificates (which are entitled to receive distributions of principal only) is derived from Mortgage Loans with Net Mortgage Rates that are lower than 7.250% per annum, the yield to maturity on the Class PO Certificates will be adversely affected by slower than expected Principal Prepayments on such Mortgage Loans. The yield to maturity on the LIBOR Certificates will be sensitive and the Inverse Floater Certificates (as defined herein) will be extremely sensitive to fluctuations in LIBOR. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein and "YIELD CONSIDERATIONS" in the Prospectus.

     THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE UNDERWRITER INTENDS TO MAKE A SECONDARY MARKET IN THE OFFERED CERTIFICATES BUT IS NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT A SECONDARY
MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP OR, IF IT DOES DEVELOP, THAT IT WILL CONTINUE OR PROVIDE INVESTORS WITH SUFFICIENT LIQUIDITY OF INVESTMENT. THE OFFERED CERTIFICATES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

     It is a condition to the issuance of the Offered Certificates that the Senior Certificates each be rated "Aaa" by Moody's Investors Service ("Moody's") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and that the Class M, Class B-1 and Class B-2 Certificates be rated not less than "AA", "A" and "BBB", respectively, by DCR. See "Rating" herein.

                                                   (continued on following page)

(continued from preceding page)

     Two separate REMIC elections will be made in connection with the Trust Fund for federal income tax purposes. All of the certificates issued by the Trust Fund, other than the Class R-I and Class R-II Certificates, will represent ownership of REMIC "regular interests" in the related REMIC and the Class R-I and Class R-II Certificates will represent ownership of REMIC "residual interests" in the related REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

     THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED DECEMBER 19, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. AN INDEX INDICATING WHERE CERTAIN TERMS USED IN THE PROSPECTUS ARE DEFINED APPEARS AT THE END OF THE PROSPECTUS UNDER THE CAPTION "INDEX OF PRINCIPAL DEFINITIONS."

                                                   (continued on following page)

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
SUMMARY INFORMATION..................................................................   S-6
RISK FACTORS.........................................................................  S-18
  Uncertain Timing of Principal Payments on the Mortgage Loans.......................  S-18
  Sensitivity of Class A-7, Class A-8 and Class PO Certificate Yields to
     Prepayments.....................................................................  S-18
  LIBOR Certificate Yield Considerations.............................................  S-18
  Principal Payment and Principal Prepayment Limitations on the Lockout
     Certificates....................................................................  S-19
  Subordination; Allocation of Realized Losses.......................................  S-19
  Book-Entry System..................................................................  S-19

DESCRIPTION OF THE MORTGAGE POOL.....................................................  S-19
  General............................................................................  S-19
  Primary Mortgage Insurance and Primary Hazard Insurance............................  S-22
  Additional Information.............................................................  S-23

DESCRIPTION OF THE CERTIFICATES......................................................  S-23
  General............................................................................  S-23
  Book-Entry Registration of Certain Certificates....................................  S-24
  Available Distribution Amount......................................................  S-25
  Priority of Distributions..........................................................  S-25
  Interest Distributions.............................................................  S-27
  LIBOR..............................................................................  S-28
  Principal Distributions............................................................  S-29
  Allocation of Losses; Subordination................................................  S-33
  Advances...........................................................................  S-35

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS..........................................  S-35
  Yield Considerations with Respect to the Interest Only and Principal Only
     Certificates....................................................................  S-43
  Yield Considerations Relating to the Class M, Class B-1 and Class B-2
     Certificates....................................................................  S-46
POOLING AGREEMENT....................................................................  S-48
  General............................................................................  S-48
  The Master Servicers...............................................................  S-48
  Servicing and Other Compensation and Payment of Expenses...........................  S-49
  Termination........................................................................  S-49

FEDERAL INCOME TAX CONSEQUENCES......................................................  S-49
  Special Tax Considerations Applicable to Residual Certificates.....................  S-51
METHOD OF DISTRIBUTION...............................................................  S-52
LEGAL OPINIONS.......................................................................  S-53
RATING...............................................................................  S-53
LEGAL INVESTMENT.....................................................................  S-54
ERISA CONSIDERATIONS.................................................................  S-54
  Prohibited Transaction Class Exemptions............................................  S-54
  Underwriter's PTE..................................................................  S-54

                              SUMMARY INFORMATION

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities...........   Mortgage Pass-Through Certificates, Series
                                 1997-3.

Depositor.....................   BA Mortgage Securities, Inc. (the "Depositor"),
                                 an affiliate of Bank of America, Federal
                                 Savings Bank ("Bank of America, FSB") and a wholly-owned subsidiary of Bank of America
                                 National Trust and Savings Association ("Bank of America NT&SA"). See "THE DEPOSITOR" in the
                                 Prospectus.

Master Servicers..............   Bank of America NT&SA will act as Master
                                 Servicer for certain of the Mortgage Loans, which have an aggregate outstanding principal balance as of the Cut-off Date (after deducting payments of principal due on or before such date) of approximately $315,447,145 and Bank of America, FSB will act as Master Servicer for the remaining Mortgage Loans, which have an aggregate outstanding principal balance as of the Cut-off Date (after deducting payments of principal due on or before such date) of approximately $85,357,955 (each of Bank of America NT&SA and Bank of America, FSB, in such capacity, a "Master Servicer"). Each Master
                                 Servicer is a wholly-owned subsidiary of BankAmerica Corporation ("BankAmerica"). See
                                 "POOLING AGREEMENT -- The Master Servicers" herein and "MORTGAGE LOAN
                                 PROGRAM -- Residential Mortgage Loan Servicing
                                 Activities" and "-- Delinquency, Foreclosure and Loss Experience" in the Prospectus.

Trustee.......................   Bankers Trust Company of California, N.A., a
                                 national banking association (the "Trustee").

Cut-off Date..................   December 1, 1997.

Closing Date..................   On or about December 19, 1997.

Offered Certificates..........   Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-6, Class A-7, Class A-8,
                                 Class PO, Class M, Class B-1, Class B-2, Class
                                 R-I and Class R-II Certificates. Only the
                                 Offered Certificates are offered hereby. The initial Certificate Principal Balances (subject to a permitted variance in the aggregate of plus or minus 5%) and Pass-Through Rates of the Offered Certificates are set forth or described on the cover page hereof.

                                 The Offered Certificates, together with the Class B-3, Class B-4 and Class B-5 Certificates described below, will evidence in the aggregate the entire beneficial ownership in the Trust Fund which will consist primarily of the Mortgage Pool. The Certificates will be issued pursuant to a Pooling Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicers, and the Trustee (the "Pooling Agreement").

                                 The Senior Certificates will comprise
                                 approximately 95.75% of the initial aggregate Certificate Principal Balance of the Certificates. The Class M, Class B-1 and Class B-2 Certificates will comprise approximately 1.75%, 1.15% and 0.50%, respectively, of the initial aggregate Certificate Principal Balance of the Certificates.

Certificates Other Than the
Offered Certificates..........   In addition to the Offered Certificates, the
                                 following Classes of Certificates will be issued in the indicated approximate initial
                                 Certificate Principal Balances and will bear interest at the indicated Pass-Through Rates, but are not offered hereby:

                                                                           APPROXIMATE
                                                                             INITIAL         PASS-
                                                                           CERTIFICATE      THROUGH
                                                                        PRINCIPAL BALANCE    RATE
                                                                        -----------------   -------
                                    Class B-3.........................     $ 1,403,000       7.250%
                                    Class B-4.........................       1,002,000       7.250%
                                    Class B-5.........................       1,002,404       7.250%

Designations

  Regular Certificates........   All Classes of Certificates other than the
                                 Class R-I and Class R-II Certificates.

  Residual Certificates.......   Class R-I and Class R-II Certificates.

  Class A Certificates........   Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class A-6, Class A-7 and Class A-8
                                 Certificates.

  Senior Certificates.........   Class A, Class PO, and Residual Certificates.

  Class B Certificates........   Class B-1, Class B-2, Class B-3, Class B-4 and
                                 Class B-5 Certificates.

  Subordinate Certificates....   Class M and Class B Certificates.

  Senior Subordinate
Certificates..................   Class M, Class B-1 and Class B-2 Certificates.

  Junior Subordinate
Certificates..................   Class B-3, Class B-4 and Class B-5
                                 Certificates.

  LIBOR Certificates..........   Class A-5, Class A-6, Class A-7 and Class A-8
                                 Certificates.

  Inverse Floater
Certificates..................   Class A-6 and Class A-8 Certificates.

  Lockout Certificates........   Class A-4 Certificates.

  Principal Only
Certificates..................   Class PO Certificates.

  Interest Only
Certificates..................   Class A-6, Class A-7 and Class A-8
                                 Certificates.

  Notional Amount
Certificates..................   Class A-6, Class A-7 and Class A-8
                                 Certificates.

  Book-Entry Certificates.....   Class A, Class PO, Class M, Class B-1 and Class
                                 B-2 Certificates.

The Mortgage Pool.............   The Mortgage Pool will consist of fixed-rate,
                                 fully-amortizing, level monthly payment
                                 mortgage loans (the "Mortgage Loans"). The
                                 Mortgage Loans were originated or acquired by Bank of America NT&SA and Bank of America, FSB
                                 (each, in such capacity, a "Seller"). The
                                 Depositor will acquire the Mortgage Loans from the Sellers on the Closing Date. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date (after deducting payments of principal due on such date) will be approximately $400,805,100.

                                 The Mortgage Loans are secured by first liens on one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans have terms to maturity of not more than 30 years from the date of origination and a weighted average remaining term to stated maturity of approximately 357 months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Rates of at least 6.875% per annum but not more than 8.625% per annum, with a weighted average Mortgage Rate of approximately 7.754% per annum as of the Cut-off Date.

                                 For a further description of the Mortgage
                                 Loans, see "DESCRIPTION OF THE MORTGAGE POOL" herein.

Book-Entry Registration.......   The Book-Entry Certificates are issuable in
                                 book-entry form and will be represented by certificates registered in the name of Cede &
                                 Co. ("Cede"), as the nominee of the depository, The Depository Trust Company ("DTC" and, together with any successor depository, the "Depository"), which will be the
                                 "Certificateholder" of the Book-Entry
                                 Certificates, as such term is used herein. A person acquiring an interest in Book-Entry
                                 Certificates (a "Beneficial Owner") will not be entitled to receive a certificate representing such Beneficial Owner's interest in the Book-Entry Certificates except in the event that Definitive Certificates (as defined herein) are issued for all Certificates under the limited circumstances described in the Prospectus. Until such time, the rights of Beneficial Owners may be exercised only through DTC and its participating organizations, except as otherwise specified herein. See "DESCRIPTION
                                 OF THE CERTIFICATES -- Book-Entry Registration of Certain Certificates" herein and
                                 "DESCRIPTION OF THE CERTIFICATES -- Form of
                                 Certificates" in the Prospectus.

Denominations.................   The Offered Certificates, other than the Class
                                 A-2, Class A-3 and Residual Certificates, are offered in minimum denominations equivalent to not less than $100,000 initial Certificate
                                 Principal Balance (or initial Notional Amount in the case of the Notional Amount
                                 Certificates) each and multiples of $1 in excess thereof. The Class A-2 and Class A-3
                                 Certificates are offered in minimum
                                 denominations equivalent to not less than $1,000 initial Certificate Principal Balance and multiples of $1 in excess thereof. The
                                 Class R-I and Class R-II Certificates will each be offered in registered, certificated form in a single denomination of 99.99% Percentage
                                 Interest. The remaining 0.01% Percentage
                                 Interest of each of the Class R-I and Class
                                 R-II Certificates will be retained by Bank of America, FSB, as set forth herein under "FEDERAL INCOME TAX CONSEQUENCES."

Priority of Distributions.....   Commencing in January 1998, on the 25th day of
                                 each month, or if such 25th day is not a Business Day (as defined herein), on the immediately succeeding Business Day (each, a "Distribution Date"), prior to the Credit
                                 Support Depletion Date (as defined below), distributions will in general be made in the order and priority as follows: (1) first, the Class PO Certificates receive a certain portion of the principal received in respect of each Mortgage Loan with a Net Mortgage Rate of less than 7.250% (a "Class PO Mortgage Loan"), as described in "DESCRIPTION OF THE
                                 CERTIFICATES -- Principal Distributions --
                                 Class PO Principal Distribution Amount"; (2) second, the Senior Certificates entitled to interest receive accrued and unpaid interest, as described in "DESCRIPTION OF THE
                                 CERTIFICATES -- Interest Distributions"; (3) third, the Senior Certificates entitled to principal (other than the Class PO
                                 Certificates) receive principal in the order described in "DESCRIPTION OF THE
                                 CERTIFICATES -- Principal
                                 Distributions -- Senior Principal Distribution
                                 Amount"; (4) fourth, the Class PO Certificates receive principal to make up for certain losses on the Class PO Mortgage Loans, as described in "DESCRIPTION OF THE CERTIFICATES -- Principal
                                 Distributions -- Class PO Principal
                                 Distribution Amount"; (5) fifth, the
                                 Subordinate Certificates receive interest and then principal in the following order of seniority, with both interest and principal being paid to one Class before any payments are made to the next Class: Class M, Class B-1,
                                 Class B-2, Class B-3, Class B-4 and Class B-5, as described in "DESCRIPTION OF THE
                                 CERTIFICATES -- Interest Distributions" and
                                 "-- Principal Distributions -- Subordinate
                                 Principal Distribution Amount"; and (6) sixth, the Class R-I Certificates receive the remainder of the Available Distribution Amount
                                 (as defined herein) for such Distribution Date.

                                 The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate of the Certificate Principal Balances of the Subordinate Certificates has been or will be reduced to zero.

                                 On each Distribution Date on or after the Credit Support Depletion Date, distributions will in general be made in the order and priority as follows: (1) first, the Class PO Certificates receive a certain portion of the principal received in respect of each Class PO Mortgage Loan; (2) second, the Senior Certificates entitled to interest receive accrued and unpaid interest; (3) third, the Senior Certificates entitled to principal (other than the Class PO Certificates) receive principal pro rata according to their respective Certificate Principal Balances; and
                                 (4) fourth, the Class R-I Certificates receive the remainder of the Available Distribution Amount for such Distribution Date.

                                 For a precise description of the order and priority of distributions, see "DESCRIPTION OF THE CERTIFICATES -- Priority of Distributions" herein.

Interest Distributions........   Holders of each Class of Offered Certificates
                                 will be entitled to receive distributions in an amount equal to the Accrued Certificate
                                 Interest (as defined below) on such Class on each Distribution Date, to the extent of the Available Distribution Amount (as defined herein under "DESCRIPTION OF THE
                                 CERTIFICATES -- Available Distribution Amount") for such Distribution Date.

                                 With respect to any Distribution Date, Accrued Certificate Interest will be equal to one month's interest accrued on the Certificate Principal Balance (or Notional Amount, in the case of the Notional Amount Certificates) of the Certificates of such Class, at the Pass-Through Rate (as set forth or described on the cover hereof) on such Class; in each case less any interest shortfalls not covered by the Subordination (as defined herein under

                                 "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination"), including any Net Prepayment Interest Shortfall (as defined herein and allocated as described herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions") for such Distribution Date. For a description of how the Class A-7 and Class A-8 Notional Amounts are determined, see "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" herein.

                                 The Notional Amount of the Class A-6
                                 Certificates will equal the Certificate
                                 Principal Balance of the Class A-5
                                 Certificates.

                                 If the Available Distribution Amount after required distributions to the Class PO Certificates for any Distribution Date is less than the aggregate amount of Accrued Certificate Interest required to be distributed on the Senior Certificates on such date (the "Senior Interest Distribution Amount"), the shortfall will be allocated among each affected Class as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination."

LIBOR.........................   The Pass-Through Rates for the LIBOR
                                 Certificates are adjustable monthly based on changes in LIBOR, as described herein. The initial, minimum and maximum Pass-Through Rates for the LIBOR Certificates are specified in notes (2), (3), (4), and (5) on the cover hereof. Interest to be distributed to the LIBOR
                                 Certificates on any Distribution Date will consist of interest accrued during the period commencing on the 25th day of the preceding calendar month and ending on the 24th day of the month of such Distribution Date.

                                 The Pass-Through Rates for the LIBOR
                                 Certificates will be determined by the Trustee based on the average of quotations of the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") as further described herein.

Compensating Interest.........   With respect to prepayments in full or in part
                                 on any Mortgage Loan serviced by it, each Master Servicer is obligated to reduce its aggregate Servicing Fee with respect to all Mortgage Loans serviced by it to the extent necessary to fund any Prepayment Interest
                                 Shortfall (adjusted to the related Net Mortgage
                                 Rate) on each Distribution Date. The amount so passed through will hereinafter be referred to as "Compensating Interest." See "DESCRIPTION OF
                                 THE CERTIFICATES -- Interest Distributions" and
                                 "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

Principal Distributions.......   General. On each Distribution Date,
                                 Certificateholders will be entitled to receive principal distributions from the Available
                                 Distribution Amount to the extent described herein. All distributions of principal will be made only to the extent of the Available
                                 Distribution Amount as described herein under "DESCRIPTION OF THE CERTIFICATES -- Priority of
                                 Distributions."

                                 The Class A-6, Class A-7 and Class A-8
                                 Certificates will not receive any distributions of principal.

                                 Distributions to the Class PO Certificates. The Class PO Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or in respect of any Class PO Mortgage Loan. In addition, for so long as any Class of Subordinate Certificates remains outstanding, the Class PO Certificates will receive distributions of principal equal to a portion of certain losses on Class PO Mortgage Loans as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions -- Class PO Principal Distribution Amount."

                                 Distributions to the Senior Certificates (other than the Class PO Certificates). On each Distribution Date, prior to the Credit Support Depletion Date, an amount, up to the amount of the Senior Principal Distribution Amount (as defined in "DESCRIPTION OF THE
                                 CERTIFICATES -- Principal Distributions --
                                 Senior Principal Distribution Amount" herein) for such Distribution Date, will be distributed as principal to the Senior Certificates in the order of priority described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions -- Senior Principal Distribution Amount."

                                 On each Distribution Date on and after the Credit Support Depletion Date, an amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the Senior Certificates (other than the Class PO and Interest Only Certificates), pro rata according to their respective Certificate Principal Balances.

                                 Distributions to the Subordinate
                                 Certificates. On each Distribution Date, an amount, up to the Subordinate Principal Distribution Amount (as defined in "DESCRIPTION OF THE CERTIFICATES -- Principal
                                 Distributions -- Subordinate Principal
                                 Distribution Amount" herein) for such
                                 Distribution Date, will be distributed as principal to the Subordinate Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level (as defined in "DESCRIPTION OF THE
                                 CERTIFICATES -- Priority of Distributions" herein) for any Class of Subordinate Certificates is less than such Subordination Level as of the Cut-off Date, each Class of Subordinate Certificates will be entitled to receive its pro rata (by Certificate Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount remaining after distributions of interest and principal to the Senior Certificates, distributions of interest and principal to all Classes of Subordinate Certificates senior to such Class and distributions of interest to such Class. See "DESCRIPTION OF THE CERTIFICATES -- Priority of Distributions" herein. The relative seniority, from highest to lowest, of the Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

                                 The rights of the holders of the Subordinate
                                 Certificates to receive distributions of principal are subordinated to the rights of the holders of the Senior Certificates to receive distributions of principal. See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" herein.

                                 Principal Prepayments are not passed through to the Certificateholders in the same order and priority as scheduled principal payments on the Mortgage Loans. For a more detailed description of how distributions of principal will be allocated among the various Classes of Certificates, see "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" herein.

Allocation of Losses;
  Subordination...............   Neither the Certificates nor the underlying
                                 Mortgage Loans or other assets of the Trust
                                 Fund are insured or guaranteed by the FDIC or any other governmental agency or instrumentality or by the Depositor, either
                                 Master Servicer, BankAmerica or any of their affiliates.

                                 Subject to the limitations set forth below, Realized Losses on the Mortgage Loans will be allocated as follows: first, to the Class B-5 Certificates; second, to the Class B-4 Certificates; third, to the Class B-3 Certificates; fourth, to the Class B-2 Certificates; fifth, to the Class B-1 Certificates; sixth to the Class M Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, if any such Realized Losses are on a Class PO Mortgage Loan, to the Class PO Certificates in an amount equal to the related Class PO Fraction of the principal portion of such Realized Losses, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Mortgages Loans that are not Class PO Mortgage Loans among all the remaining classes of Senior Certificates (other than the Class PO Certificates) on a pro rata basis.

                                 The subordination provided to the Senior
                                 Certificates by the Subordinate Certificates, provided to the Class M Certificates by the Class B Certificates and provided to each Class of Class B Certificates (except the Class B-5 Certificates) by those Classes of Class B Certificates having a higher numerical designation will cover Realized Losses on the Mortgage Loans from Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined in the Prospectus). The aggregate amounts of Realized Losses which may be allocated solely to the Subordinate Certificates to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses are initially limited to $4,008,051, $8,016,102 and $100,000, respectively. All of the foregoing amounts are subject to periodic reduction as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination." In the event the Certificate Principal Balance of the Subordinate Certificate with the lowest priority then outstanding is reduced to zero, all additional losses will be borne by the Subordinate Certificate with the next lowest priority. The priority of the Subordinate Certificates from highest to lowest is as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

                                 In addition, any Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of coverage therefor and all Extraordinary Losses will be borne by the holders of Senior Certificates (other than the Class PO Certificates) and

                                 Subordinate Certificates on a pro rata basis. Because principal distributions are paid to certain Classes of Senior Certificates before other Classes, holders of Classes of Senior Certificates having a later priority of payment bear a greater risk of such losses than holders of Classes of Senior Certificates having earlier priorities for distribution of principal. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Allocation of Losses;
                                 Subordination" herein.

Advances......................   Each Master Servicer is required to make
                                 advances ("Advances") to holders of the
                                 Certificates in respect of delinquent payments of principal and interest on the Mortgage Loans serviced by it, but only if such Master
                                 Servicer believes that the amount advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds and
                                 Liquidation Proceeds) in respect of the related
                                 Mortgage Loan and subject to the limitations described herein. See "DESCRIPTION OF THE
                                 CERTIFICATES -- Advances" herein and in the Prospectus.

Residual Certificates.........   The Residual Certificates will each have an
                                 initial Certificate Principal Balance of $50 and a Pass-Through Rate of 7.250% per annum. In addition, the Class R-1 Certificates represent the right to receive certain distributions, if any, of amounts which are in excess of the amounts required to be distributed to all other
                                 Classes of Certificates, including the
                                 Subordinate Certificates, following the
                                 retirement of all of the Senior Certificates and the Subordinate Certificates.

Optional Termination..........   At its option, on any Distribution Date when
                                 the aggregate principal balance of the Mortgage
                                 Loans is less than 10% of the aggregate
                                 principal balance of the Mortgage Loans as of the Cut-off Date, either Master Servicer may purchase from the Trust Fund all remaining
                                 Mortgage Loans and other assets thereof at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan
                                 (other than any Mortgage Loan as to which title to the related Mortgaged Property has been acquired), or with respect to Mortgaged
                                 Properties acquired in connection with
                                 defaulted Mortgage Loans, the fair market value of each Mortgaged Property if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal), in each case less any Realized Losses that have not previously been allocated to the Certificates on the day of repurchase plus (b) accrued interest thereon at the weighted average Net Mortgage Rate to, but not including, the first day of the month of repurchase, and thereby effect early retirement of the Certificates. See "POOLING
                                 AGREEMENT -- Termination" herein and "THE
                                 POOLING AGREEMENT -- Termination" in the
                                 Prospectus.

Special Prepayment
Considerations................   The rate of principal payments on the Offered
                                 Certificates collectively will depend on the rate and timing of principal payments
                                 (including prepayments, defaults and
                                 liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                 The Senior Certificates entitled to principal (other than the Class PO Certificates) are subject to various priorities for payment of principal as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions." Distributions on Classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distribution on Classes with a later priority of payment will not be directly affected by the prepayment speed until such time as principal is distributable on such Classes; however, the timing of commencement of principal distributions and the weighted average lives of such Classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such Classes.

                                 As described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions," during certain periods all or a disproportionately large percentage of principal payments and principal prepayments on the Mortgage Loans will be allocated among the Senior Certificates entitled to principal (other than the Lockout Certificates and Class PO Certificates), and during certain periods none or a disproportionately small percentage of such principal payments and principal prepayments will be distributed to the Lockout Certificates. As a result, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case.

                                 To the extent that no principal prepayments or a disproportionately small percentage of principal prepayments on the Mortgage Loans are distributed to the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, the weighted average lives of the Subordinate Certificates will be extended and, as a relative matter, the subordination afforded the Senior Certificates by the Subordinate Certificates will be increased.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES -- Principal Distributions" and
                                 "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein, and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

Special Yield
Considerations................   The yield to maturity on each respective Class
                                 of Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof (and of any losses on the Mortgage Loans) to reduce the Certificate Principal Balance (or Notional
                                 Amount) of such Class, as well as other factors such as the PassThrough Rate (and any adjustments thereto) and the purchase price for such Certificates. The yield to investors on any

                                 Class of Certificates will be adversely
                                 affected by any allocation thereto of Net
                                 Prepayment Interest Shortfalls on the Mortgage Loans.

                                 In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

                                 The Certificates were structured based on a number of assumptions, including a Standard Prepayment Assumption ("SPA") of 250% and weighted average lives corresponding thereto as set forth herein under "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS." The yield assumptions for the respective Classes that are to be offered hereunder will vary as determined at the time of sale.

                                 The yield to investors in the LIBOR
                                 Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the Inverse Floater Certificates will be extremely sensitive to fluctuations in LIBOR, and the Pass-Through Rates on such Certificates will vary inversely with LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR. Prospective investors should fully consider the risks associated with an investment in the Inverse Floater Certificates, including the possibility that if the rate of principal prepayments is rapid or if the level of LIBOR is high, such investors may not fully recoup their initial investments.

                                 The yields to maturity on the Class A-7, Class A-8 and Class PO Certificates will be extremely sensitive to both the timing, and overall rate of receipt, of principal prepayments. The interest payable to the Class A-7 and Class A-8 Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Premium Rate Mortgage Loans (as defined in "DESCRIPTION OF THE
                                 CERTIFICATES -- Interest Distributions" herein) and therefore the yield to maturity on such Certificates will decrease as a result of faster than expected principal prepayments on the Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-7 or Class A-8 Certificates, including the possibility that if the rate of principal prepayments on the Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments. Because the principal payable with respect to the Class PO Certificates (which are entitled to receive distributions of principal only) is derived from Mortgage

                                 Loans with Net Mortgage Rates that are lower than 7.250% per annum, the yield to maturity on the Class PO Certificates will be adversely affected by slower than expected Principal Prepayments on such Mortgage Loans.

                                 The yields to maturity on the Subordinate
                                 Certificates, and in particular on the classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the classes of Subordinate Certificates lower in priority, because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to the Subordinate Certificates, as described herein. The payment priority of the Subordinate Certificates from highest to lowest is as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

                                 Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions"; however, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods.

                                 See "CERTAIN YIELD AND PREPAYMENT
                                 CONSIDERATIONS," especially "-- Yield
                                 Considerations with Respect to the Interest
                                 Only and Principal Only Certificates," and
                                 "-- Yield Considerations Relating to the Class M, Class B-1 and Class B-2 Certificates" and "FEDERAL INCOME TAX CONSEQUENCES" herein, and "YIELD CONSIDERATIONS" in the Prospectus.

Federal Income Tax
Consequences..................   Two separate REMIC elections ("REMIC I" and
                                 "REMIC II") will be made with respect to the Trust Fund for federal income tax purposes.
                                 Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the
                                 Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, REMIC
                                 I and REMIC II will qualify as REMICs under Sections 860A through 860G of the Internal
                                 Revenue Code of 1986 (the "Code").

                                 For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (b) the Offered Certificates (other than the Residual Certificates) will represent "regular interests" in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II.

                                 For federal income tax reporting purposes, the Class A-5 Certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class M, Class B-1 and Class B-2 Certificates may, and the Class A-6, Class A-7, Class A-8 and Class PO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is 250% SPA.

                                 No representation is made that the Mortgage
                                 Loans will prepay at any given percentage of the SPA.

                                 If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

                                 For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

ERISA Considerations..........   Subject to the considerations described herein
                                 and in the Prospectus, the Senior Certificates may be acquired by or on behalf of Plans and Plan Investors (each, as defined herein). See
                                 "ERISA CONSIDERATIONS" herein and in the Prospectus.

Rating........................   It is a condition to the issuance of the
                                 Offered Certificates that the Senior
                                 Certificates each be rated "Aaa" by Moody's
                                 Investors Service ("Moody's") and "AAA" by Duff
                                 & Phelps Credit Rating Co. ("DCR") and that the
                                 Class M, Class B-1, Class B-2 Certificates be rated not less than "AA", "A" and "BBB", respectively, by DCR. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. The rating of the Notional
                                 Amount Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. See "CERTAIN YIELD AND
                                 PREPAYMENT CONSIDERATIONS" and "RATING" herein and "YIELD CONSIDERATIONS" in the Prospectus.

Legal Investment..............   The Offered Certificates, other than the Class
                                 B-1 and Class B-2 Certificates, will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by a Rating Agency. The Class B-1 and Class B-2
                                 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.
                                 Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered
                                 Certificates and should consult with their legal advisors. See "LEGAL INVESTMENT" herein and "LEGAL INVESTMENT MATTERS" in the Prospectus.

                                  RISK FACTORS

UNCERTAIN TIMING OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS

     The rate of principal payments, the amount of each interest payment and the yield to maturity on each Class of the Certificates are directly related to the rate of payments of principal on the Mortgage Loans, which may be in the form of scheduled amortization, Principal Prepayments, defaults or liquidations. In general, when the level of prevailing mortgage interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of Principal Prepayments is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of payment of principal will also be affected by any repurchase by a Seller or Master Servicer of the Mortgage Loans. See "POOLING AGREEMENT -- Termination; Retirement of Certificates" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" and "POOLING AGREEMENT -- Termination" herein. In such event, the repurchase price paid by a Seller or Master Servicer would be passed through to Certificateholders on the Distribution Date following the month of repurchase. All of the Mortgage Loans contained "due-on-sale" clauses. Consequently, acceleration of maturity as a result of transfers of Mortgaged Properties will affect the level of prepayments on the Mortgage Loans.

     If any Certificate is purchased at a discount from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments, defaults and liquidations) faster than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. If any Certificate is purchased at a premium from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments, defaults and liquidations) slower than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

SENSITIVITY OF CLASS A-7, CLASS A-8 AND CLASS PO CERTIFICATE YIELDS TO
PREPAYMENTS

     The yields to maturity on the Class A-7, Class A-8 and Class PO Certificates will be extremely sensitive to the level of principal prepayments (including Principal Prepayments, defaults and liquidations). The interest payable on the Class A-7 and Class A-8 Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans and therefore the yield to maturity on such Certificates will decrease as a result of faster than expected Principal Prepayments on the Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-7 or Class A-8 Certificates, including the possibility that if the rate of Principal Prepayments on the Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments. Because the principal payable with respect to the Class PO Certificates (which are entitled to receive distributions of principal only) is derived from Mortgage Loans with Net Mortgage Rates that are lower than 7.250% per annum, the yield to maturity on the Class PO Certificates will be adversely affected by slower than expected Principal Prepayments on such Mortgage Loans. Because the interest payable on the Class A-7 and Class A-8 Certificates and the principal distributable to the Class PO Certificates are derived from different groups of Mortgage Loans, it is possible that faster than expected prepayments with respect to the Class A-7 and Class A-8 Certificates may occur at the same time as slower than expected prepayments with respect to the Class PO Certificates. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

LIBOR CERTIFICATE YIELD CONSIDERATIONS

     The yield to maturity on the LIBOR Certificates will be sensitive to the fluctuations in the level of LIBOR (as defined herein), and the yield to maturity on the Interest Only Certificates will be extremely sensitive to fluctuations in the level of LIBOR and to the rate of principal prepayments on the Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Inverse Floater Certificates, including the possibility that if the rate of principal prepayment (including principal prepayments, defaults and liquidations) on the Mortgage Loans is rapid or if the level of LIBOR is high, investors in the Inverse Floater Certificates may not fully recoup their initial investment. Likewise, prospective investors should fully consider the risks associated with an investment in the Class A7 Certificates, including the possibility that if the rate of principal prepayment (including principal prepayments, defaults and liquidations) on the Mortgage Loans is rapid or if the level of LIBOR is low, investors in the Class A-7 Certificates may not fully recoup their initial investment. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

PRINCIPAL PAYMENT AND PRINCIPAL PREPAYMENT LIMITATIONS ON THE LOCKOUT
CERTIFICATES

     The Lockout Certificates will generally not be entitled to receive any distributions in respect of principal payments until January 2003. Thereafter, the Lockout Certificates will not be entitled to receive the disproportionate allocation of principal prepayments that the other Senior Certificates are entitled to receive. See "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

SUBORDINATION; ALLOCATION OF REALIZED LOSSES

     The yield to maturity on each Class of Senior Subordinate Certificates will be extremely sensitive to Realized Losses on the Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, each as defined herein) because a disproportionately large amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes of Certificates following the reduction of the aggregate of the Certificate Principal Balances of the Junior Subordinate Certificates to zero, as described under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" herein.

     The yield to maturity on each Class of Senior Certificates will be sensitive to Realized Losses on the Mortgage Loans because all such losses will be allocable to such Classes of Certificates following the reduction of the aggregate of the Certificate Principal Balances of the Senior Subordinate Certificates to zero, as described under "DESCRIPTION OF THE
CERTIFICATES -- Allocation of Losses; Subordination" herein.

BOOK-ENTRY SYSTEM

     Since transactions in the Book-Entry Certificates generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates. In addition, the Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "DESCRIPTION OF THE
CERTIFICATES -- Book-Entry Registration of Certain Certificates" herein.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $400,805,100. The Mortgage Pool will consist of conventional, fully-amortizing, level monthly payment, one- to four-family first

Mortgage Loans with fixed interest rates which have terms to maturity of not more than 30 years from the date of origination.

     All of the Mortgage Loans were originated or acquired by the Sellers, as more fully described herein and in the Prospectus.

     Pursuant to the terms of the Pooling Agreement, the Depositor shall assign the representations and warranties relating to the Mortgage Loans made by the Sellers to the Trustee for the benefit of the Certificateholders as of the Closing Date. To the extent that the applicable Seller is not able to repurchase a Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan, none of the Depositor, the Master Servicers nor any of their affiliates will be required to repurchase such Mortgage Loan. If there was fraud in the origination of such Mortgage Loans, a limited amount of losses on such Mortgage Loans will be covered by the Subordination (as defined herein) provided by the Class M Certificates and Class B Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination."

     The description herein of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Loans expected to be included in the Mortgage Pool at the time the Offered Certificates are issued, using the principal balances of such Mortgage Loans at the close of business on the Cut-off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to "principal balance" refer to the principal balance as of the Cut-off Date, unless otherwise specially stated or required by the context. References herein to percentages of Mortgage Loans or percentages of the Mortgage Pool refer in each case to the approximate percentage of the aggregate principal balance of all Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled principal payments due on or prior to the Cut-off Date, whether or not received. Unless otherwise stated, references to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-off Date of the related Mortgage Loans (determined as described in the preceding sentence). In the following tables, individual balances and percentages may not sum to the total due to rounding. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of Principal Prepayments in full, delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The actual Mortgage Pool at the time the Offered Certificates are issued will not vary by more than 5%, based on the principal balances of the Mortgage Loans constituting the Mortgage Pool at such time, from the Mortgage Pool described herein. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "-- Additional Information" herein.

                                 MORTGAGE RATES

                                                                    SCHEDULED UNPAID
                                                   NUMBER OF           PRINCIPAL         PERCENTAGE OF
                MORTGAGE RATES                   MORTGAGE LOANS         BALANCE          MORTGAGE POOL
-----------------------------------------------  --------------     ----------------     -------------
6.501 to 7.000%................................           3           $    888,207             0.22%
7.001 to 7.500.................................         285             94,493,536            23.58
7.501 to 8.000.................................         817            265,418,002            66.22
8.001 to 8.500.................................         133             39,537,378             9.86
8.501 to 9.000.................................           2                467,977             0.12
                                                      -----           ------------           ------
          Total................................       1,240           $400,805,100           100.00%
                                                      =====           ============           ======

     As of Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans will be approximately 7.754% per annum.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

               ORIGINAL MORTGAGE                   NUMBER OF        SCHEDULED UNPAID      PERCENTAGE OF
            LOAN PRINCIPAL BALANCE               MORTGAGE LOANS     PRINCIPAL BALANCE     MORTGAGE POOL
-----------------------------------------------  --------------     -----------------     -------------
$100,000.01 to 200,000.00......................           1           $     108,393             0.03%
 200,000.01 to 300,000.00......................         699             182,218,452            45.46
 300,000.01 to 400,000.00......................         326             111,787,684            27.89
 400,000.01 to 500,000.00......................         136              60,878,679            15.19
 500,000.01 to 600,000.00......................          52              28,898,674             7.21
 600,000.01 to 700,000.00......................          24              15,307,073             3.82
 700,000.01 to 800,000.00......................           1                 791,361             0.20
 800,000.01 to 900,000.00......................           1                 814,785             0.20
                                                      -----            ------------           ------
          Total................................       1,240           $ 400,805,100           100.00%
                                                      =====            ============           ======

     As of the Cut-off Date, the average scheduled unpaid principal balance of the Mortgage Loans will be approximately $323,230.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                   NUMBER OF        SCHEDULED UNPAID      PERCENTAGE OF
            LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS     PRINCIPAL BALANCE     MORTGAGE POOL
-----------------------------------------------  --------------     -----------------     -------------
0.001 to 60.000%...............................         131           $  42,431,524           10.59%
60.001 to 65.000...............................          69              23,981,017             5.98
65.001 to 70.000...............................         105              35,039,634             8.74
70.001 to 75.000...............................         233              76,978,492            19.21
75.001 to 80.000...............................         502             166,591,540            41.56
80.001 to 85.000...............................          26               7,355,174             1.84
85.001 to 90.000...............................         132              37,660,969             9.40
90.001 to 95.000...............................          42              10,766,750             2.69
                                                     ------         -----------------     -------------
          Total................................       1,240           $ 400,805,100          100.00%
                                                 ============         =============       ===========

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will have been approximately 74.29%

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                                    SCHEDULED UNPAID
                                                   NUMBER OF           PRINCIPAL         PERCENTAGE OF
                     STATE                       MORTGAGE LOANS         BALANCE          MORTGAGE POOL
-----------------------------------------------  --------------     ----------------     -------------
Arizona........................................          24           $  7,856,218             1.96%
California.....................................         852            276,949,109            69.10
Connecticut....................................          20              6,610,997             1.65
Massachusetts..................................          53             16,337,513             4.08
New Jersey.....................................          27              8,021,625             2.00
Oregon.........................................          30              9,752,562             2.43
Texas..........................................          20              7,228,141             1.80
Washington.....................................          38             12,235,926             3.05
Other (1)......................................         176             55,813,009            13.93
                                                      -----           ------------           ------
          Total................................       1,240           $400,805,100           100.00%
                                                      =====           ============           ======

---------------

(1) Other includes states and the District of Columbia with less than 1.50% concentrations individually.

     No more than 1.27% of the Mortgage Loans will be secured by Mortgaged Properties located in any one California zip code area, and no more than 0.51% of the Mortgage Loans will be secured by Mortgaged Properties located in any other single zip code area.

                            MORTGAGED PROPERTY TYPES

                                                                      SCHEDULED UNPAID
                                                       NUMBER OF         PRINCIPAL       PERCENTAGE OF
                   PROPERTY TYPE                     MORTGAGE LOANS       BALANCE        MORTGAGE POOL
---------------------------------------------------  --------------   ----------------   -------------
Single-family......................................         919         $297,232,208          74.16%
Planned Unit Developments..........................         264           86,077,775          21.48
Two- to four-family units..........................          12            4,151,448           1.04
Condominium........................................          44           13,114,131           3.27
Townhouse..........................................           1              229,538           0.06
                                                          -----         ------------         ------
          Total....................................       1,240         $400,805,100         100.00%
                                                          =====         ============         ======

     None of the Mortgage Loans in the Mortgage Pool will have been originated prior to July 21, 1992 or will have a scheduled maturity later than December 1, 2027. No Mortgage Loan will have an unexpired term to stated maturity as of the Cut-off Date of less than 239 months. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date will be approximately 357 months.

     As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

     Two Mortgage Loans, constituting approximately 0.14% of the Mortgage Pool, will be Buydown Mortgage Loans.

     Approximately 11.00% of the Mortgage Loans were equity refinance mortgage loans made to Mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately 69.20%. Approximately 38.20% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately 70.64%.

     Approximately 42.19% of the Mortgage Loans will have been underwritten under the Rapid Processing Program described in the Prospectus under "MORTGAGE LOAN PROGRAM -- Underwriting Standards." The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans Mortgage Pool which were underwritten under the Rapid Processing Program loan documentation program will be approximately 74.14%. Approximately 69.77% of the Mortgage Loans underwritten under the Rapid Processing Program will be secured by Mortgaged Properties located in California. See "POOLING AGREEMENT -- The Master Servicers" herein.

     Approximately 3.12% of the Mortgage Loans are Convertible Mortgage Loans for which the related Mortgagors have previously elected to convert the adjustable rates thereon to fixed rates. See "THE MORTGAGE POOLS -- The Mortgage Loans" in the Prospectus.

     Approximately 1.02% of the Mortgage Loans will be secured by vacation or second homes. Approximately 0.19% of the Mortgage Loans will be secured by investment properties.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy (a "Primary Hazard Insurance Policy"). In addition, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is required to be covered by a primary mortgage insurance policy covering the amount of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (a "Primary Insurance Policy"), except as set forth in the following sentences. As of the Cut-off Date, approximately 13.92% of the Mortgage Loans, by aggregate principal balance, were required to be covered by

Primary Insurance Policies. To the best of the Depositor's knowledge, as of the Cut-off Date, all such Mortgage Loans were so covered. Substantially all of such Primary Insurance Policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company, United Guaranty Insurance Company, Amerin Guaranty Corporation, Republic Mortgage Insurance Company and Commonwealth Mortgage Assurance Company (together with the other primary mortgage guaranty insurers for the Mortgage Loans, the "Primary Insurers"). The related Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the appraised value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Depositor had knowledge of such Primary Insurance Policy. In the event that the Depositor gains knowledge subsequent to the Closing Date that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the related Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. Each Primary Insurer has a claims-paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER" in the Prospectus.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the last paragraph under "DESCRIPTION OF THE MORTGAGE POOL -- General" herein, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1997-3 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following seventeen Classes: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates (the "Class A Certificates"), (ii) the Class PO Certificates (the "Principal Only Certificates"), (iii) the Class R-I and Class R-II Certificates (the "Residual Certificates" and, together with the Class A and Class PO Certificates, the "Senior Certificates"), (iv) the Class M Certificates, (v) the Class B-1 and Class B-2 Certificates (together with the Class M Certificates, the "Senior Subordinate Certificates") and (vi) the Class B-3, Class B-4 and Class B-5 Certificates (the "Junior Subordinate Certificates" and, together with the Senior Subordinate Certificates, the "Subordinate Certificates"). The Class A-4 Certificates are sometimes referred to as the "Lockout Certificates." The Class A-5, Class A-6, Class A-7 and Class A-8 Certificates are sometimes referred to as the "LIBOR Certificates." The Class A-6 and Class A-8 Certificates are sometimes referred to as the "Inverse Floater Certificates." The Class A-6, Class A-7 and Class A-8 Certificates are sometimes referred to as the "Interest Only Certificates" or "Notional Amount Certificates." Only the Senior Certificates and the Senior Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Certificates will evidence in the aggregate the entire beneficial ownership in the Trust Fund which will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; and (iv) any applicable Primary Insurance Policies and Primary Hazard Insurance Policies and all proceeds thereof.

     The Class A, Class PO, Class M, Class B-1 and Class B-2 Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The Book-Entry Certificates, other than the Class A-2 and Class A-3 Certificates, are offered in minimum denominations equivalent to not less than $100,000 initial Certificate Principal Balance (or initial Notional Amount in the case of the Notional Amount Certificates) each and multiples of $1 in excess thereof. The Class A-2 and Class A-3 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance and multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates are "Physical Certificates" and will each be offered in registered, certificated form in a single denomination of 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of each of the Class R-I and Class R-II Certificates will be retained by Bank of America, FSB, as set forth herein under "FEDERAL INCOME TAX CONSEQUENCES."

     The Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No Beneficial Owner will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN CERTIFICATES

     General. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related Book-Entry Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Certificates, it is anticipated that the only registered Certificateholder of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicers as Certificateholders, as such term is used in the Pooling Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Book-Entry Certificates.

     None of the Depositor, the Master Servicers, the Trustee or the Paying Agent will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates."

     Upon the occurrence of an event described in the Prospectus in the eleventh paragraph under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates," the Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicers will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates" in the Prospectus.

AVAILABLE DISTRIBUTION AMOUNT

     The "Available Distribution Amount" for any Distribution Date is equal to
(i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any subservicing fees (collectively, the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month, (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the related Master Servicer and any Subservicer and (iv) any amounts payable as Compensating Interest on such Distribution Date. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 15th day of the month in which such Distribution Date occurs or, if such day is not a day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of California or State of New York (and such other state or states in which either Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed (a "Business Day"), the immediately preceding Business Day.

PRIORITY OF DISTRIBUTIONS

     Commencing in January 1998, on the 25th day of each month, or if such 25th day is not a Business Day, on the immediately succeeding Business Day (each, a "Distribution Date"), prior to the Credit Support Depletion Date (as defined herein), distributions will be made in the order and priority as follows, subject, in each case, to the extent of the Available Distribution Amount remaining following prior distributions, if any, on such Distribution Date:

          (i) first, to the Class PO Certificates, the Class PO Fraction (as defined herein) of all principal received on or in respect of each Class PO Mortgage Loan (as defined herein);

          (ii) second, to the Senior Certificates entitled to interest, Accrued Certificate Interest (as defined below) and any portion of the Accrued Certificate Interest remaining unpaid from prior Distribution Dates ("Unpaid Accrued Certificate Interest");

          (iii) third, to the Senior Certificates entitled to principal, other than the Class PO Certificates, the Senior Principal Distribution Amount in the order described in "-- Principal Distributions -- Senior Principal Distribution Amount" herein;

          (iv) fourth, to the Class PO Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (as defined herein) on such Distribution Date, the sum of (a) principal in an amount equal to the Class PO Fraction of certain principal losses on the Class PO Mortgage Loans, as described in "-- Principal
     Distributions -- Class PO Principal Distribution Amount" herein and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; provided that (i) any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the Certificate Principal Balance of the Class PO Certificates and (ii) distributions pursuant to this clause shall result in a reduction of the amount of principal distributions on such Distribution Date to the Subordinate Certificates in reverse order of their payment priority;

          (v) fifth, to the Class M Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (vi) sixth, to the Class M Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

          (vii) seventh, to the Class B-1 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (viii) eighth, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

          (ix) ninth, to the Class B-2 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (x) tenth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

          (xi) eleventh, to the Class B-3 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (xii) twelfth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

          (xiii) thirteenth, to the Class B-4 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (xiv) fourteenth, to the Class B-4 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

          (xv) fifteenth, to the Class B-5 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (xvi) sixteenth, to the Class B-5 Certificates, their pro rata share of the Subordinate Principal Distribution Amount; and

          (xvii) seventeenth, to the Class R-I Certificates, the remaining portion, if any, of the Available Distribution Amount for such Distribution Date.

     With respect to the Subordinate Certificates, notwithstanding the foregoing, on any Distribution Date on which the Subordination Level (as defined below) for any Class of Subordinate Certificates is less than such percentage as of the Cut-off Date, the portion of the Subordinate Principal Distribution Amount otherwise allocable to the Class or Classes junior to such Class will be allocated to the most senior Class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Cut-off Date and to the Class or Classes of Subordinate Certificates senior thereto, pro rata according to the Certificate Principal Balances of such Classes. The "Subordination Level" on any specified date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the aggregate Certificate Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the aggregate Certificate Principal Balances of all of the Certificates as of such date prior to giving effect to distributions or allocations of Realized Losses on the Mortgage Loans on such date.

     On each Distribution Date on or after the Credit Support Depletion Date, distributions will be made in the order and priority as follows, subject, in each case, to the extent of the Available Distribution Amount remaining following prior distributions, if any, on such Distribution Date:

          (i) first, to the Class PO Certificates, the Class PO Fraction of all principal received on or in respect of each Class PO Mortgage Loan;

          (ii) second, to the Senior Certificates entitled to interest, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

          (iii) third, to the Senior Certificates entitled to principal (other than the Class PO Certificates), the Senior Principal Distribution Amount, pro rata, according to their respective Certificate Principal Balances; and

          (iv) fourth, to the Class R-I Certificates, the remaining portion, if any, of the Available Distribution Amount for such Distribution Date.

     The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate of the Certificate Principal Balances of the Subordinate Certificates has been or will be reduced to zero.

INTEREST DISTRIBUTIONS

     The Pass-Through Rate for each Class of Offered Certificate for each Distribution Date (the "Pass-Through Rate") is as set forth or described on the cover hereof. Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month, except for the Class A-5, Class A-6, Class A-7 and Class A-8 Certificates which will accrue interest during the period from the 25th of the month prior to each Distribution Date to the 24th of the month of such Distribution Date.

     Holders of each Class of Certificates (except the Class PO Certificates which receive no distributions of interest) will be entitled to receive distributions in an amount equal to the Accrued Certificate Interest on such Class for such Distribution Date. With respect to any Distribution Date, Accrued Certificate Interest will be equal to one month's interest accrued on the Certificate Principal Balance (or Notional Amount (as described below) in the case of the Notional Amount Certificates) of the Certificates of such Class at the Pass-Through Rate on such Class; in each case less interest shortfalls, if any, for such Distribution Date not covered by the Subordination provided by the Subordinate Certificates, including in each case (i) any Net Prepayment Interest Shortfall (as defined below); (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Amount ("Excess Bankruptcy Losses"), losses not covered by the errors and omissions and fidelity policy required to be maintained by each Master Servicer, and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not covered by the Subordination; (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Certificate Principal Balance of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined herein) in the manner described herein.

     The Class A-6 Notional Amount will equal the Certificate Principal Balance of the Class A-5 Certificates as of any date of determination.

     The Class A-7 Notional Amount and the Class A-8 Notional Amount with respect to any Distribution Date will each equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Mortgage Loans having Net Mortgage Rates equal to or greater than 7.250% per annum (the "Premium Rate Mortgage Loans") and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined herein) for the Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 8.000% per annum. The "Stripped Interest Rate" for each Mortgage Loan is the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over 7.250% per annum. The "Net Mortgage Rate" for any Mortgage Loan is the mortgage rate thereof less the Servicing Fee and the Trustee Fee for such Mortgage Loan. The Class A-7 Notional Amount and the Class A-8 Notional Amount as of the Cut-off Date will each be approximately $13,777,810.

     If the amount available for distributions of interest on any Class of Certificates in the priority described herein is less than the related Accrued Certificate Interest, the shortfall will be allocated among all Classes of equal priority pro rata on the basis of the respective amounts of Accrued Certificate Interest. Any such shortfall ("Unpaid Accrued Certificate Interest") will be distributable to holders of the Certificates of such Classes, on subsequent Distribution Dates, to the extent of available funds. Shortfalls could occur, for example, if losses realized on the Mortgage Loans in the Trust Fund were exceptionally high and were concentrated in a particular month and if Advances by the Master Servicers did not cover the shortfall. Any such amount so carried forward will not bear interest.

     The "Net Prepayment Interest Shortfall" for any Distribution Date is the Prepayment Interest Shortfall for such Distribution Date not funded by the applicable Master Servicer as Compensating Interest. The Net Prepayment Interest Shortfall, the interest portions of Realized Losses not covered by the Subordination, interest shortfalls relating to the Relief Act (as defined herein) or similar legislation and other interest shortfalls not covered by the Subordination of any Distribution Date will be allocated among the holders of all Classes of Certificates (including the Subordinate and Residual Certificates), in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class, before taking into account any such reduction.

LIBOR

     The Pass-Through Rates on the LIBOR Certificates for any Distribution Date after the initial Distribution Date will be determined on the LIBOR Business Day (as defined below) immediately prior to the 25th day of the month preceding such Distribution Date (a "LIBOR Rate Adjustment Date").

     On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Distribution Date, will equal the rate for one month U.S. dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicers), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicers) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicers, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the LIBOR Certificates for the relevant Distribution Date, in the absence of manifest error, will be final and binding.

     Listed below are some historical values of LIBOR since January 1992. Such values were not determined in accordance with the provisions set forth above and are intended only to provide a historical summary of the movement in yields on LIBOR; the monthly figures set forth below are the value of LIBOR as derived from various sources.

                                                                 YEAR
                                           -------------------------------------------------
                      MONTH                1997     1996     1995     1994     1993     1992
        ---------------------------------  ----     ----     ----     ----     ----     ----
        January..........................  5.44%    5.56%    5.93%    3.15%    3.19%    4.21%
        February.........................  5.40     5.31     6.09     3.38     3.15     4.18
        March............................  5.52     5.37     6.11     3.63     3.20     4.36
        April............................  5.67     5.43     6.10     3.83     3.17     4.12
        May..............................  5.68     5.38     6.07     4.31     3.12     3.94
        June.............................  5.66     5.44     6.06     4.38     3.18     3.97
        July.............................  5.64     5.46     5.91     4.54     3.18     3.48
        August...........................  5.62     5.38     5.91     4.71     3.18     3.40
        September........................  5.62     5.47     5.86     4.92     3.15     3.25
        October..........................  5.60     5.37     5.85     5.07     3.17     3.21
        November.........................  5.65     5.39     5.81     5.48     3.18     3.31
        December.........................    --     5.63     5.85     6.08     3.35     3.68

PRINCIPAL DISTRIBUTIONS

     General. On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the Available Distribution Amount to the extent described herein. See "-- Priority of Distributions" herein. All distributions of principal will be made only to the extent of the Available Distribution Amount.

     The Class A-6, Class A-7 and Class A-8 Certificates will not receive any distributions of principal.

     Senior Principal Distribution Amount. On each Distribution Date prior to the Credit Support Depletion Date, an amount, up to the amount of the Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the following Classes of Senior Certificates in the following order of priority:

          (i) first, to each Class of the Residual Certificates, pro rata, according to their respective Certificate Principal Balances, until the Certificate Principal Balances of the Residual Certificates have been reduced to zero; and

          (ii) second, concurrently:

             (A) 12.5% to the Class A-5 Certificates until the Class A-5
                 Certificate Principal Balance has been reduced to zero; and

             (B) 87.5% sequentially as follows:

                  (I) first, to the Class A-4 Certificates, an amount, up to the amount of the Class A-4 Priority Amount (as defined below), until the Class A-4 Certificate Principal Balance has been reduced to zero;

               (II) second, to the Class A-1 Certificates until the Class A-1 Certificate Principal Balance has been reduced to zero;

               (III) third, to the Class A-2 Certificates until the Class A-2 Certificate Principal Balance has been reduced to zero;

               (IV) fourth, to the Class A-3 Certificates until the Class A-3 Certificate Principal Balance has been reduced to zero; and

               (V) fifth, to the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance has been reduced to zero.

     On each Distribution Date on and after the Credit Support Depletion Date, an amount up to the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the Senior Certificates (other than the Class PO Certificates and Interest Only Certificates), pro rata according to their respective Certificate Principal Balances.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Senior Percentage (as defined herein) of the Principal Payment Amount (as defined below) (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount (as defined below)), (ii) the Senior Prepayment Percentage (as defined below) of the Principal Prepayment Amount (as defined below) (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount) and (iii) the Senior Liquidation Amount (as defined below).

     The "Principal Payment Amount" with respect to each Distribution Date is the sum of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received during the preceding calendar month, other than full and partial Principal Prepayments or Liquidation Principal. For any Distribution Date, the "Principal Prepayment Amount" is the sum of all full and partial Principal Prepayments which were received during the preceding calendar month.

     The "Senior Liquidation Amount" is the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan (as defined herein) during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Class PO Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount. A "Liquidated Mortgage Loan" is a Mortgage Loan as to which the Master Servicer or a servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

     The "Senior Percentage" for any Distribution Date will equal the sum of the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificate Principal Balance) divided by the aggregate Certificate Principal Balance of the Certificates (other than the Class PO Certificate Principal Balance), in each case immediately prior to the Distribution Date. The "Subordinate Percentage" for any Distribution Date will equal the excess of 100% over the Senior Percentage for such date. The Senior Percentage and the Subordinate Percentage as of the Cut-off Date will be approximately 95.74% and 4.26%, respectively.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.

     The Senior Prepayment Percentage for any Distribution Date occurring in or after the month of the fifth anniversary of the month of the first Distribution Date will be as follows: for any Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the ninth anniversary of the month of the first Distribution Date, the Senior Prepayment Percentage will be the Senior Percentage for such Distribution Date.

     Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage as of the Cut-off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. The scheduled reductions in the Senior Prepayment Percentage for Distribution Dates occurring in or after the month of the fifth anniversary of the month of the first Distribution Date will be subject to the conditions set forth in the immediately following paragraph. On any Distribution Date, if the Step Down Conditions (as defined below) are not satisfied, the Senior Prepayment Percentage for such Distribution Date will equal 100% for such Distribution Date. If on any Distribution Date the allocation to the Senior Certificates (other than the Class PO Certificates) in the percentage required would reduce the sum of the Certificate Principal Balances of such Senior Certificates below zero, the Senior Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce such sum to zero.

     No decrease in the Senior Prepayment Percentage will occur unless both of the following conditions (the "Step Down Conditions") are satisfied with respect to the Mortgage Pool as a whole: (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date occurring in the month of the fifth anniversary of the first Distribution Date, 30% of the aggregate of the principal balances of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date occurring in the month of the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date occurring in the month of the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date occurring in the month of the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date occurring in the month of the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

     The "Class A-4 Priority Amount" for any Distribution Date will equal the sum of (i) the Class A-4 Percentage (as defined below) of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount), (ii) the Class A-4 Prepayment Percentage (as defined herein) of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount) and (iii) the Class A-4 Liquidation Amount (as defined below).

     The "Class A-4 Percentage" for any Distribution Date occurring prior to the month of the fifth anniversary of the first Distribution Date will equal 0%, and on any Distribution Date thereafter will equal the Class A-4 Certificate Principal Balance divided by the aggregate Certificate Principal Balance of the Certificates (other than the Class PO Certificates), in each case immediately prior to the Distribution Date.

     The "Class A-4 Liquidation Amount" is the aggregate of, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (i) the Class A-4 Percentage of the principal balance of such Mortgage Loan (exclusive of the Class PO Fraction thereof, if applicable) and (ii) the Class A-4 Percentage on any Distribution Date occurring prior to the month of the fifth anniversary of the first Distribution Date, and the Class A-4 Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

     The "Class A-4 Prepayment Percentage" for any Distribution Date will equal the product of (a) the Class A-4 Percentage for such Distribution Date and (b) the applicable Step Down Percentage.

     The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:

                                                                            STEP DOWN
                         DISTRIBUTION DATE OCCURRING IN                    PERCENTAGE
        -----------------------------------------------------------------  -----------
        January 1998 through December 2002...............................         0%
        January 2003 through December 2003...............................        30
        January 2004 through December 2004...............................        40
        January 2005 through December 2005...............................        60
        January 2006 through December 2006...............................        80
        January 2007 and thereafter......................................       100

     Class PO Principal Distribution Amount. The Class PO Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or in respect of any Mortgage Loan with a Net Mortgage Rate of less than 7.250% (a "Class PO Mortgage Loan"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.250% minus the Net Mortgage Rate on such Class PO Mortgage Loan and the denominator of which is 7.250% (the "Class PO Fraction"). In addition, on each Distribution Date for so long as any Class of Subordinate Certificates remains outstanding, the Class PO Certificates will also be allocated principal, to the extent of amounts available to pay the Subordinate Principal Distribution Amount on such Distribution Date, in an amount generally equal to the Class PO Fraction of any loss on a Class PO Mortgage Loan other than an Excess Special Hazard Loss, an Excess Fraud Loss or an Excess Bankruptcy Loss (each, as defined herein); provided, that such payments in respect of losses shall not cause a further reduction of the outstanding Certificate Principal Balance of the Class PO Certificates. The aggregate of the amounts payable to the Class PO Certificates described in this paragraph are referred to herein as the "Class PO Principal Distribution Amount."

     Subordinate Principal Distribution Amount. On each Distribution Date, an amount, up to the Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Subordinate Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of Subordinate Certificates is less than such Subordination Level as of the Cut-off Date, each Class of Subordinate Certificates will be entitled to receive its pro rata (by Certificate Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount remaining after distributions of interest and principal to the Senior Certificates, distributions of interest and principal to all Classes of Subordinate Certificates senior to such Class and distributions of interest to such Class. See "-- Priority of Distributions" herein. The relative seniority, from highest to lowest, of the Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     The "Subordinate Principal Distribution Amount" for any Distribution Date will be equal to the sum of (i) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount), (ii) the Subordinate Prepayment Percentage (as defined herein) of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class PO Principal Distribution Amount) and (iii) the Subordinate Liquidation Amount.

     The "Subordinate Prepayment Percentage" for any Distribution Date will equal the excess of 100% over the Senior Prepayment Percentage; provided, however, that if the Certificate Principal Balance of the Senior

Certificates (other than the Class PO Certificates) has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

     The "Subordinate Liquidation Amount" will equal the excess, if any, of the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the Senior Liquidation Amount for such Distribution Date.

     The rights of the holders of Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive distributions of interest and principal. The rights of the holders of any Class of Subordinate Certificates to receive distributions of interest and principal are also subordinated to the rights of the holders of all Classes of Subordinate Certificates with a higher priority to receive distributions of interest and principal. The priority of the Subordinate Certificates from highest to lowest is as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5. See "-- Allocation of Losses; Subordination" herein.

ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Class B-5 Certificates; second, to the Class B-4 Certificates; third, to the Class B-3 Certificates; fourth, to the Class B-2 Certificates; fifth, to the Class B-1 Certificates; sixth to the Class M Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, if any such Realized Losses is on a Class PO Mortgage Loan, to the Class PO Certificates in an amount equal to the related Class PO Fraction of the principal portion of such Realized Losses, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Mortgages Loans that are not Class PO Mortgage Loans among all the remaining classes of Senior Certificates on a pro rata basis. Any allocation of a Realized Loss (other than a Debt Service Reduction (as defined below)) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. Allocations of Debt Service Reductions to the Subordinate Certificates will result from the priority of distributions to the Senior Certificateholders of the Available Distribution Amount as described under the captions "-- Interest Distributions" and "-- Principal Distributions" herein. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not be treated as Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Senior Subordinate Certificateholders, as applicable. Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination will be allocated on a pro rata basis among the Senior Certificates (other than the Class PO Certificates) and the Subordinate Certificates (any such Realized Losses so allocated to the Senior Certificates and the Subordinate Certificates will be allocated without priority among the various Classes of Certificates (other than the Class PO Certificates)). The principal portion of such losses on Class PO Mortgage Loans will be allocated to the Class PO Certificates in an amount equal to the related Class PO Fraction thereof, and the remainder of such losses on Class PO Mortgage Loans will be allocated among the remaining Certificates on a pro rata basis.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance (as defined below) remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Master Servicer or any Subservicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses."

As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any forgiveness of principal.

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     In order to maximize the likelihood of distribution in full of the Senior Principal Distribution Amount and Accrued Certificate Interest thereon, holders of Senior Certificates will have a prior right, on each Distribution Date, to the Available Distribution Amount, to the extent necessary to satisfy the Accrued Certificate Interest thereon and the Senior Principal Distribution Amount. The Senior Principal Distribution Amount is subject to adjustment on each Distribution Date to reflect the then applicable Senior Percentage and the Senior Prepayment Percentage, as described herein under "-- Principal Distributions," each of which may be increased (to not more than 100%) in the event of delinquencies or Realized Losses on the Mortgage Loans. The application of the Senior Prepayment Percentage when it exceeds the Senior Percentage to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates (except the Class PO Certificates and the Lockout Certificates) relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by such Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, as a relative matter, the Subordination afforded by the Subordinate Certificates.

     The total amount of Realized Losses which may be allocated solely to the Subordinate Certificates through the operation of the subordination provisions described above ("Subordination") in connection with Special Hazard Losses (the "Special Hazard Amount") will equal $4,008,051 less the sum of (A) any amounts allocated solely to the Subordinate Certificates through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount on each anniversary of the Cut-off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans, by principal balance, in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool on such anniversary and (ii) twice the principal balance of the single Mortgage Loan in the Mortgage Pool having the largest principal balance. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The total amount of Realized Losses which may be allocated solely to the Subordinate Certificates in connection with Fraud Losses (the "Fraud Loss Amount") from Subordination will initially be equal to $8,016,102. As of any date of determination after the Cut-off Date the Fraud Loss Amount will equal
(X) prior to the first anniversary of the Cut-off Date an amount equal to 2% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses up to such date of determination, and (Y) from the first through fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount will be zero and no allocation solely to the Subordinate Certificates through Subordination will be made with respect to Fraud Losses.

     The total amount of Realized Losses which may be allocated solely to the Subordinate Certificates in connection with Bankruptcy Losses (the "Bankruptcy Amount") from Subordination will equal $100,000 less the sum of any amounts allocated solely to the Subordinate Certificates through Subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Master Servicer has notified the Trustee in writing that such Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the applicable Master Servicer or a Subservicer.

ADVANCES

     Prior to each Distribution Date, each Master Servicer is required to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the applicable Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans serviced by such Master Servicer on the immediately preceding Due Date and delinquent on the Business Day next preceding the related Determination Date, but only if such Master Servicer believes that the amount advanced will be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds.

     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Master Servicer will be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation. Any failure by a Master Servicer to make an Advance as required under the Pooling Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor to such Master Servicer, will be obligated to make any such advance, in accordance with the terms of the Pooling Agreement.

     All Advances will be reimbursable to the applicable Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed following the final liquidation of the related Mortgage Loan, from amounts otherwise distributable on the Subordinate Certificates; provided however that only the Subordinate Percentage of such Advances are reimbursable from amounts otherwise distributable on the Subordinate Certificates in the event that such Advances were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and the Senior Percentage of such Advances which may not be so reimbursed from amounts otherwise distributable on the Subordinate Certificates may be reimbursed to the applicable Master Servicer out of any funds in the related Custodial Account or Certificate Account prior to distributions on the Senior Certificates. In the latter event, the aggregate amount otherwise distributable on the Senior Certificates will be reduced by an amount equal to the Senior Percentage of such Advances. In addition, if the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any Advances previously made which are deemed by a Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the related Master Servicer out of any funds in the related Custodial Account or Certificate Account prior to distributions on the Senior Certificates.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The effective yield to the holders of Offered Certificates (except for the LIBOR Certificates, which will accrue interest during the period from the 25th of the month prior to each Distribution Date to the 24th of the month of such Distribution Date) will be lower than the yield otherwise produced by the applicable Pass-

Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "YIELD CONSIDERATIONS" in the Prospectus.

     The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be directly related to the rate of payment of principal on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of payment of principal on the Mortgage Loans in the Trust Fund. The rate of payment of principal on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations. The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. All of the Mortgage Loans contain due-on-sale clauses. In addition, the amortization schedule of a Mortgage Loan may be changed in connection with the receipt of a partial prepayment thereon, provided however that such changes will not include a change in the maturity date of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL -- General" herein. As described under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" herein, all Principal Prepayments on the Mortgage Loans will generally be distributed to the Senior Certificates entitled to principal (other than the Class PO and Lockout Certificates) during at least the first five years after the Closing Date.

     Factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, mortgage market interest rates, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties and servicing decisions. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates.

     The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR, and the yield to maturity on the Class A-6, Class A-7 and Class A-8 Certificates will be extremely sensitive to fluctuations in the level of LIBOR and to the rate of principal prepayments. Prospective investors should fully consider the risks associated with an investment in the Inverse Floater Certificates, including the possibility that if the rate of principal prepayments is rapid or if the level of LIBOR is high, investors in the Inverse Floater Certificates may not fully recoup their initial investments. Likewise, prospective investors in the Class A-7 Certificates should fully consider the risks associated with an investment in such Certificates, including the possibility that if the rate of principal prepayments is rapid or if the level of LIBOR is low, investors in the Class A-7 Certificates may not fully recoup their initial investments.

     Investors in the Lockout Certificates should be aware that because the Lockout Certificates generally do not receive any distributions of principal payments and principal prepayments prior to the Distribution Date occurring in January 2003, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other Classes of Senior Certificates entitled to such distributions.

     The yields to investors on all of the Offered Certificates will also be adversely affected by any interest shortfalls of a type not covered by Subordination, including Net Prepayment Interest Shortfalls. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the cash flows on the Certificates will conform to the cash flows described herein.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the LIBOR Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of such Offered Certificates may decline.

     The rate of defaults on the Mortgage Loans will also affect the rate of payment of principal on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are equity refinance mortgage loans may be higher than for other types of mortgage loans. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Furthermore, the rate of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS"), no assurance can be given as to such rate or the rate of principal prepayments on the Certificates.

     The periodic increase in the interest paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under the applicable lender's underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" in the Prospectus.

     The amount of interest otherwise payable to holders of the Certificates will be reduced by any interest shortfalls not covered by Subordination, including Net Prepayment Interest Shortfalls. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the applicable Master Servicer or otherwise. Net Prepayment Interest Shortfalls on any Distribution Date will be allocated among the holders of all Classes of Certificates (including the Subordinate and Residual Certificates), in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class. See "YIELD CONSIDERATIONS" in the Prospectus and "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Certificates and certain possible shortfalls in the collection of interest.

     The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because all or a disproportionate percentage of principal prepayments will be allocated to the Senior Certificates entitled to principal (other than the Class PO and Lockout Certificates) during at least the first five years after the Closing Date, the rate of principal prepayments on the Mortgage Loans during this period may significantly affect the yield to maturity of the Offered Certificates.

     In addition, the yield to maturity of the Certificates will depend on the price paid by the holders of the Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Certificate may vary from the anticipated yield thereon will depend upon the degree to which it is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments. Because principal distributions are paid to certain Classes of Offered Certificates before other Classes, holders of Classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of Classes of Offered Certificates having earlier priorities for distribution of principal. For additional considerations relating to the yield on the Certificates, see "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

     The assumed final Distribution Date with respect to each Class of Certificates is the Distribution Date occurring in January, 2028. The assumed final Distribution Date is the Distribution Date occurring in the month immediately following the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until a dollar amount in payment of principal equal to the original principal balance of such security (less losses) is distributed to the investor. The weighted average life of the Certificates will be influenced by among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "150% SPA" assumes prepayment rates equal to 150% of SPA. Correspondingly, "350% SPA" assumes prepayment rates equal to 350% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Loans have the following characteristics:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                                                                                   ORIGINAL        REMAINING
                              AGGREGATE                                              TERM           TERM TO
                              PRINCIPAL                         NET MORTGAGE      TO MATURITY       MATURITY
                               BALANCE        MORTGAGE RATE         RATE          (IN MONTHS)     (IN MONTHS)
                           ---------------   ---------------   ---------------   -------------   --------------
Class PO Mortgage Loan...  $ 43,074,918.79   7.305836559448%   7.055836559448%        360              359
Premium Rate Mortgage
  Loan...................  $357,730,181.64   7.808116244780%   7.558116244780%        358              356

(ii) the Mortgage Loans prepay at the specified level of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Cut-off Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Prepayment Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 1997, (vii) the initial Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof, (viii) interest accrues on each interest-bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof or described herein, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in January 1998,
(x) optional termination of the Trust Fund does not occur and (xii) the Offered Certificates are purchased for cash on December 30, 1997. SOME OF THE FOREGOING ASSUMPTIONS REGARDING THE CHARACTERISTICS OF THE MORTGAGE LOANS AND THE CERTIFICATES DIFFER FROM THE ACTUAL CHARACTERISTICS THEREOF.

     The discrepancies between the Structuring Assumptions and the actual characteristics of the Mortgage Loans and the Certificates underscore the hypothetical nature of the following tables, which are provided to give a general sense of principal cash flows under varying prepayment scenarios. Likewise, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Any difference between such assumptions and the actual characteristics of the Mortgage Loans or of the Certificates, or the actual prepayment experience of the Mortgage Loans may result in percentages of the initial Certificate Principal Balance outstanding and weighted average lives of the Offered Certificates different from those shown. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity and Mortgage Rates are as set forth above.

     Based upon the foregoing assumptions, the following table sets forth the percentages of the initial Certificate Principal Balance (or Notional Amount) of each such Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of SPA and the corresponding weighted average lives.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA

                                                                                                                              CLASS
                                                   CLASS A-1                                    CLASS A-2                     A-3
                                    ----------------------------------------     ----------------------------------------     ----
        DISTRIBUTION DATE           100%     150%     250%     350%     500%     100%     150%     250%     350%     500%     100%
----------------------------------  ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage................  100      100      100      100      100      100      100      100      100      100      100
December 25, 1998.................   96       95       93       90       86      100      100      100      100      100      100
December 25, 1999.................   89       85       77       69       58      100      100      100      100      100      100
December 25, 2000.................   80       72       58       45       27      100      100      100      100      100      100
December 25, 2001.................   71       60       41       25        4      100      100      100      100      100      100
December 25, 2002.................   63       50       27        9        0      100      100      100      100       20      100
December 25, 2003.................   55       41       17        0        0      100      100      100       90        0      100
December 25, 2004.................   49       33        8        0        0      100      100      100       36        0      100
December 25, 2005.................   42       26        1        0        0      100      100      100        1        0      100
December 25, 2006.................   37       20        0        0        0      100      100       76        0        0      100
December 25, 2007.................   32       15        0        0        0      100      100       50        0        0      100
December 25, 2008.................   27       11        0        0        0      100      100       28        0        0      100
December 25, 2009.................   23        7        0        0        0      100      100        9        0        0      100
December 25, 2010.................   19        3        0        0        0      100      100        0        0        0      100
December 25, 2011.................   15        0        0        0        0      100       96        0        0        0      100
December 25, 2012.................   11        0        0        0        0      100       75        0        0        0      100
December 25, 2013.................    8        0        0        0        0      100       38        0        0        0      100
December 25, 2014.................    4        0        0        0        0      100       22        0        0        0      100
December 25, 2015.................    1        0        0        0        0      100        8        0        0        0      100
December 25, 2016.................    0        0        0        0        0       87        0        0        0        0      100
December 25, 2017.................    0        0        0        0        0       67        0        0        0        0      100
December 25, 2018.................    0        0        0        0        0       48        0        0        0        0      100
December 25, 2019.................    0        0        0        0        0       30        0        0        0        0      100
December 25, 2020.................    0        0        0        0        0       13        0        0        0        0      100
December 25, 2021.................    0        0        0        0        0        0        0        0        0        0       97
December 25, 2022.................    0        0        0        0        0        0        0        0        0        0       78
December 25, 2023.................    0        0        0        0        0        0        0        0        0        0       60
December 25, 2024.................    0        0        0        0        0        0        0        0        0        0       42
December 25, 2025.................    0        0        0        0        0        0        0        0        0        0       26
December 25, 2026.................    0        0        0        0        0        0        0        0        0        0       10
December 25, 2027.................    0        0        0        0        0        0        0        0        0        0        0
Weighted Average Life
  (Years)(1)......................  7.7      5.7      3.7      2.9      2.3      21.0     16.5     10.2     6.8      4.7      26.6


        DISTRIBUTION DATE           150%     250%     350%     500%
----------------------------------  ----     ----     ----     ----
                                    <C
Initial Percentage................  100      100      100      100
December 25, 1998.................  100      100      100      100
December 25, 1999.................  100      100      100      100
December 25, 2000.................  100      100      100      100
December 25, 2001.................  100      100      100      100
December 25, 2002.................  100      100      100      100
December 25, 2003.................  100      100      100       51
December 25, 2004.................  100      100      100        9
December 25, 2005.................  100      100      100        0
December 25, 2006.................  100      100       74        0
December 25, 2007.................  100      100       57        0
December 25, 2008.................  100      100       44        0
December 25, 2009.................  100      100       34        0
December 25, 2010.................  100       92       26        0
December 25, 2011.................  100       76       20        0
December 25, 2012.................  100       62       15        0
December 25, 2013.................  100       51       12        0
December 25, 2014.................  100       41        9        0
December 25, 2015.................  100       34        7        0
December 25, 2016.................  100       27        5        0
December 25, 2017.................   94       21        4        0
December 25, 2018.................   79       17        3        0
December 25, 2019.................   66       13        2        0
December 25, 2020.................   54       10        1        0
December 25, 2021.................   43        8        1        0
December 25, 2022.................   34        5        1        0
December 25, 2023.................   25        4        *        0
December 25, 2024.................   17        2        *        0
December 25, 2025.................   10        1        *        0
December 25, 2026.................    4        *        *        0
December 25, 2027.................    0        0        0        0
Weighted Average Life
  (Years)(1)......................  23.8     17.2     11.7     6.1

---------------

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed reduction in Certificate Principal Balance or Notional Amount, as applicable, on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of such reductions on such Class of Certificates.

 * Indicates an amount above zero and less than 0.5% of the initial Certificate Principal Balance outstanding.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA

                                                                            CLASS A-4                 CLASS A-5 AND CLASS A-6(1)
                                                                ---------------------------------  ---------------------------------
                      DISTRIBUTION DATE                         100%   150%   250%   350%   500%   100%   150%   250%   350%   500%
--------------------------------------------------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage............................................    100    100    100    100    100    100    100    100    100    100
December 25, 1998.............................................    100    100    100    100    100     97     96     95     93     90
December 25, 1999.............................................    100    100    100    100    100     92     89     84     78     70
December 25, 2000.............................................    100    100    100    100    100     86     80     70     61     48
December 25, 2001.............................................    100    100    100    100    100     79     72     58     46     32
December 25, 2002.............................................    100    100    100    100    100     73     64     48     35     21
December 25, 2003.............................................     97     96     94     92     89     68     57     40     27     13
December 25, 2004.............................................     93     91     87     82     76     63     51     33     20      9
December 25, 2005.............................................     88     84     77     70     54     58     46     27     16      6
December 25, 2006.............................................     82     77     67     57     36     53     41     23     12      4
December 25, 2007.............................................     76     69     56     44     24     49     36     19      9      3
December 25, 2008.............................................     70     61     46     34     17     45     32     16      7      2
December 25, 2009.............................................     64     54     38     26     11     41     29     13      6      1
December 25, 2010.............................................     58     48     32     20      8     38     25     11      4      1
December 25, 2011.............................................     53     42     26     16      5     34     22      9      3      1
December 25, 2012.............................................     48     37     21     12      4     31     20      7      2      *
December 25, 2013.............................................     44     33     17      9      2     28     17      6      2      *
December 25, 2014.............................................     39     28     14      7      2     25     15      5      1      *
December 25, 2015.............................................     35     25     12      5      1     23     13      4      1      *
December 25, 2016.............................................     31     21      9      4      1     20     11      3      1      *
December 25, 2017.............................................     28     18      7      3      *     18     10      3      1      *
December 25, 2018.............................................     24     15      6      2      *     16      8      2      *      *
December 25, 2019.............................................     21     13      5      2      *     13      7      2      *      *
December 25, 2020.............................................     18     10      3      1      *     11      5      1      *      *
December 25, 2021.............................................     15      8      3      1      *      9      4      1      *      *
December 25, 2022.............................................     12      6      2      1      *      8      3      1      *      *
December 25, 2023.............................................      9      5      1      *      *      6      3      *      *      *
December 25, 2024.............................................      6      3      1      *      *      4      2      *      *      *
December 25, 2025.............................................      4      2      *      *      *      3      1      *      *      *
December 25, 2026.............................................      2      1      *      *      *      1      *      *      *      *
December 25, 2027.............................................      0      0      0      0      0      0      0      0      0      0
Weighted Average Life (Years)(2)..............................   15.7   14.0   11.8   10.4    8.8   11.5    9.1    6.3    4.8    3.5

                                                                  CLASS A-7(1) AND CLASS A-8(1)
                                                                ---------------------------------
                      DISTRIBUTION DATE                         100%   150%   250%   350%   500%
--------------------------------------------------------------  -----  -----  -----  -----  -----
Initial Percentage............................................    100    100    100    100    100
December 25, 1998.............................................     97     97     95     93     91
December 25, 1999.............................................     93     90     84     79     71
December 25, 2000.............................................     86     81     71     62     50
December 25, 2001.............................................     80     73     60     48     34
December 25, 2002.............................................     74     65     50     38     24
December 25, 2003.............................................     69     59     42     29     16
December 25, 2004.............................................     64     53     35     23     11
December 25, 2005.............................................     59     47     29     18      8
December 25, 2006.............................................     54     42     25     14      5
December 25, 2007.............................................     50     37     20     11      4
December 25, 2008.............................................     46     33     17      8      3
December 25, 2009.............................................     42     30     14      6      2
December 25, 2010.............................................     39     26     12      5      1
December 25, 2011.............................................     35     23     10      4      1
December 25, 2012.............................................     32     20      8      3      1
December 25, 2013.............................................     29     18      6      2      *
December 25, 2014.............................................     26     15      5      2      *
December 25, 2015.............................................     23     13      4      1      *
December 25, 2016.............................................     21     12      3      1      *
December 25, 2017.............................................     18     10      3      1      *
December 25, 2018.............................................     16      8      2      *      *
December 25, 2019.............................................     14      7      2      *      *
December 25, 2020.............................................     12      6      1      *      *
December 25, 2021.............................................     10      5      1      *      *
December 25, 2022.............................................      8      4      1      *      *
December 25, 2023.............................................      6      3      *      *      *
December 25, 2024.............................................      4      2      *      *      *
December 25, 2025.............................................      3      1      *      *      *
December 25, 2026.............................................      1      *      *      *      *
December 25, 2027.............................................      0      0      0      0      0
Weighted Average Life (Years)(2)..............................   11.6    9.3    6.5    5.0    3.7

---------------

(1) In the case of the Class A-6, Class A-7 and Class A-8 Certificates, this table indicates the percentage of each of the initial Class A-6, Class A-7 and Class A-8 Notional Amounts outstanding.

(2) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed reduction in Certificate Principal Balance or Notional Amount, as applicable, on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of such reductions on such Class of Certificates.

 * Indicates an amount above zero and less than 0.5% of the initial Certificate Principal Balance or initial Notional Amount outstanding.

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA

                                                                            CLASS PO                   CLASS R-I AND CLASS R-II
                                                                --------------------------------   --------------------------------
                      DISTRIBUTION DATE                         100%   150%   250%   350%   500%   100%   150%   250%   350%   500%
--------------------------------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage............................................  100    100    100    100    100    100    100    100    100    100
December 25, 1998.............................................   98     97     95     94     92      0      0      0      0      0
December 25, 1999.............................................   93     90     85     80     73      0      0      0      0      0
December 25, 2000.............................................   86     81     72     63     51      0      0      0      0      0
December 25, 2001.............................................   80     73     60     49     35      0      0      0      0      0
December 25, 2002.............................................   74     66     51     38     24      0      0      0      0      0
December 25, 2003.............................................   69     59     42     30     17      0      0      0      0      0
December 25, 2004.............................................   64     53     35     23     12      0      0      0      0      0
December 25, 2005.............................................   59     47     30     18      8      0      0      0      0      0
December 25, 2006.............................................   54     42     25     14      5      0      0      0      0      0
December 25, 2007.............................................   50     37     21     11      4      0      0      0      0      0
December 25, 2008.............................................   46     33     17      8      3      0      0      0      0      0
December 25, 2009.............................................   42     30     14      6      2      0      0      0      0      0
December 25, 2010.............................................   38     26     12      5      1      0      0      0      0      0
December 25, 2011.............................................   35     23     10      4      1      0      0      0      0      0
December 25, 2012.............................................   32     20      8      3      1      0      0      0      0      0
December 25, 2013.............................................   29     18      6      2      *      0      0      0      0      0
December 25, 2014.............................................   26     15      5      2      *      0      0      0      0      0
December 25, 2015.............................................   23     13      4      1      *      0      0      0      0      0
December 25, 2016.............................................   20     11      3      1      *      0      0      0      0      0
December 25, 2017.............................................   18     10      3      1      *      0      0      0      0      0
December 25, 2018.............................................   16      8      2      1      *      0      0      0      0      0
December 25, 2019.............................................   14      7      2      *      *      0      0      0      0      0
December 25, 2020.............................................   12      6      1      *      *      0      0      0      0      0
December 25, 2021.............................................   10      5      1      *      *      0      0      0      0      0
December 25, 2022.............................................    8      4      1      *      *      0      0      0      0      0
December 25, 2023.............................................    6      3      *      *      *      0      0      0      0      0
December 25, 2024.............................................    4      2      *      *      *      0      0      0      0      0
December 25, 2025.............................................    3      1      *      *      *      0      0      0      0      0
December 25, 2026.............................................    1      1      *      *      *      0      0      0      0      0
December 25, 2027.............................................    0      0      0      0      0      0      0      0      0      0
Weighted Average Life (Years)(1)..............................  11.6   9.3    6.6    5.1    3.8    0.1    0.1    0.1    0.1    0.1

                                                                 CLASS M, CLASS B-1, CLASS B-2
                                                                --------------------------------
                      DISTRIBUTION DATE                         100%   150%   250%   350%   500%
--------------------------------------------------------------  ----   ----   ----   ----   ----
Initial Percentage............................................  100    100    100    100    100
December 25, 1998.............................................   99     99     99     99     99
December 25, 1999.............................................   98     98     98     98     98
December 25, 2000.............................................   97     97     97     97     97
December 25, 2001.............................................   96     96     96     96     96
December 25, 2002.............................................   95     95     95     95     95
December 25, 2003.............................................   92     91     89     87     84
December 25, 2004.............................................   88     86     82     78     72
December 25, 2005.............................................   83     80     73     67     57
December 25, 2006.............................................   78     73     63     54     42
December 25, 2007.............................................   72     65     53     42     29
December 25, 2008.............................................   66     58     44     32     20
December 25, 2009.............................................   60     51     36     25     14
December 25, 2010.............................................   55     45     30     19      9
December 25, 2011.............................................   50     40     25     15      6
December 25, 2012.............................................   46     35     20     11      4
December 25, 2013.............................................   41     31     17      9      3
December 25, 2014.............................................   37     27     13      6      2
December 25, 2015.............................................   33     23     11      5      1
December 25, 2016.............................................   30     20      9      4      1
December 25, 2017.............................................   26     17      7      3      1
December 25, 2018.............................................   23     14      6      2      *
December 25, 2019.............................................   20     12      4      1      *
December 25, 2020.............................................   17     10      3      1      *
December 25, 2021.............................................   14      8      2      1      *
December 25, 2022.............................................   11      6      2      *      *
December 25, 2023.............................................    8      5      1      *      *
December 25, 2024.............................................    6      3      1      *      *
December 25, 2025.............................................    4      2      *      *      *
December 25, 2026.............................................    1      1      *      *      *
December 25, 2027.............................................    0      0      0      0      0
Weighted Average Life (Years)(1)..............................  15.0   13.4   11.3   10.0   8.8

---------------

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed reduction in Certificate Principal Balance or Notional Amount, as applicable, on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of such reductions on such Class of Certificates.

 * Indicates an amount above zero and less than 0.5% of the initial Certificate Principal Balance outstanding.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY AND PRINCIPAL ONLY CERTIFICATES

     The yield to investors in the Interest Only Certificates will be extremely sensitive to fluctuations in LIBOR, and the Pass-Through Rates on the Inverse Floater Certificates will vary inversely with LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

     The yields to maturity on the Interest Only and Principal Only Certificates will be extremely sensitive to the level of both the timing of and overall rate of receipt of principal prepayments. The interest payable to the Class A-7 and Class A-8 Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans and therefore the yield to maturity on such Certificates will decrease as a result of faster than expected principal prepayments on the Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-7 or Class A-8 Certificates, including the possibility that if the rate of principal prepayments is rapid, such investors may not fully recoup their initial investments. The interest payable to the Class A-6 Certificates will decrease as a result of faster than expected principal prepayments on all of the Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-6 Certificates, including the possibility that if the rate of principal prepayments is rapid, such investors may not fully recoup their initial investments.

     Because the principal payable with respect to the Class PO Certificates is derived from Class PO Mortgage Loans, the yield to maturity on the Class PO Certificates will be adversely affected by slower than expected Principal Prepayments on such Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay a higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in market interest rates. As a result, the Class PO Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     To illustrate the significance of different rates of prepayment and, in the case of the Interest Only Certificates, different levels of LIBOR, on the distributions on the Interest Only and Principal Only Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the SPA indicated and, with respect to the Interest Only Certificates, different levels of LIBOR. Because the rate of distribution of interest on the Interest Only Certificates and the rate of distribution of principal on the Principal Only Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans (or the Premium Rate Mortgage Loans, in the case of the Class A-7 and Class A-8 Certificates, and the Class PO Mortgage Loans in the case of the Class PO Certificates), which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Interest Only and Principal Only Certificates are likely to differ from those shown in the following tables even if all the Mortgage Loans prepay at the indicated constant percentages of the SPA and the weighted average remaining terms to maturity of the Mortgage Loans are as assumed and, for the Interest Only Certificates, LIBOR, remains at the levels assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios and, for the Interest Only Certificates, different levels of LIBOR. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the SPA until maturity or that all of such Mortgage Loans will prepay at the same rate or, for the Interest Only Certificates, that the levels of LIBOR will remain constant. The timing of changes to the rate of prepayments or rate of LIBOR may significantly affect the actual yield to maturity to an investor, even if the average rate of Principal Prepayments or average rate of LIBOR is consistent with an investors expectation. In general, the earlier a payment of principal of the Mortgage Loans or change in LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates or changes in the level of LIBOR, as applicable, occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments or level of LIBOR.

     In addition, the yield to maturity on the Interest Only Certificates may be adversely affected if an optional termination of the Mortgage Trust occurs.

     The tables set forth below are based on the Structuring Assumptions and assume further that (i) the Certificates are purchased at prices equal to those set forth in the tables (plus accrued interest with respect to the Interest Only Certificates) and (ii) in the case of the Interest Only Certificates, on each LIBOR Determination Date, the applicable LIBOR will be the rate shown and on the first Distribution Date, the Interest Only Certificateholders will receive 30 days of interest at their respective initial Pass-Through Rate. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein, that the purchase prices of the Certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein, that for, the Interest Only Certificates that the rate of LIBOR will correspond to the levels shown herein, or that the purchase prices of the Certificates will be as assumed. The actual prices to be paid on the Interest Only and Principal Only Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used and, in the case of the Interest Only Certificates, the appropriate rates of LIBOR to be assumed in deciding whether or not to purchase a Class of Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
             OF THE CLASS A-6 CERTIFICATES TO PREPAYMENTS AND LIBOR
     AT AN ASSUMED PURCHASE PRICE OF 7.75% OF THE CLASS A-6 NOTIONAL AMOUNT

                                                          PERCENTAGE OF SPA
                                           -----------------------------------------------
                     LIBOR                 100%      150%      250%       350%       500%
        -------------------------------    -----     -----     -----     ------     ------
        7.6875%........................     2.55%    (0.35)%   (6.34)%   (12.65)%   (23.10)%
        6.6875%........................    17.82     15.05      9.35       3.40      (6.20)
        5.6875%........................    32.66     30.03     24.67      19.13      10.38
        4.6875%........................    47.79     45.30     40.22      35.02      26.92
        3.6875%........................    63.34     60.95     56.11      51.17      43.55

     On the basis of a constant prepayment rate of approximately 660% of SPA, the assumed purchase price set forth above, a LIBOR rate of 5.6875% and the assumptions described above, the pre-tax yield to maturity of the Class A-6 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class A-6 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
           OF THE CLASS A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR AT
                   AN ASSUMED PURCHASE PRICE OF 16.00% OF THE
                           CLASS A-7 NOTIONAL AMOUNT

                                                         PERCENTAGE OF SPA
                                          ------------------------------------------------
                     LIBOR                100%      150%       250%       350%       500%
        --------------------------------  -----     -----     ------     ------     ------
        7.6875%.........................  43.39%    40.97%     36.09%     31.14%     23.59%
        6.6875%.........................  28.05     25.49      20.33      15.08       7.03
        5.6875%.........................  12.90     10.19       4.69      (0.94)     (9.63)
        4.6875%.........................  (3.99)    (6.81)    (12.58)    (18.53)    (27.86)
        3.6875%.........................      *         *          *          *          *

---------------

* Indicates that investors will suffer a loss of virtually all of their investments.

     On the basis of a constant prepayment rate of approximately 330% of SPA, the assumed purchase price set forth above, a LIBOR rate of 5.6875% and the assumptions described above, the pre-tax yield to maturity of the Class A-7 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class A-7 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
           OF THE CLASS A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR AT
                   AN ASSUMED PURCHASE PRICE OF 12.5% OF THE
                           CLASS A-8 NOTIONAL AMOUNT

                                                         PERCENTAGE OF SPA
                                          ------------------------------------------------
                     LIBOR                100%      150%       250%       350%       500%
        --------------------------------  -----     -----     ------     ------     ------
        7.6875%.........................  (4.68)%   (7.50)%   (13.27)%   (19.23)%   (28.56)%
        6.6875%.........................  16.95     14.29       8.88       3.36      (5.15)
        5.6875%.........................  36.66     34.19      29.19      24.12      16.38
        4.6875%.........................  56.93     54.61      49.93      45.19      37.98
        3.6875%.........................  66.04     63.77      59.20      54.58      47.55

     On the basis of a constant prepayment rate of approximately 805% of SPA, the assumed purchase price set forth above, a LIBOR rate of 5.6875% and the assumptions described above, the pre-tax yield to maturity of the Class A-8 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class A-8 Certificates would not fully recoup the initial purchase price of such Certificates.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                OF THE CLASS PO CERTIFICATES TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                                                             PERCENTAGE OF SPA
                                                  ----------------------------------------
                    ASSUMED PRICE                 100%     150%     250%     350%     500%
        --------------------------------------    ----     ----     ----     ----     ----
        $628,710..............................    6.23%    7.97%    11.50%   14.87%   19.53%

     It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Class PO Mortgage Loans will prepay at the same rate until maturity or that all of the Class PO Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Class PO Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only or Principal Only Certificates and thus do not reflect the return on any investment in the Interest Only or Principal Only Certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS RELATING TO THE CLASS M, CLASS B-1 AND CLASS B-2
CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans.

     SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans. Investors should note that SDA produces less aggregate losses as the assumed rate of prepayment is increased because the amount of losses is expressed as a percentage of a smaller pool balance (reflecting the increasing amount of prepayments). Investors should consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios. No representation is made regarding the appropriateness of SDA or the underlying assumptions, the rate, timing or severity of Realized Losses, the relationship, if any, to the rate and timing of prepayments or as to the resulting yield to maturity of any Class of Offered Certificates.

     The following tables indicate the sensitivity of the yields to maturity on the Class M, Class B-1 and Class B-2 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M, Class B-1 and Class B-2 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the Structuring Assumptions excluding assumptions (iii) and (v), including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof, and assume further that (i) defaults and final liquidations occur on the last day of each month at the respective SDA percentages set forth in the tables, (ii) each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated (the "Loss Severity Percentage") times the principal balances of the Mortgage Loans assumed to be liquidated, (iii) there are no delinquencies on the Mortgage Loans, and principal payments on the Mortgage Loans (other than those on Mortgage Loans assumed to be liquidated) will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the tables before giving effect to defaults in such periods, (iv) there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and (v) the purchase prices of the Class M, Class B-1 and Class B-2 Certificates will be $7,020,895, $4,589,828 and $1,975,624, respectively, including accrued interest.

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
            CLASS M CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                                              PERCENTAGE OF SPA
PERCENTAGE OF                                                            ---------------------------
     SDA                        LOSS SEVERITY PERCENTAGE                  100%       250%      500%
-------------     -----------------------------------------------------  ------     ------     -----
       0%         N/A..................................................    7.36%      7.36%     7.36%
      50          20%..................................................    7.36       7.36      7.36
      50          40...................................................    7.36       7.36      7.36
     100          20...................................................    7.36       7.36      7.36
     100          40...................................................    7.36       7.36      7.36
     150          20...................................................    7.36       7.36      7.36
     150          40...................................................    7.36       7.36      7.36

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS B-1 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                                              PERCENTAGE OF SPA
PERCENTAGE OF                                                            ---------------------------
     SDA                        LOSS SEVERITY PERCENTAGE                  100%       250%      500%
-------------     -----------------------------------------------------  ------     ------     -----
       0%         N/A..................................................    7.42%      7.43%     7.45%
      50          20%..................................................    7.42       7.43      7.45
      50          40...................................................    7.43       7.43      7.45
     100          20...................................................    7.43       7.43      7.45
     100          40...................................................    7.42       7.44      7.45
     150          20...................................................    7.43       7.44      7.45
     150          40...................................................    4.64       7.41      7.45

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS B-2 CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                                                              PERCENTAGE OF SPA
PERCENTAGE OF                                                            ---------------------------
     SDA                        LOSS SEVERITY PERCENTAGE                  100%       250%      500%
-------------     -----------------------------------------------------  ------     ------     -----
       0%         N/A..................................................    7.55%      7.58%     7.61%
      50          20%..................................................    7.55       7.58      7.61
      50          40...................................................    7.53       7.58      7.61
     100          20...................................................    7.53       7.58      7.61
     100          40...................................................    1.14       6.67      7.61
     150          20...................................................    6.93       7.58      7.61
     150          40...................................................  (35.45)    (20.96)     7.00

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M, Class B-1 and Class B-2 Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price referred to above, and converting such rate to a semi-annual corporate bond equivalent yield. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M, Class B-1 and Class B-2 Certificates, and thus do not reflect the return on any investment in the Class M, Class B-1 and Class B-2 Certificates when any reinvestment rates other than the discount rates are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Certificates in the aggregate under each of the scenarios in the preceding table, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date:

                           AGGREGATE REALIZED LOSSES

                                                                                PERCENTAGE OF SPA
PERCENTAGE OF                                                                 ----------------------
     SDA                           LOSS SEVERITY PERCENTAGE                   100%     250%     500%
-------------     ----------------------------------------------------------  ----     ----     ----
      50%         20%.......................................................  0.31%    0.23%    0.15%
      50          40........................................................  0.62     0.46     0.30
     100          20........................................................  0.62     0.46     0.30
     100          40........................................................  1.23     0.91     0.59
     150          20........................................................  0.92     0.68     0.44
     150          40........................................................  1.83     1.36     0.88

     Notwithstanding the assumed Percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class M, Class B-1 and Class B-2 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M, Class B-1 and Class B-2 Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and interest rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the remaining terms to maturity and interest rates of the Mortgage Loans are as assumed.

                               POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") dated as of December 1, 1997, among the Depositor, the Master Servicers and the Trustee. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Pooling Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to BA Mortgage Securities, Inc., 345 Montgomery Street, Lower Level, Unit #8152, San Francisco, California, 94104, Attention: David Grout.

THE MASTER SERVICERS

     Pursuant to the Pooling Agreement, Bank of America NT&SA will act as Master Servicer for 966 of the Mortgage Loans, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $315,447,145, and Bank of America, FSB will act as Master Servicer for 274 of the Mortgage Loans, which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $85,357,955. For general descriptions of Bank of America NT&SA and Bank of America, FSB and their activities, as well as certain information regarding their delinquency, foreclosure and loss experience on the portfolio of one-to four-family first mortgage loans owned by Affiliated Sellers and serviced by them, see "MORTGAGE LOAN PROGRAM -- Certain Affiliated Sellers,"
"-- Residential Mortgage Loan Servicing Activities" and "-- Delinquency, Foreclosure and Loss Experience" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fee in respect of each Mortgage Loan will be 0.243% per annum of the outstanding principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the related Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to any Subservicer (including such compensation paid to the related Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The Master Servicers are obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicers in connection with their responsibilities under the Pooling Agreement. See "THE POOLING
AGREEMENT -- Servicing and Other Compensation and Payment of Expenses; Retained Yield" in the Prospectus for information regarding other possible compensation to the Master Servicers and Subservicers and for information regarding expenses payable by the Master Servicers.

TERMINATION

     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "THE POOLING AGREEMENT -- Termination; Retirement of Certificates" in the Prospectus. Either Master Servicer will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting the termination of the Trust Fund and the early retirement of the Certificates, but such option will not be exercisable until such time as the aggregate principal balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed to the Certificateholders is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the related Mortgaged Property has been acquired), or with respect to Mortgaged Properties acquired in connection with defaulted Mortgage Loans the fair market value of each Mortgaged Property if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal), in each case less any Realized Losses that have not previously been allocated to the Certificates on the day of repurchase plus (b) accrued interest thereon at the weighted average Net Mortgage Rate to, but not including, the first day of the month of repurchase. Certificateholders may suffer a loss if the fair market value of the REO Properties is less than the unpaid principal balance.

     Upon presentation and surrender of the Certificates in connection with the termination of the Trust Funds under the circumstances described above, the holders of each Class of Offered Certificates will receive an amount equal to the Certificate Principal Balance of such Class plus, for those Certificates entitled to interest, one month's interest thereon (or with respect to the Notional Amount Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest.

                        FEDERAL INCOME TAX CONSEQUENCES

     With respect to the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor ("Special Tax Counsel"), is of the opinion that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, both REMIC I and REMIC II will qualify as REMICs under the Code. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the discussion under the heading "FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel has prepared or reviewed the statements in this Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES -- REMICs," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Offered Certificates.

     For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I, (b) each Class of Offered Certificates (other than the Residual Certificates) will represent ownership of "regular interests" in REMIC II and will generally be treated as representing ownership of debt instruments in REMIC II and (c) the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus.

     For federal income tax reporting purposes, the Class A-5 Certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class M, Class B-1 and Class B-2 Certificates may, and the Class A-6, Class A-7, Class A-8 and Class PO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 250% SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the Interest Only Certificateholders), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, an Interest Only Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     Although they are unclear on the issue, in certain circumstances the OID Regulations appear to permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicers in preparing reports to the Certificateholders and the IRS. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

     Purchasers of the LIBOR Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the LIBOR Certificates. In the absence of other authority, the REMIC Administrator intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the LIBOR Certificates should be governed by some other method not yet set forth in regulations. Prospective purchasers of the LIBOR Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The REMIC Administrator intends to report all income with respect to the LIBOR Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. The use of the foregoing method of calculating the accrual of OID may result in the calculated accrual being negative for some periods. As described in the third preceding paragraph such negative accruals will not be currently deductible but must be carried forward for deduction against positive accruals of OID in future periods. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     The Offered Certificates will be assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "POOLING AGREEMENT -- Termination" herein and "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX
CONSEQUENCES -- REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling Agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Residual Certificates do not have significant value. Excess inclusions are expected to be equal to all or virtually all of the taxable income includable by holders of the Residual Certificates. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Residual
Certificates -- Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "FEDERAL INCOME TAX
CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Residual
Certificates -- Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the Trust Fund's term that significantly exceeds the amount of cash distributions received by such Class of Residual Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     Bank of America, FSB, will be designated as the "tax matters person" with respect to REMIC I and REMIC II as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "FEDERAL INCOME TAX
CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement dated December 19, 1997, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter each Class of Offered Certificates.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 100.166% of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date, or, in the case of the LIBOR Certificates, from December 25, 1997. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Depositor and Bank of America NT&SA will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor and Bank of America NT&SA, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or provide sufficient liquidity of investment. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "DESCRIPTION OF THE
CERTIFICATES -- Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California and for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that the Senior Certificates each be rated "Aaa" by Moody's Investors Service ("Moody's") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and the Class M Certificates be rated not less than "AA", the Class B-1 Certificates be rated not less than "A" and the Class B-2 Certificates be rated not less than "BBB" by DCR.

     The ratings of Moody's and DCR on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, in the case of the Notional Amount Certificates, the ratings do not address whether investors will recoup the purchase price of such Certificates. Moreover, in the case of the Class PO Certificates, the rating does not assess the likelihood of return to investors except to the extent of the Class PO Certificate Principal Balance. Further, the ratings on the Class R-1 and Class R-II Certificates only address the return of their principal balances and interest thereon at their stated rates.

     The Depositor has not requested a rating on the Offered Certificates by any rating agency other than Moody's and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by Moody's and DCR.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to the Offered Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Senior Certificates and the Class M Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided by SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Depositor makes no representation as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any Class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT MATTERS" in the Prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary or other Plan Asset Investor that proposes to use Plan Assets to acquire any Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), of the acquisition and ownership of such Certificates with Plan Assets. See "ERISA CONSIDERATIONS" in the Prospectus.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     To qualify for exemption under PTCE 83-1 (see "ERISA
CONSIDERATIONS -- Prohibited Transaction Class Exemptions" in the Prospectus), a Certificate (i) must entitle its holder to more than nominal pass-through payments of both principal and interest from the Mortgage Loans and (ii) must not be subordinated to other Classes of Certificates with respect to the right to receive payments in the event of defaults or delinquencies on the underlying Mortgage Loans. See "ERISA CONSIDERATIONS -- Prohibited Transaction Class Exemption 83-1" in the Prospectus.

     Because the Interest Only Certificates, which are not entitled to principal, the Principal Only Certificates, which are not entitled to interest, the Senior Subordinate Certificates, which are subordinated to the extent specified herein (see "DESCRIPTION OF THE CERTIFICATES -- Subordination and Allocation of Losses" herein), and the Residual Certificates do not qualify for exemption under PTCE 83-1, exemptive relief will not be available under PTCE 83-1 to Plans or other persons that use Plan Assets to acquire such Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code. See "ERISA CONSIDERATIONS -- Prohibited Transaction Class Exemption 83-1" in the Prospectus.

UNDERWRITER'S PTE

     Morgan Stanley & Co. Incorporated (the "Underwriter") is the recipient of a final prohibited transaction exemption (the "Underwriter's PTE") which may afford protection from violations under Section 406 and 407 of ERISA and Section 4975 of the Code for Plans or Plan Asset Investors that acquire Offered Certificates (other than the Senior Subordinate or Residual Certificates). Plans or Plan Asset Investors that acquire Offered Certificates (other than the Senior Subordinate or Residual Certificates) may be eligible for protection under the Underwriter's PTE if:

          (a) Such Certificates are not subordinated to other Classes of Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Mortgage Loans;

          (b) The Plan or Plan Asset Investor is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act"));

          (c) At the time of such acquisition, such Certificates have received a rating in one of the three highest generic rating categories from Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

          (d) The Trustee is not an affiliate of any member of the Restricted Group (as defined in paragraph (3) below);

          (e) Such Certificates evidence ownership in Trust assets that do not include subordinate certificates backed by mortgages or mortgage participations (unless interest and principal payable with respect to such mortgage certificates are guaranteed by the GNMA, FHLMC or FNMA);

          (f) The acquisition of such Certificates is on terms (including the price paid for the Certificates) that are at least as favorable to the Plan or Plan Asset Investor as they would be in an arm's length transaction with an unrelated party; and

          (g) The sum of all payments made to and retained by the Underwriter in connection with the distribution of such Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Master Servicers and any Subservicer represents not more than reasonable compensation for their services under the Pooling Agreement and reimbursement of its reasonable expenses in connection therewith.

     In addition, the Underwriter's PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code which may result from a Plan's investment in such Certificates if:

          (1) The Plan's investment in any Class of such Certificates exceeds 25% of the outstanding Certificates of that Class at the time of acquisition;

          (2) Immediately after such acquisition, 25% or more of the Plan Assets with respect to which the investing fiduciary or other Plan Asset Investor has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity;

          (3) The Plan is sponsored by the Depositor, the Underwriter, the Trustee, either Master Servicer, any Subservicer, any Pool, Special Hazard or Primary Insurer or the obligor under any credit support mechanism, a Mortgagor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund on the Closing Date (a "Major Obligor"), or any of their affiliates (together, the "Restricted Group");

          (4) The fiduciary or other Plan Asset Investor responsible for the decision to invest any Plan Assets in Certificates, or any of its affiliates, is a Major Obligor; or

          (5) In the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     Whether the conditions of the Underwriter's PTE will be satisfied with respect to Offered Certificates (other than the Senior Subordinate and the Residual Certificates, for which the Underwriter's PTE will not afford protection) of a particular Class will depend upon the facts and circumstances existing at the time Plan Assets are used to acquire Certificates of that Class. Any fiduciary or other Plan Asset Investor that proposes to use Plan Assets to acquire such Certificates in reliance upon the Underwriter's PTE should determine whether such acquisition will satisfy all applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

     Because the Senior Subordinate Certificates and the Residual Certificates will not qualify for the exemptions under PTCE 83-1 or the Underwriter's PTE, transfers of such Certificates to any purchaser or other transferee will not be registered unless the Trustee receives from the transferee (i) an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of any such Certificate by, on behalf of or with Plan Assets of any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject either Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement, (ii) a representation to the effect that the transferee is not, and is not acquiring such Certificates on behalf of, a Plan or Plan Asset Investor, or (iii) with respect to a Senior Subordinate Certificate, a representation that the transferee is an insurance company, and the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. By a transferee's acceptance of a Senior Subordinate Certificate, the transferee shall be deemed to have either (x) warranted to the Master Servicers, the Depositor and the Trustee that it has provided the opinion described in clause (i) above to the Trustee or (y) made the representation described in clause (ii) above or, if the transferee is an insurance company, clause (ii) or (iii) above.

PROSPECTUS

                          BA MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES

    BA Mortgage Securities, Inc. (the "Depositor") intends to sell from time to time, as described in the related Prospectus Supplement and on terms to be determined at the time of sale, one or more Series (each, a "Series") of certificates (the "Certificates") consisting of one or more Classes (each, a "Class") evidencing beneficial ownership interests in a trust (the "Trust Fund"), to be created by the Depositor.

    The property of each Trust Fund will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential first mortgage loans (the "Mortgage Loans") or interests therein and related assets conveyed to such Trust Fund by the Depositor. The Depositor will acquire the assets of any Mortgage Pool from Bank of America National Trust and Savings Association ("Bank of America NT&SA"), Bank of America, Federal Savings Bank ("Bank of America, FSB") and/or one or more other affiliated or unaffiliated institutions specified in the applicable Prospectus Supplement (collectively, the "Sellers"). Each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described herein under the caption "THE MORTGAGE POOLS." The general characteristics of the Mortgage Loans to be evidenced by the Certificates of a Series will be set forth in the related Prospectus Supplement.

    Each Class of Certificates of any Series will represent the right, which right may be senior or subordinate to the rights of one or more other Classes of the Certificates for such Series, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment, rate of interest or amount of distributions of principal or interest or both.

    The Depositor's only obligations with respect to a Series of Certificates will be pursuant to certain representations and warranties made by the Depositor. The master servicer (the "Master Servicer") for each Series of Certificates, which will be an affiliate of the Depositor, will be named in the related Prospectus Supplement. The principal obligations of the Master Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payment on the Mortgage Loans). See "DESCRIPTION OF THE CERTIFICATES."

    If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, certificate insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "DESCRIPTION OF CREDIT ENHANCEMENTS."

    One or more separate elections may be made to treat a Trust Fund as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Certificates will specify which Class or Classes of the related Series of Certificates will be considered to be regular interests in the related REMIC and which Class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

     SEE "RISK FACTORS" ON PAGE 10 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES OF ANY SERIES.

PROCEEDS FROM THE ASSETS IN THE RELATED TRUST FUND WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES OF EACH SERIES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, BANKAMERICA CORPORATION, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, BANK OF AMERICA, FEDERAL SAVINGS BANK OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR OTHER ASSETS OF A TRUST FUND ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "METHODS OF DISTRIBUTION" herein and in the related Prospectus Supplement. BancAmerica Securities, Inc., an affiliate of the Depositor and the Master Servicer, may from time to time act as agents or underwriters in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by BancAmerica Securities, Inc. in connection with offers and sales related to secondary market transactions in any Series of Certificates. BancAmerica Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    There will be no secondary market for any Series of Certificates prior to the offering thereof. The Certificates will not be listed on any securities exchange. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue.

    This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement. An index indicating where certain terms used herein are defined appears at the end of the Prospectus under the caption "INDEX OF PRINCIPAL DEFINITIONS."


               THE DATE OF THIS PROSPECTUS IS DECEMBER 19, 1997.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROSPECTUS SUPPLEMENT.................................................................    3
AVAILABLE INFORMATION.................................................................    3
REPORTS TO CERTIFICATEHOLDERS.........................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    3
SUMMARY OF PROSPECTUS.................................................................    5
RISK FACTORS..........................................................................   10
THE MORTGAGE POOLS....................................................................   12
THE DEPOSITOR.........................................................................   15
MORTGAGE LOAN PROGRAM.................................................................   15
DESCRIPTION OF THE CERTIFICATES.......................................................   24
SUBORDINATION.........................................................................   38
DESCRIPTION OF CREDIT ENHANCEMENTS....................................................   40
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER.......................   46
THE POOLING AGREEMENT.................................................................   49
YIELD CONSIDERATIONS..................................................................   53
MATURITY AND PREPAYMENT CONSIDERATIONS................................................   55
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS...........................   57
FEDERAL INCOME TAX CONSEQUENCES.......................................................   62
STATE AND OTHER TAX CONSEQUENCES......................................................   88
ERISA CONSIDERATIONS..................................................................   88
LEGAL INVESTMENT MATTERS..............................................................   91
USE OF PROCEEDS.......................................................................   92
METHODS OF DISTRIBUTION...............................................................   93
RATING................................................................................   94
LEGAL MATTERS.........................................................................   94
FINANCIAL INFORMATION.................................................................   94
ADDITIONAL INFORMATION................................................................   94
INDEX OF PRINCIPAL DEFINITIONS........................................................   95

     UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT TO THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND EACH SUPPLEMENT TO THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Certificates and the Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such Class; (ii) the aggregate initial principal amount and Distribution Dates relating to such Series, the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date, the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied, and, if applicable, the initial and final scheduled Distribution Dates for each Class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Loans included therein and, if applicable, included in the Trust Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the plan of distribution of such Certificates; (vi) whether a REMIC election will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Certificates; (viii) information as to the Trustee; (ix) information as to the nature and extent of subordination with respect to any Class of Certificates that is subordinate in right of payment to any other Class; and (x) identity of the applicable Master Servicer.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. In addition, the Depositor will be subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports and other information with the Commission. Such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission through its Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     The trustee for each Series of Certificates (the "Trustee") will provide or cause to be provided to holders of the Certificates (the "Certificateholders") of such Series monthly reports concerning the Mortgage Pool underlying their respective Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed or caused to be filed by the Depositor with the Commission relating to the offering of Certificates referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of any offering of the Certificates described in such Prospectus Supplement, shall be incorporated by reference in this Prospectus and be a part of this Prospectus from the date of the filing of such documents. Copies of the documents incorporated herein by reference, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents, will be provided to each person to whom this Prospectus and the related Prospectus Supplement is delivered in connection with the offering of one or more Classes of Certificates upon written or oral request of such person. Requests should be directed to: BA Mortgage Securities, Inc.,

345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention: David M. Grout, telephone number (415) 622-3676.

     Each Series of Certificates will be issued under a separate Pooling and Servicing Agreement (each a "Pooling Agreement"), among the Depositor, the Master Servicer and the trustee for such Series (the "Trustee"), substantially in the form (the "Form of Pooling Agreement") filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of certain provisions of the Certificates and such Form of Pooling Agreement included in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Form of Pooling Agreement, and the final Pooling Agreement executed in connection with the issuance of a Series. Section references herein are references to the Form of Pooling Agreement. An index indicating where certain terms used herein are defined appears at the end of this Prospectus. Terms used but not defined herein have the meanings assigned to them in the Form of Pooling Agreement. References herein to the Master Servicer, the Trustee or the Depositor include, unless otherwise specified, any agents acting on behalf of the Master Servicer, the Trustee or the Depositor, any subcontractor of the Master Servicer, the Trustee or the Depositor, any of which agents or subcontractors may be the Depositor or one of its affiliates.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus.

Title of Certificates...........   Mortgage Pass-Through Certificates, issuable
                                   in Series (the "Certificates").

Depositor.......................   BA Mortgage Securities, Inc., a wholly-owned
                                   subsidiary of Bank of America National Trust and Savings Association ("Bank of America
                                   NT&SA"). See "THE DEPOSITOR."

Master Servicer.................   The entity named as Master Servicer in the
                                   related Prospectus Supplement, which will be either be Bank of America NT&SA, the corporate parent of the Depositor, or Bank of America, Federal Savings Bank ("Bank of
                                   America, FSB"). See "MORTGAGE LOAN
                                   PROGRAM -- Certain Affiliated Sellers -- Bank of America National Trust and Savings
                                   Association" and "-- Bank of America, Federal
                                   Savings Bank" and "THE POOLING
                                   AGREEMENT -- Certain Matters Regarding the
                                   Master Servicer and the Depositor."

Trustee.........................   The trustee (the "Trustee") for each Series
                                   of Certificates will be specified in the related Prospectus Supplement.

Description of Certificates.....   Each Series of Certificates will include one
                                   or more Classes of Certificates which will represent in the aggregate the entire beneficial ownership interest in a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential first mortgage loans (the "Mortgage Loans") or interests therein and related assets (collectively, a "Trust Fund") and will be issued pursuant to a pooling and servicing agreement among the Depositor, the Trustee and the Master
                                   Servicer (each, a "Pooling Agreement").
                                   Except for any Strip Certificates (defined in the following paragraph), each Series of Certificates, or Class of Certificates in the case of a Series consisting of two or more
                                   Classes, will have a stated principal balance
                                   (a "Certificate Principal Balance") and will be entitled to distributions of interest based on a specified interest rate or rates
                                   (each, a "Pass-Through Rate"). Each Series or
                                   Class of Certificates may have a different
                                   Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus
                                   Supplement will specify the Pass-Through Rate or Rates for each Series or Class of Certificates, or the initial Pass-Through
                                   Rate or Rates and the method for determining subsequent changes to the Pass-Through Rate or Rates.

                                   A Series may include one or more Classes of Certificates ("Strip Certificates") entitled
                                   (i) to principal distributions, with
                                   disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series may include two or more Classes of Certificates which differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which Series may include one or more Classes of Certificates ("Accrual Certificates") as to which certain accrued interest will not be distributed but rather will be added to the Certificate Principal Balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                   If so provided in the related Prospectus
                                   Supplement, a Series of Certificates may include one or more Classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more Classes (collectively, the "Subordinate
                                   Certificates") in respect of certain
                                   distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain Classes of Senior (or Subordinate) Certificates may be senior to other Classes of Senior (or Subordinate) Certificates in respect of such distributions or losses.

                                   As to each Series, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). See "DESCRIPTION OF THE CERTIFICATES."

                                   Proceeds from the assets in the related Trust Fund will be the only source of payments on the Certificates of each Series. The Certificates do not represent an obligation of or interest in the Depositor, BankAmerica Corporation ("BankAmerica"), Bank of America NT&SA, Bank of America, FSB or any of their affiliates. Neither the Certificates nor the underlying Mortgage Loans or other assets of a Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, BankAmerica, Bank of America NT&SA, Bank of America, FSB or any of their affiliates.

The Mortgage Pools..............   Each Trust Fund will consist of Mortgage
                                   Loans or interests therein and related assets secured by first liens on one- to four-family residential properties, located in any one of the 50 states or the District of Columbia
                                   (the "Mortgaged Properties"). The Mortgage
                                   Loans will have been purchased by the
                                   Depositor from Bank of America NT&SA, Bank of
                                   America, FSB and/or one or more other
                                   affiliated or unaffiliated institutions
                                   specified in the applicable Prospectus
                                   Supplement (collectively, the "Sellers") on or before the date of initial issuance of the related

                                   Series of Certificates. See "MORTGAGE LOAN
                                   PROGRAM." For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "THE MORTGAGE
                                   POOLS -- The Mortgage Loans."

                                   A Current Report on Form 8-K will be
                                   available upon request to purchasers of the related Series of Certificates and will be filed, together with the related Pooling Agreement, with the Commission within fifteen days after such initial issuance.

Interest Distributions..........   Except as otherwise specified in the related
                                   Prospectus Supplement, interest on each Class of Certificates of each Series, other than Strip Certificates or Accrual Certificates
                                   (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such Class's outstanding Certificate Principal Balance, on the 25th day (or if such day is not a business day, the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off Date
                                   (as defined in the applicable Prospectus
                                   Supplement) occurs (each, a "Distribution
                                   Date"). Distributions, if any, with respect to interest on Strip Certificates will be made on each Distribution Date as described herein and in the related Prospectus
                                   Supplement. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such Class on each Distribution Date, and will thereafter bear interest. Distributions of interest with respect to any Series of Certificates (or accruals thereof in the case of Accrual Certificates), or with respect to one or more Classes included therein, may be reduced to the extent of interest shortfalls not covered by advances or the applicable form of credit support, including shortfalls
                                   (a "Prepayment Interest Shortfall") in
                                   collections of a full month's interest in connection with prepayments. See "YIELD
                                   CONSIDERATIONS" and "DESCRIPTION OF THE
                                   CERTIFICATES."

Principal Distributions.........   Except as otherwise specified in the related
                                   Prospectus Supplement, principal
                                   distributions on the Certificates of each Series will be payable on each Distribution
                                   Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such Series, or of the Class or Classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such Class, in proportion to their respective outstanding Certificate Principal Balances, or in the priority and manner otherwise specified in the related Prospectus
                                   Supplement. Strip Certificates with no
                                   Certificate Principal Balance will not
                                   receive distributions in respect of
                                   principal. Distributions of principal with respect to any Series of Certificates, or with respect to one or more Classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "THE MORTGAGE

                                   POOLS," "MATURITY AND PREPAYMENT
                                   CONSIDERATIONS" and "DESCRIPTION OF THE
                                   CERTIFICATES."

Subordination...................   If specified in the related Prospectus
                                   Supplement, credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans with respect to one or more Classes of Certificates in Series may be provided in the form of subordination of one or more Classes of such Series under which losses are first allocated to any Subordinate Certificates up to specified limits. To the extent not set forth herein, the amount and types of coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a Series of Certificates. See "SUBORDINATION."

Credit Enhancements.............   If specified in the related Prospectus
                                   Supplement, the Trust Fund with respect to any Series of Certificates may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, certificate insurance policy, bankruptcy bond, reserve fund or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans.
                                   Any form of credit enhancement may have
                                   certain limitations and exclusions from
                                   coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related
                                   Certificates (or certain Classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage and related information will be set forth in the Prospectus Supplement relating to a Series of Certificates. See "DESCRIPTION OF CREDIT
                                   ENHANCEMENT."

Advances........................   The Master Servicer will be obligated to make
                                   certain advances with respect to delinquent scheduled payments on the Mortgage Loans, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it. Any advance made by the Master Servicer with respect to a Mortgage
                                   Loan is recoverable by it as provided herein under "DESCRIPTION OF THE
                                   CERTIFICATES -- Advances" either from
                                   recoveries on the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related Series of Certificates, which may include the holders of any Senior
                                   Certificates of such Series.
                                   Certificateholders will be notified of the amounts of any advances made by the Master
                                   Servicer or recovery of any advances
                                   previously made and subsequently determined to be nonrecoverable in the monthly distribution report to Certificateholders described herein under "DESCRIPTION OF THE
                                   CERTIFICATES -- Reports to
                                   Certificateholders."

Optional Termination............   If specified in the applicable Prospectus
                                   Supplement, the Master Servicer, the
                                   Depositor or the holder of the residual
                                   interest in a REMIC may at its option effect early retirement of a Series of Certificates through the purchase of the assets in the related Trust Fund under the circumstances and in the manner set forth herein under "THE
                                   POOLING AGREEMENT -- Termination; Retirement of Certificates" and in the related
                                   Prospectus Supplement.

Rating..........................   At the date of issuance, as to each Series,
                                   each Class of Certificates offered by means of this Prospectus and the related Prospectus
                                   Supplement will be rated at the request of the Depositor in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and in the related Prospectus Supplement.

Legal Investment................   If so specified in the related Prospectus
                                   Supplement, each Class of Certificates
                                   offered by means of this Prospectus and the related Prospectus Supplement that is rated in one of the two highest rating categories by at least one Rating Agency will constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "LEGAL INVESTMENT
                                   MATTERS" herein.

ERISA Considerations............   Fiduciaries of employee benefit plans and
                                   certain other retirement plans and
                                   arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with their legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section
                                   4975 of the Code. Investors are advised to consult their counsel and to review "ERISA
                                   CONSIDERATIONS" herein.

Federal Income Tax
  Consequences..................   Certificates of each Series offered hereby
                                   will constitute either (i) interests
                                   ("Grantor Trust Certificates") in a Trust
                                   Fund treated as a grantor trust under
                                   applicable provisions of the Code, or (ii)
                                   "regular interests" ("REMIC Regular
                                   Certificates") or "residual interests"
                                   ("REMIC Residual Certificates") in a Trust
                                   Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the Code.

                                   Investors are advised to consult their tax advisors and to review "FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so and offerings may be effected hereunder without participation by any underwriter. The Certificates will not be listed on any securities exchange. Consequently, the ability of Certificateholders to sell Certificates may be adversely affected.

     Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, BankAmerica Corporation ("BankAmerica"), Bank of America National Trust and Savings Association ("Bank of America NT&SA"), Bank of America, Federal Savings Bank ("Bank of America, FSB") or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be (i) the obligations (if any) of any such entity pursuant to certain limited representations and warranties made with respect to the Mortgage Loans sold by it and (ii) the Master Servicer's servicing obligations under the related Pooling Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable), and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an obligation under the Pooling Agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate Mortgage Loan. Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, BankAmerica, Bank of America NT&SA, Bank of America, FSB or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, BankAmerica, Bank of America NT&SA, Bank of America, FSB or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Limitations, Reduction and Substitution of Credit Enhancements. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Certificate Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "SUBORDINATION" and "DESCRIPTION OF CREDIT ENHANCEMENTS" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Depositor, BankAmerica, Bank of America NT&SA, Bank of America, FSB nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Reduction of Credit Enhancement."

     Sensitivity of Mortgage Loan Collections to Residential Real Estate
Values. An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties (as defined herein) have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

     Sensitivity of Mortgage Loan Collections to Changes in Interest
Rates. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, the Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Geographic Concentration of Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certificateholders of any Series as to which the related Mortgage Loans are concentrated in adversely affected regions may experience losses or shortfalls in payments that are greater than those that would be experienced absent such concentrations.

     Failure of Sellers to Repurchase Mortgage Loans in the Event of a Breach of a Representation or Warranty. Any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Yield and Prepayment Uncertainty. The yield to maturity of the Certificates of each Series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchase) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of Classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other

Classes in a Series including more than one Class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" herein.

                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist of conventional Mortgage Loans, minus any portion of the interest payable thereon retained by the Depositor or a Seller (the "Retained Yield"), if any, evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust or other similar security instruments (the "Mortgages") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties"), or interests in such Mortgage Loans. The Mortgaged Properties will consist primarily of owner-occupied attached or detached single-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes.

     Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those originated by Bank of America NT&SA, Bank of America, FSB or another affiliate of the Depositor (each, an "Affiliated Seller") or purchased either directly or through its affiliates from banks, savings associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated Sellers"), all as described below under "MORTGAGE LOAN PROGRAM." Affiliated Sellers and Unaffiliated Sellers are collectively referred to herein as "Sellers". The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Each Series of Certificates will evidence interests in one Mortgage Pool including Mortgage Loans having an aggregate principal balance of not less than approximately $10,000,000 as of the Cut-off Date. Each Certificate will evidence an interest in only the related Mortgage Pool and corresponding Trust Fund, and not in any other Mortgage Pool or Trust Fund.

THE MORTGAGE LOANS


     All of the Mortgage Loans in a Mortgage Pool will be secured by Mortgaged Properties located in any of the 50 states or the District of Columbia and be of one of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (4):


          (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans) providing for level monthly payments of principal and interest over the terms of such Mortgage Loans;

          (2) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original term to maturity of not more than 40 years, with a related interest rate (a "Mortgage Rate") which generally adjusts initially either one, three or six months or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at either one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally during the period from one to twelve years subsequent to the initial payment date;

          (3) Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and Index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity ("Net 5 Loans"). The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the Net 5 Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment; or

          (4) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate mortgage loans having original terms to maturity of generally five or seven years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount").

     Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each Series of Certificates, will be supplied in the related Prospectus Supplement. The Loan-to-Value Ratio at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan and (y) the sales price for the related Mortgaged Property. The lesser of the items described in (x) and
(y) of the preceding sentence is hereinafter referred to as the "Appraised
Value."

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. The Mortgagors may be required to or have the

---------------

* The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indices: (i) the twelve-month average of monthly yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year, (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, (iii) the weekly average of the secondary market interest rates on six-month negotiable certificates of deposit, (iv) the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, or (v) the monthly weighted average cost of funds for member institutions of the Federal Home Loan Bank of San Francisco, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement.

option to make payments by means of automatic debits from their checking or savings accounts. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally during the period from one to twelve years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor or the applicable Master Servicer, Seller or a third party may have the obligation or the option to purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Depositor or the applicable Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans in the event that such party does not exercise its option to purchase such converted Mortgage Loans. Upon the failure of any party to fulfill its obligation or exercise its option to purchase any such converted Mortgage Loan or the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. In addition, the Prospectus Supplement relating to any Series of Certificates may specify other arrangements relating to the Convertible Loans upon their conversion.

     If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Mortgage Loans, including information on the interest rate initially payable by the Mortgagor, increases in the interest rate paid by the Mortgagor over the term of the related Buydown Mortgage Loan and the length of the Buydown Period.

     The Prospectus Supplement for each Series of Certificates will contain information as to the type of Mortgage Loans which will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a Series of Certificates will include certain information, generally as of the Cut-off Date and to the extent then available to the Depositor, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans or Net 5 Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number and aggregate principal balance of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

     A Current Report on Form 8-K will be available to the Purchasers of the related Series of Certificates at or before the initial issuance of such Series of Certificates and will be filed, together with the related Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K. In addition, specific information with respect to the Mortgage Loans in a particular Mortgage Pool and any applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in such Current Report on Form 8-K.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a Series. The Master Servicer named in the related Prospectus Supplement, which will be either Bank of America NT&SA or Bank of America, FSB, will service the Mortgage Loans, pursuant to a Pooling Agreement, and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "DESCRIPTION OF THE CERTIFICATES." Certain Mortgage Loans may be serviced for the Master Servicer by other mortgage servicing institutions ("Subservicers"), which may be affiliates of the Depositor and the Master Servicer. With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     As specified in the related Prospectus Supplement, (i) the Depositor may assign certain limited representations and warranties regarding the Mortgage Loans, and (ii) the Depositor may have made certain limited representations and warranties regarding the Mortgage Loans. The Depositor's assignment of the Mortgage Loans to the Trustee will be without recourse. See "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement (including its obligation to enforce certain purchase and other obligations of Sellers and Subservicers, if any, as more fully described herein under "MORTGAGE LOAN PROGRAM--Representations and Warranties by Sellers," and "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans," and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "DESCRIPTION OF THE CERTIFICATES -- Advances"). The obligation of the Master Servicer to make advances will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See "DESCRIPTION OF THE CERTIFICATES -- Advances."

                                 THE DEPOSITOR

     The Depositor is a wholly-owned subsidiary of Bank of America NT&SA. The Depositor was incorporated in the State of Delaware on May 6, 1996 and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "BA Mortgage Securities, Inc." on August 23, 1996. It is not expected that the Depositor will have any business operations other than offering Certificates and related similar activities.

     The principal executive offices of the Depositor are located at 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104. The Depositor's telephone number is (415) 622-3676.

                             MORTGAGE LOAN PROGRAM

     The Depositor will purchase the Mortgage Loans, either directly or indirectly through its affiliates, from Sellers. The Prospectus Supplement related to any Series of Certificates will specify the entity that will act as Master Servicer pursuant to the Pooling Agreement relating to such Series of Certificates, which will be either Bank of America NT&SA or Bank of America, FSB.

     The Mortgage Pools may consist of Mortgage Loans purchased from Affiliated Sellers, Unaffiliated Sellers or both Unaffiliated Sellers and Affiliated Sellers. Descriptions of certain Affiliated Sellers are given below under "Certain Affiliated Sellers," and the Prospectus Supplement related to any Series of Certificates for which the underlying Mortgage Pool contains a substantial number of Mortgage Loans purchased from any other Affiliated Seller will describe such Affiliated Seller. The Mortgage Loans purchased from Affiliated Sellers will generally have been originated in accordance with the underwriting standards of the Affiliated Sellers, as described below under "Underwriting Standards."

     The Prospectus Supplement related to any Series of Certificates for which the underlying Mortgage Pool contains a substantial number of Mortgage Loans purchased from an Unaffiliated Seller will describe such

Unaffiliated Seller. The Mortgage Loans purchased from Unaffiliated Sellers may have been originated in accordance with underwriting standards that vary substantially from those used by Affiliated Sellers. See "Underwriting Standards" and "Qualifications of Unaffiliated Sellers" below.

CERTAIN AFFILIATED SELLERS

     Bank of America National Trust and Savings Association


     With more than $235 billion in assets as of September 30, 1997, Bank of America NT&SA is the primary subsidiary of BankAmerica Corporation. In California it operates more than 1,000 full-service branches as well as major consumer lending, residential lending, small business banking, and commercial banking operations. It also maintains corporate banking offices in major U.S. cities, and branches and other facilities in more than 30 countries and territories around the world. Its residential lending and home loan servicing operation, combined with that of Bank of America, FSB, ranks among the top ten in the United States, according to American Banker, with originations of more than $15 billion for 1996 and with a combined servicing portfolio of $82 billion as of December 31, 1996.


     Bank of America NT&SA's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided by law. Bank of America NT&SA has been approved as a mortgagee and Seller/Servicer by the Federal Housing Administration ("FHA"), the Veterans Administration ("VA"), the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Bank of America NT&SA began conducting business in San Francisco, California, as Bank of Italy in 1904 and adopted its present name in 1930. Bank of America NT&SA has been originating and servicing mortgage loans similar to the Mortgage Loans to be included in the Mortgage Pools since 1913. It originates both fixed and adjustable rate loans and purchases mortgage loans in negotiated transactions from other Affiliated and Unaffiliated Sellers. See "-- Residential Mortgage Loan Servicing Activities" and "-- Delinquency, Foreclosure and Loss Experience" for a description of Bank of America NT&SA's loan servicing operations and activities.

     The principal executive offices of Bank of America NT&SA are located at 555 California Street, San Francisco, California 94104.

     Bank of America, Federal Savings Bank


     With more than $14 billion in assets as of September 30, 1997, Bank of America, FSB, a subsidiary of BankAmerica Corporation, originates and services home loans nationwide through retail, wholesale, and other specialized channels, and originates and services manufactured housing loans throughout the United States. In addition, Bank of America, FSB's Midwest Retail Division operates ATMs and a small network of Financial Service Centers, primarily in the Chicago metropolitan area, and its Community Development Division finances affordable housing projects and offers government-guaranteed small business loans in 11 states.


     Bank of America, FSB's deposits are insured by the FDIC to the extent provided by law. Bank of America, FSB has been approved as a mortgagee and Seller/Servicer by the Department of Housing and Urban Development, the VA, GNMA, FNMA and FHLMC. Bank of America, FSB has been an active one-to four-family residential real estate mortgage lender since 1992. It originates both fixed and adjustable rate loans throughout the United States. See "-- Residential Mortgage Loan Servicing Activities" and "-- Delinquency, Foreclosure and Loss Experience" for a description of Bank of America, FSB's loan servicing operations and activities.

     Bank of America, FSB's headquarters is located in Portland, Oregon, and its administrative offices are located at 555 California Street, San Francisco, California 94104 (telephone 415-622-2220).

UNDERWRITING STANDARDS

     The Affiliated Sellers have written, and are continuously updating, underwriting guides for the origination of one- to four-family residential first mortgage loans (as modified from time to time, the "Guides"). The underwriting standards as set forth in the Guides are continuously revised based on prevailing conditions in the residential mortgage market, evolving credit standards of the Affiliated Sellers and the investment market for residential mortgage loans.

     The underwriting standards set forth in the Guides are intended to assess the prospective borrower's ability and willingness to repay the debt and the adequacy of the property as collateral for the loan requested. Credit policies of the Affiliated Sellers require that loan underwriters be satisfied that the value of the property being financed supports the outstanding loan balance with sufficient value at loan origination to mitigate the effects of adverse shifts in real estate values. The emphasis, however, remains on the borrowers' ability to repay debt.

     The real estate lending processes of the Affiliated Sellers for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete a detailed application designed to provide to the underwriter pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after the applicable Affiliated Seller has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, the Affiliated Sellers require a description of assets and liabilities and income and expenses and obtain a credit report which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In most cases, employment verification is obtained providing current and historical income information. Such employment verification is obtained either through the applicable Affiliated Seller's analysis of the prospective borrower's W-2 forms for the most recent two years and year-to-date earnings statement or most recent two years' tax returns or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers are required to submit their federal tax returns for the past two years plus year-to-date financial statements if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided. In general, an employment verification is obtained, and with respect to certain loans, a telephonic employment confirmation is obtained by the Affiliated Seller.

     Beginning in April 1994, the Affiliated Sellers began using an automated process to assist in making credit decisions on certain residential real estate loans. A prospective borrower's credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from a senior underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a low probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

     Once the employment verification (or confirmation) and the credit report are received by the underwriter considering the loan application, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence as well as to meet other financial obligations and monthly living expenses. The Affiliated Sellers have established as general lending guidelines that the mortgage payments plus applicable real property taxes, condominium or homeowner association common charges, hazard insurance premiums and premiums on any Primary Mortgage Insurance Policy (as defined herein) generally should not exceed 33% of the borrower's gross income, and that all monthly payments, including those mentioned above and other obligations, such as car payments, generally should not exceed 38% of gross income. However, other credit considerations may cause an underwriter to depart from these guidelines. The Affiliated Sellers follow standard exceptions procedures pursuant to which underwriters generally have delegated authority to approve or recommend the approval of loan applications when certain lending guidelines are not met, including when the ratios of the borrower's housing and fixed expenses to gross income exceed 40%. Where there are two individuals co-signing any mortgage note, the income and payment obligations of both may be included in the computation. With respect to ARM Loans with Mortgage Rates that adjust initially five or more years after their origination and Net 5 Loans, these ratios are calculated using the initial Mortgage Rates. With respect to all other ARM Loans, these ratios are generally calculated using the fully-indexed Mortgage Rate.

     Prior to final loan approval a prospective borrower generally is expected to have liquid assets sufficient to cover the down-payment, closing costs and cash reserves that could be used to pay future housing expenses in a depository or related account of the borrower. However, the Affiliated Sellers do not require prospective borrowers to have such liquid assets when they originate rate and term refinance loans.

     An appraisal is made of each property to be financed. The appraisal is conducted by either a staff appraiser of the applicable Affiliated Seller, or in some instances, an independent fee appraiser licensed in the jurisdiction where such property is located. Generally, as part of the loan origination process, the appraiser personally visits the property and estimates its market value on the basis of comparable properties and other factors.

     The Affiliated Sellers have generally not made one- to four-family mortgage loans having Loan-to-Value Ratios above 80% unless they have obtained or caused the borrowers to obtain Primary Mortgage Insurance Policies.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders." The underwriting standards contained in the Guides applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that such value will support the loan balance in the future.

     In addition, the Depositor will purchase Mortgage Loans which may not fully conform to the underwriting standards set forth in the Guides. Certain of the Mortgage Loans will be purchased either directly or through an affiliate of the Depositor in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Mortgage Loans by the Depositor or such affiliate of the Depositor, from Unaffiliated Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or such affiliate of the Depositor. The Depositor or an affiliate of the Depositor will generally review only a sample of the Mortgage Loans in any delivery of such Mortgage Loans from the related Unaffiliated Seller for credit quality.

     The underwriting standards utilized in negotiated transactions and Master Commitments with Unaffiliated Sellers may vary substantially from the underwriting standards set forth in the Guides. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Depositor or an affiliate of the Depositor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

QUALIFICATION OF UNAFFILIATED SELLERS

     Each Unaffiliated Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with practices and guidelines which are substantially similar to the Guides, must maintain satisfactory facilities to originate and service those Mortgage Loans, must be a seller/servicer approved by either FNMA or FHLMC and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the FDIC. In addition, the Depositor will evaluate the financial condition of each Unaffiliated Seller. However, the Depositor makes no representation regarding the financial condition of any such Unaffiliated Seller.

REPRESENTATIONS AND WARRANTIES BY SELLERS

     As specified in the related Prospectus Supplement, (i) each Seller may have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor which the Depositor will assign to the related Trust Fund on the date of initial issuance of the related Series of Certificates, and (ii) the Depositor may have made representations and warranties in respect of each Mortgage Loan on the date of initial issuance of the related Series of Certificates. Such representations and warranties generally include, among other things, that at the time of the sale by the Depositor of each Mortgage Loan to the applicable Trust Fund: (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance were effective at the origination of each Mortgage Loan, and each policy (or certificate of title) remains in full force and effect; (iii) the Seller has good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (v) each Mortgaged Property is free from material damage and in generally good repair, except for ordinary wear and tear; (vi) there are no delinquent tax or assessment liens against the Mortgaged Property; (vii) if a Primary Mortgage Insurance Policy is required with respect to a Mortgage Loan, such Mortgage Loan is the subject of such a policy; (viii) each Mortgage Loan was made in compliance with all applicable local, state and federal laws in all material respects; and (ix) that the Mortgage Note and documents relating to each Mortgage Loan are genuine and that each is the legal, valid and binding obligation of the maker thereof, subject to certain customary exceptions.

     In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the related Seller will be obligated to cure such breach or repurchase or substitute another Mortgage Loan for such Mortgage Loan as described below. Promptly upon becoming aware of any breach of a representation or warranty which materially and adversely affects the interests of the Certificateholders with respect to a Mortgage Loan or Mortgage Loans, the Master Servicer shall be required to provide notice to the related Seller and request that such Seller either cure such breach or repurchase or substitute another Mortgage Loan for such Mortgage Loan. However, there can be no assurance that a Seller will honor its obligation to cure such breach or repurchase or substitute another Mortgage Loan for any Mortgage Loan as to which such a breach of a representation or warranty arises.

     If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan within 90 days after notice from the Master Servicer, such Seller will be obligated to purchase such Mortgage

Loan. The Purchase Price for any such Mortgage Loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Pass-Through Rate. If specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by the related Seller as provided above, rather than repurchase the Mortgage Loan, the related Seller may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986 (the "Code"). Any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the "Custodial Account") in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the related mortgage loan purchase agreement as of the date of substitution. (Section 2.04) The related Pooling Agreement may include additional requirements relating to ARM Loans, Net 5 Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

RESIDENTIAL MORTGAGE LOAN SERVICING ACTIVITIES


     Residential mortgage loans originated by the Affiliated Sellers, or purchased from Unaffiliated Sellers, including the Mortgage Loans, are serviced currently by Bank of America NT&SA at its servicing facility located in Cypress, California (the "Cypress Center") or by Bank of America, FSB at its servicing facility located in Richmond, Virginia (the "Richmond Center"). On September 30, 1997, the Cypress Center was servicing approximately 443,000 mortgage loans with an aggregate principal balance of $54,370,000,000 and the Richmond Center was servicing approximately 409,000 mortgage loans with an aggregate principal balance of $35,660,000,000.


     The Cypress Center and Richmond Center are responsible for answering customers inquiries, receiving loan payments, reporting to investors, maintaining hazard insurance or a blanket hazard policy, monitoring payment of taxes, assessments and, when applicable, Primary Mortgage Insurance Policies, and all mortgage accounting and record keeping. The Cypress Center and Richmond Center also are responsible for collection efforts on delinquent residential mortgage loans and foreclosures thereon. Separate units exist within affiliates of BankAmerica to manage and dispose of other real estate owned.

     Because both Centers service loans for governmental and quasi-governmental agencies of the U.S. Government, the Centers are regularly examined by either Bank of America NT&SA's or Bank of America, FSB's internal and external auditors and periodically by FNMA, FHLMC, GNMA, the Comptroller of the Currency or the Office of Thrift Supervision ("OTS"), as applicable, and HUD. Certain financial records of Bank of America NT&SA and Bank of America, FSB relating to their mortgage servicing activities are reviewed annually by their independent public accountants.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

     The delinquency, foreclosure and loss experience on the portfolios of one- to four-family first mortgage loans owned and serviced by each of Bank of America NT&SA and Bank of America, FSB, respectively, are set forth in the following tables.* The delinquency, foreclosure and loss experience indicated for Bank of America NT&SA excludes certain loans originated by its private banking unit. Most of the loans serviced by Bank of America, FSB in 1994 were not originated by Bank of America, FSB. The portfolios of mortgage loans serviced by Bank of America NT&SA and Bank of America, FSB include both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, loans with stated maturities of 15 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below with respect to the portfolio of one- to four-family first mortgage loans owned by Bank of America NT&SA and serviced by Bank of America NT&SA and Bank of America, FSB, respectively, will be similar to the results that may be experienced with respect to the Mortgage Loans underlying any Series of Certificates. In addition, because Bank of America, FSB did not begin servicing mortgage loans for BankAmerica until August 31, 1994, the delinquency, foreclosure and loss experience set forth below with respect to the mortgage loans owned and serviced by Bank of America, FSB should not be considered representative of its historical experience servicing mortgage loans similar to the Mortgage Loans or indicative of future servicing performance.

---------------

* The delinquency, foreclosure and loss experience set forth for Bank of America NT&SA includes certain Mortgage Loans, with an aggregate principal balance that does not exceed 5% of the total portfolio by dollar amount for any period indicated, that are owned by an affiliate of Bank of America NT&SA and serviced by Bank of America NT&SA.

     DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF BANK OF AMERICA NT&SA


                                               AT OR FOR THE YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------------------------------     AT OR FOR THE NINE-
                                                                                                            MONTH PERIOD ENDED
                                     1994                      1995                      1996               SEPTEMBER 30, 1997
                            -----------------------   -----------------------   -----------------------   -----------------------
                                        BY DOLLAR                 BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                              BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF
                            NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS
                             LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)
                            -------   -------------   -------   -------------   -------   -------------   -------   -------------
Total Portfolio...........  175,323     $25,513.8     170,017     $25,460.0     134,495     $24,421.6     136,623     $24,003.5
Average Portfolio
  Balance(1)..............  173,760      25,286.6     175,016      25,777.7     151,826      25,131.8     145,839      25,439.0
Period of Delinquency
  31 to 59 days...........    2,317         299.1       2,673         360.2       2,459         332.1       2,953         383.2
  60 to 89 days...........      652          98.4         776         117.3         628          89.4         810         113.3
  90 days or more(2)......    1,017         194.9         876         161.4         599          96.3         655          91.5
                            -------     ---------     -------     ---------     -------     ---------     -------     ---------
Total Delinquent Loans....    3,986     $   592.4       4,325     $   638.9       3,686     $   517.8       4,418     $   588.0
Delinquency Ratio.........     2.27%         2.32%       2.54%         2.51%       2.74%         2.12%       3.23%         2.45%
Foreclosures Pending(3)...      693     $   162.9       1,099     $   215.7         881     $   156.8         808     $   130.3
Foreclosure Ratio.........     0.40%         0.64%       0.65%         0.85%       0.66%         0.64%       0.59%         0.54%
Losses(4).................      975     $   101.6       1,286     $   112.6       1,832     $    98.8         927     $    39.1
Loss Ratio(5).............     0.56%         0.40%       0.73%         0.44%       1.21%         0.39%       0.85%         0.21%
Excess Recovery(6)........       (7)           (7)         13     $     0.2          54     $     0.5          48     $     0.6


---------------


(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.



(2) Does not include Foreclosures Pending.



(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by BankAmerica NT&SA, a third party or by an insurer at the date indicated.



(4) Losses are the sum of losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at Bank of America NT&SA's internal reinvestment rate from the date such mortgage loan became a REO mortgage loan until the date it was liquidated, Servicing Advances and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down.



(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.



(6) Excess Recovery is calculated only with the respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, Servicing Advances and all liquidation expenses related to such mortgage loan.



(7) Excess Recovery cannot be computed for the indicated period.

      DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF BANK OF AMERICA, FSB


                                                 AT OR FOR THE YEAR ENDED DECEMBER 31,                         AT OR FOR THE
                                 ----------------------------------------------------------------------         NINE-MONTH
                                                                                                               PERIOD ENDED
                                         1994                    1995                     1996              SEPTEMBER 30, 1997
                                 ---------------------   ---------------------   ----------------------   -----------------------
                                  BY       BY DOLLAR      BY       BY DOLLAR                BY DOLLAR                 BY DOLLAR
                                  NO.      AMOUNT OF      NO.      AMOUNT OF       BY       AMOUNT OF       BY        AMOUNT OF
                                  OF         LOANS        OF         LOANS       NO. OF       LOANS       NO. OF        LOANS
                                 LOANS   (IN MILLIONS)   LOANS   (IN MILLIONS)   LOANS    (IN MILLIONS)   LOANS     (IN MILLIONS)
                                 -----   -------------   -----   -------------   ------   -------------   ------    -------------
Total Portfolio................   931       $ 105.8      4,846      $ 875.2      14,683     $ 3,410.5     16,337      $ 3,858.0
Average Portfolio Balance(1)...   703          78.0      3,206        530.8       8,886       1,973.9     16,931        3,928.2
Period of Delinquency
  31 to 59 days................     1           0.1        55           7.4         154          34.0        166           28.8
  60 to 89 days................     1           0.0         3           1.0          34           7.3         30            4.2
  90 days or more(2)...........     4           0.3         1           0.3          14           2.0         49            7.3
                                                                                                          -------
                                                                                                               -
                                 ----        ------      ----        ------                    ------                    ------
Total Delinquent Loans.........     6       $   0.4        59       $   8.7         202     $    43.3        245      $    40.3
Delinquency Ratio..............  0.64%         0.41%     1.22%         0.98%       1.38%         1.27%      1.50%          1.04%
Foreclosures Pending(3)........     0       $   0.0         2       $   0.3          23     $     3.7         73      $    12.3
Foreclosure Ratio..............  0.00%         0.00%     0.04%         0.04%       0.16%         0.11%      0.45%          0.32%
Losses.........................     0       $     0         0       $     0           0     $       0          0      $       0
Loss Ratio(5)..................  0.00%         0.00%     0.00%         0.00%       0.00%         0.00%      0.00%          0.00%


---------------

(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) Does not include Foreclosures Pending.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by Bank of America FSB, a third party or by an insurer at the date indicated.

(4) Losses are the sum of losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at Bank of America, FSB's internal reinvestment rate from the date such mortgage loan became a REO mortgage loan until the date it was liquidated, Servicing Advances and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down. Excess Recovery is calculated only with the respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, Servicing Advances and all liquidation expenses related to such mortgage loan.

(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a Pooling Agreement, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "THE POOLING AGREEMENT" below) describe certain provisions relating to the Certificates common to each Pooling Agreement. References in this Prospectus to the relevant articles, sections and exhibits of the applicable Pooling Agreement appear in parenthesis. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Pooling Agreement are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Certificates of each Series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. (Article I and Sections 5.01 and 5.02) A Trust Fund will consist of, to the extent provided in the Pooling
Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular Series of Certificates as from time to time are subject to the Pooling Agreement (exclusive of any Retained Yield (described below)); (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the Custodial Account and in the related Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and Primary Mortgage Insurance Policies, if any, and certain proceeds thereof; and (v) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond or other type of credit enhancement as described under "DESCRIPTION OF CREDIT ENHANCEMENTS." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations. (Article I)

     Each Series of Certificates may consist of any one or a combination of the following: (i) a single Class of Certificates; (ii) two or more Classes of Certificates, one or more Classes of which will be senior ("Senior Certificates") in right of payment to one or more of the other Classes ("Subordinate Certificates"), and as to which certain Classes of Senior (or Subordinate) Certificates may be senior to other Classes of Senior (or Subordinate) Certificates, as described in the respective Prospectus Supplement (any such Series, a "Senior/Subordinate Series"); (iii) two or more Classes of Certificates, one or more Classes ("Strip Certificates") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more Classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization Classes" and "targeted amortization Classes"), or on the basis of collections from designated portions of the Mortgage Pool, which Series may include one or more Classes of Certificates ("Accrual Certificates") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of Classes of Certificates, as described in the related Prospectus Supplement. Credit support for each Series of Certificates will be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund or other credit enhancement as described under "DESCRIPTION OF CREDIT ENHANCEMENTS," by the subordination of one or more Classes of Certificates as described under "SUBORDINATION" or by any combination of the foregoing, as specified in the Prospectus Supplement applicable for such Series.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portion thereof, as a REMIC. If such an election is made with respect to a Series of Certificates, one of the Classes of Certificates will be designated as evidencing the sole Class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate Class of ownership interests will evidence such residual interests. All other Classes of Certificates in such Series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each Series, all Certificates offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Depositor, or such other person specified in the related Prospectus Supplement, will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the Certificate Registrar named in the related Prospectus Supplement. (Section 5.02) No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 5.02) The term "Certificateholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, the Transfer Agent) as the registered holder thereof.

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series ("Book-Entry Certificates") may be initially represented by one or more certificates registered in the name of The Depository Trust Company ("DTC") or other securities depository and be available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules an procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES -- Prohibited Transactions and Other Possible REMIC Taxes -- Foreign Investors in REMIC Certificates" herein.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Beneficial owners ("Owners") that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee or any Trustee, as the case may be, through DTC and Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede & Co., as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

     While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Certificates of a Series only through Participants by instructing such Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling Agreement, which generally will include, except if otherwise provided therein, if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Trustee and the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling Agreement, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC

(or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Master Servicer and the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a Series of Certificates, the Depositor will cause the Mortgage Loans being included in the related Trust Fund to be assigned to the Trustee (or its nominee), together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Depositor or a Seller may retain the Retained Yield, if any, for itself or transfer the same to others. (Sections
2.01 and 3.10) The Trustee will, concurrently with such assignment, deliver a Series of Certificates to the Depositor in exchange for the Mortgage Loans. (Section 2.05) Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loans as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination (without regard to any secondary financing). (Article I)

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or to the custodian described below) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office) an assignment in recordable form of the Mortgage and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee or the custodian a true and correct photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee or the custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Seller. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan. (Section 2.01)

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the Certificateholders, and generally will review such documents within 45 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement, and within the time period specified in the related Pooling Agreement in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Master Servicer and the Depositor, the former of which shall notify the related Seller. If the Seller does not cure the omission or defect within 60 days after notice is given to the Master Servicer, the Seller will be obligated to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at its Purchase Price (or, if so specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified herein and in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Seller to the extent described above under "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers" but subject to the provisions described below under "-- Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Neither the Master Servicer nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This obligation to purchase or substitute for any such Mortgage Loan constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans, to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Except as specified in the following paragraph, such custodian may not be an affiliate of the Depositor or the Master Servicer. (Section 8.11)

     If specified in the Prospectus Supplement related to a Series of Certificates, during the period that any Class of Certificates of that Series are outstanding and so long as the ratings of the long-term senior unsecured debt of BankAmerica Corporation satisfy the rating conditions set forth in the Prospectus Supplement, the Master Servicer identified in the Prospectus Supplement will hold the original documentation relating to each Mortgage Loan, including the related Mortgage Note and Mortgage (such original documentation, the "Mortgage File"), as custodian and agent for the Trustee. If BankAmerica's long-term senior unsecured debt rating does not satisfy the above-described conditions, the Mortgage Files will be delivered to the Trustee or an independent custodian on behalf of the Trustee within 90 days of the date such conditions are not satisfied. Under the related Pooling Agreement, the Trustee will be appointed attorney-in-fact for the Depositor with power to prepare, execute and record assignments of the Mortgages in the event that the Depositor fails to do so on a timely basis. See "RISK FACTORS -- Creditors' Rights and Bankruptcy Considerations" in the applicable Prospectus Supplement for a description of the risks to Certificateholders with respect to any such Series.

     Pursuant to each Pooling Agreement, the Master Servicer, either directly or through Subservicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

RETAINED YIELD

     For certain Series of Certificates, the Depositor or a Seller may retain a portion of the interest payable on each Mortgage Loan (the "Retained Yield"). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Pass-Through Rate from the Mortgage Rate. Any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will deposit or will cause to be deposited into the Custodial Account on a daily basis certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling Agreement, which generally will include the following except as otherwise provided therein:

          (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Fund;

          (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Fund, net of the portion of each payment thereof retained by the Master Servicer or any Subservicer, if any, as its servicing or other compensation;

          (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by any related Subservicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, Mortgage Pool Insurance Policy, Certificate Insurance Policy, Primary Mortgage Insurance Policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

          (v) all proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Depositor, any Seller or any other person pursuant to the terms of the Pooling Agreement. See "MORTGAGE LOAN
     PROGRAM -- Representations and Warranties by Sellers" and "-- Assignment of Mortgage Loans" above;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vii) any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each Series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each Series of Certificates (the "Certificate Account"). Both the Custodial Account and the Certificate Account must be either
(i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by the Rating Agency or Agencies that rated one or more Classes of Certificates of the related Series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Certificate Account, a trust account or accounts maintained at the Trustee, or (iv) such other account or accounts acceptable to the Rating Agency or Agencies that rated one or more Classes of Certificates of such Series (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling Agreement ("Permitted Investments"). (Article I and
Section 3.07) A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one Series of Mortgage Pass-Through Certificates as well as payments received on other mortgage loans serviced or master serviced by the Master Servicer that have been deposited into the Custodial Account.

     Not later than the business day preceding each Distribution Date (the "Certificate Account Deposit Date"), the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be

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

deposited into the Certificate Account the amount of any advances made by the Master Servicer as described herein under "Advances," any payments under any Letter of Credit, any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Credit Enhancements" below, any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER" below and any other amounts as specifically set forth in the related Pooling Agreement.

     The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Retained Yield will generally be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related Series of Certificates and will be distributed as provided in the related Pooling Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. All income and gain realized from any such investment will be for the account of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss. (Sections 3.07 and 4.01).

     With respect to each Buydown Mortgage Loan, the Master Servicer will deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to a Custodial Account. The terms of Buydown Mortgage Loans will provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate that will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Depositor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Certificateholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will withdraw from the Buydown Account and remit to the Custodial Account on or before the date specified in the Subservicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. Generally, if a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will be required to withdraw from the Buydown Account and deposit in the Custodial Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Mortgage Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master

Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and deposit the same in the Custodial Account or pay the same to the Primary Mortgage Insurer or the Pool Insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling Agreement, which generally will include the following except as otherwise provided therein:

          (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling Agreement and described in "Payments on Mortgage Loans; Deposits to Certificate Account";

          (ii) to reimburse itself or any Subservicer for Advances, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances or Servicing Advances were made;

          (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, and, if so provided in the Pooling Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the Pooling Agreement;

          (v) to pay to the Seller all amounts received with respect to each Mortgage Loan repurchased pursuant to the terms of the Pooling Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (vi) to pay the Depositor or the Seller, as applicable, or its assignee all amounts constituting Retained Yield, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

          (vii) to reimburse itself or any Subservicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), subject, in the case of a Senior/Subordinate Series, to certain limitations set forth in the Pooling Agreement as described in the related Prospectus Supplement;

          (viii) to reimburse itself or the Depositor for certain other expenses incurred for which it or the Depositor is entitled to reimbursement or against which it or the Depositor is indemnified pursuant to the Pooling Agreement; and

          (ix) to clear the Custodial Account of amounts relating to the corresponding Mortgage Loans in connection with the termination of the Trust Fund pursuant to the Pooling Agreement, as described in "THE POOLING AGREEMENT -- Termination; Retirement of Certificates." (Section 3.10)

DISTRIBUTIONS

     Beginning on the Distribution Date in the month next succeeding the month in which the Cut-off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a Series of Certificates, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of Certificates entitled thereto will be made either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as the Holders of such Certificates at the close of business on the last business day of the preceding month (the "Record Date") in proportion to their respective Percentage Interests. If so specified in the related Prospectus Supplement, interest which accrues and is not payable on a Class of Certificates will be added to the principal balance of each Certificate of such Class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such Class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution. (Article I and Sections
4.01 and 9.01)

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular Series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates (other than certain Classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each Class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. If so specified in the related Prospectus Supplement, interest on any Class of Certificates for any Distribution Date may be limited to the extent of available funds for such Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date for a Series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a Class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such Class's Distribution Amount. The Distribution Amount for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement, plus, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional balance of such Class specified in the applicable Prospectus Supplement, less certain interest shortfalls, as specified in the Prospectus Supplement, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more Classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) shortfalls (a "Prepayment Interest Shortfall") in collections of interest on Mortgage Loans resulting from Mortgagor prepayments during the month preceding the month of distribution to the extent such Prepayment Interest Shortfall is not paid by the Master Servicer as Compensating Interest (as defined in the related Prospectus Supplement), in each case in such amount that is allocated to such Class on the basis set forth in the Prospectus Supplement.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple Classes of Senior Certificates or Subordinate Certificates) of each such Class shall be as set forth in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

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

     Except as otherwise provided in the related Pooling Agreement, on or prior to the 15th day (or if such day is not a business day, the next succeeding business day) of the month of distribution (the "Determination Date"), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the immediately succeeding Distribution Date. Prior to the close of business on the business day next succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

ADVANCES

     The Master Servicer will agree to advance (either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution to the holders of such Certificates), for the benefit of the holders of the Certificates of the related Series, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (other than any Balloon Amount in the case of a Balloon
Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "Advance"), which were delinquent as of the close of business on the business day preceding the related Determination Date on the Mortgage Loans in the related Mortgage Pool, but only to the extent that such advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. (Article I and Sections 3.07 and 4.04)

     The Master Servicer will make such advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant Classes of Certificates; such advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders on such date. Any Master Servicer funds advanced as described above will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any Mortgage Loan purchased by a Seller under the circumstances described above). Such advances by the Master Servicer will also be reimbursable to the Master Servicer (or Subservicer) from cash otherwise distributable to Certificateholders to the extent that the Master Servicer shall determine that any such advances previously made are not ultimately recoverable from proceeds of the applicable Mortgage Loan. The Master Servicer will also be obligated to make advances for the purpose of protecting any Mortgaged Property or the Trust Fund's security interest therein, including certain taxes and insurance premiums not paid by Mortgagors on a timely basis, but only to the extent that such advances would, in the judgment of the Master Servicer, be recoverable out of Liquidation Proceeds or other proceeds of the related Mortgage Loan. Funds so advanced will also be reimbursable to the Master Servicer from cash otherwise distributable to Certificateholders to the extent that the Master Servicer shall determine that any such advances previously made are not ultimately recoverable from proceeds of the applicable Mortgage Loan. Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Fund as described under "THE POOLING AGREEMENT -- Termination; Retirement of Certificates" below, the Master Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported as described in the related Pooling Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded. (Article I and Sections 3.08, 3.10 and 4.04)

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

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to Certificateholders of a particular Class, the Trustee will forward or cause to be forwarded to each holder of record of such Class of Certificates a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest, and, with respect to a Senior/Subordinate Series of Certificates, the amount, if any, of any shortfall in the amount of interest and principal distributed;

          (iii) the aggregate unpaid principal balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

          (iv) with respect to a Series consisting of two or more Classes the outstanding principal balance or notional amount of each Class after giving effect to the distribution of principal on such Distribution Date;

          (v) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

          (vi) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (viii) the Senior Percentages and Senior Accelerated Distribution Percentage, if applicable, after giving effect to the distributions on such Distribution Date;

          (ix) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (x) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

          (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

     Each amount set forth pursuant to clause (i) and (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular Class of Certificates, a "Single Certificate" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such Class, except as otherwise provided in the related Pooling Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling Agreement, which may include, without limitation, information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund. In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a Class of Certificates at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a Class of Certificates during a portion of such calendar year, for the applicable portion of such a year. (Section 4.02 or 4.03)

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments required under the Mortgage Loans and will, consistent with the Pooling Agreement and any Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy, Primary Mortgage Insurance Policy, Bankruptcy Bond or applicable alternative credit enhancement arrangements, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive payments of interest or principal, (ii) accept a deed in lieu of foreclosure, (iii) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or (iv) extend the Due Date for payments due on a Mortgage Loan, provided, however, that the Master Servicer shall first determine that any such action will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage.

     In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Mortgage Insurance Policy or applicable credit enhancement arrangements. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation. (Section 3.13)

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling Agreement. (Section 3.12)

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders of the related Series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. Any Mortgaged Property so acquired by the Trust Fund must be disposed of, if a REMIC election has been made, in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. Any income (net of expenses and other than gains described below) received by the Master Servicer or a Subservicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon such disposition and will be available at such time to the extent provided in the related Pooling Agreement, for making payments to Certificateholders. (Section 3.14)

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Certificates of the related Series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss (as defined under "SUBORDINATION" herein) or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain Series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In the case of a Senior/Subordinate Series, if a final liquidation of a Mortgage Loan resulted in a Realized Loss and within two years thereafter the Master Servicer receives a subsequent recovery specifically related to such Mortgage Loan (in connection with a related breach of a representation or warranty or otherwise), such subsequent recovery shall be distributed to current Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), provided that no such distribution shall result in distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Mortgage Loan had been liquidated with no Realized Loss. In the case of a Series of Certificates other than a Senior/Subordinate Series, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a defaulted Mortgage Loan or REO Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "DESCRIPTION OF CREDIT ENHANCEMENTS" and "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER."

                                 SUBORDINATION

     A Senior/Subordinate Series of Certificates will consist of one or more Classes of Senior Certificates and one or more Classes of Subordinate Certificates, as specified in the related Prospectus Supplement. Subordination of the Subordinate Certificates of any Senior/Subordinate Series of Certificates will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain Classes of Senior (or Subordinated Certificates may be senior to other Classes of Senior (or Subordinate) Certificates, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various Classes of Senior Certificates or Subordinate Certificates, as the case may be.

     With respect to any Senior/Subordinate Series of Certificates, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various Classes of Certificates included in such Series, will be described in the related Prospectus Supplement. Generally, the amount available for distribution will be allocated first to interest on the Senior Certificates of such Series, and then to principal of the Senior Certificates up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Certificates of such Series.

     In the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     Except as noted below, Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Certificate Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Certificates thereof has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates (or, if such Series includes more than one Class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement).

     With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties which are generally of the same type as are covered under a Special Hazard Insurance Policy, the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding Classes of Certificates of the related Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Amount"), and the Subordinate Certificates may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding Classes of Certificates. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions under provisions described in the related Prospectus Supplement. Each such amount may be subject to further reduction or termination, without the consent of the Certificateholders, upon the written confirmation from each applicable Rating Agency that the then-current rating of the related Series of Certificates will not be adversely affected thereby.

     Generally, any allocation of a Realized Loss (including a Special Hazard
Loss) to a Certificate in a Senior/Subordinate Series will be made by reducing the Certificate Principal Balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of certain Realized Losses, the Senior Certificateholders may be entitled to receive a distribution of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the product of the then applicable Senior Percentage (as defined below) and the amount, if any, by which (i) the Stated Principal Balance of the related Mortgage Loan exceeds (ii) the total amount of the related unscheduled recovery which is allocable to principal (as more fully described in the related Pooling Agreement, the "Unrecovered Senior Portion"). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Mortgage Loans that were finally liquidated during the preceding calendar month, and will not be made as to any Special Hazard Losses in excess of the Special Hazard Amount, Fraud Losses in excess of the Fraud Loss Amount or Bankruptcy Losses in excess of the Bankruptcy Amount (or other specified types of losses in excess of any applicable coverage limitations), if applicable. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." As with any other distribution of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Certificate Principal Balance thereof. At any given time, the percentage of the Certificate Principal Balances of all of the Certificates evidenced by the Senior Certificates is the "Senior Percentage," determined in the manner set forth in the related Prospectus Supplement. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether or not received, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     As set forth above, the rights of holders of the various Classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Certificate Principal Balance of each such Class (or, if applicable, the related notional amount). The Certificate Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any Series to future distributions generally would not change. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the Certificate Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "DESCRIPTION OF CREDIT
ENHANCEMENTS -- Reserve Funds" and in the related Prospectus Supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related Prospectus Supplement. The rights of the holders of Subordinate Certificates to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Certificates as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Certificates (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit) into which certain distributions otherwise allocable to the holders of the Subordinate Certificates may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Certificates.

     With respect to any Senior/Subordinate Series of Certificates, the terms and provisions of the subordination may vary from those described above; any such variation and any related additional credit support will be described in the related Prospectus Supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

     Credit support with respect to each Series of Certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more Classes of Subordinate Certificates to provide credit support to one or more Classes of Senior Certificates as described under "SUBORDINATION," or in the form of the applicable Seller's agreement to repurchase certain mortgage loans, which obligation may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof (the "Credit Enhancer"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. The Pooling Agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other Series of Certificates.

     The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which will be filed as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the Certificates of such Series.

LETTER OF CREDIT

     If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. A copy of any Letter of Credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, an insurance policy covering Defaulted Mortgage Losses (a "Mortgage Pool Insurance Policy") will be obtained for a particular Series of Certificates. Each Mortgage Pool Insurance Policy will, subject to the limitations described in the applicable Prospectus Supplement, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use its best reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent, which typically include, among other things, that
(i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled,
(ii) hazard insurance on the property securing any such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the applicable Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the applicable Mortgaged Property free and clear of liens except certain permitted encumbrances, as more fully described in the applicable Prospectus Supplement. The Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, irrespective of the reason therefor. A copy of any Mortgage Pool Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

SPECIAL HAZARD INSURANCE POLICIES

     If so provided in the related Prospectus Supplement, an insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") will be obtained for a particular Series of Certificates. Each Special Hazard Insurance Policy will, subject to limitations and satisfaction of certain conditions precedent described in the applicable Prospectus Supplement, protect holders of the related Series of Certificates from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. A copy of any Special Hazard Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

     As indicated under "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans" above and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a Series of Certificates may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS -- Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Depositor for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement. A copy of any Bankruptcy Bond for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

CERTIFICATE INSURANCE POLICIES

     If so provided in the related Prospectus Supplement, one or more insurance policies (each, a "Certificate Insurance Policy") will be obtained for a particular Series of Certificates guaranteeing timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for such Series or for one or more Classes of Certificates of such Series. If so specified in the related Prospectus Supplement, a Certificate Insurance Policy will also guarantee against any payment made to a Certificateholder which is subsequently treated as a "voidable preference" payment under the Bankruptcy Code. A copy of any Certificate Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Certificates, from Retained Yield or otherwise. To the extent

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

that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Certificates, Retained Yield or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any Series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Any such Reserve Fund will not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one Series of Certificates.

     In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Depositor, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Certificateholders which could adversely affect the yield to investors on the related Certificates.

     Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If a Letter of Credit, Certificate Insurance Policy or alternate form of credit enhancement has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to keep or cause to be kept such Letter of Credit, Certificate Insurance Policy or alternate form of credit support in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." If a Letter of Credit obtained for a Series of Certificates is scheduled to expire prior to the date the final distribution on such Certificates is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Certificateholders.

     If a Mortgage Pool Insurance Policy has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to keep each Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of such Pooling Agreement. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will agree to pay from collections received on the Mortgage Loans the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Depositor, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an

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

insurer by FHLMC, FNMA or any successor entity, the Master Servicer will agree to review, not less often than annually, the financial condition of the Pool Insurer and will monitor the credit ratings of the Pool Insurer, in each case with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it has agreed to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders. (Article I and Section 3.11)

     In lieu of the Master Servicer's obligation to maintain a Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related Series of Certificates that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, Certificate Insurance Policy or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a Series of Certificates, the Master Servicer will also be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the Certificates that such substitution shall not adversely affect the then-current ratings assigned to the Certificates by such Rating Agency or Agencies. (Sections 3.12 and 3.16)

     If a Bankruptcy Bond has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the Certificates that such substitution shall not adversely affect the then-current ratings assigned to the Certificates by such Rating Agency or Agencies. (Sections 3.16 and 3.21) See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Bankruptcy Bonds."

     The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Mortgage Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Certificate Insurance Policies or other insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the Master Servicer under any Mortgage Pool Insurance

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

Policy, any Primary Mortgage Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited initially in the Custodial Account and ultimately in the Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit or Certificate Insurance Policy will be initially deposited in the Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the Primary Mortgage Insurer, and all collections thereunder shall initially be deposited in a segregated account generally comparable to the Custodial Account. (Sections 3.11, 3.12, 3.21 and 4.01)

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Mortgage Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in any such event is entitled to reimbursement of its expenses in connection with such restoration prior to payments to Certificateholders. (Section 3.14)

     The failure of the Master Servicer to maintain a Letter of Credit, Certificate Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Instrument, Bankruptcy Bond or other form of credit enhancement under any applicable Pooling Agreement, as provided above, which continues unremedied for 30 days (15 days in the case of a failure to pay the required premium) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any Class of Certificates of the related Series evidencing not less than 25% of the aggregate Percentage Interest constituting such Class, will constitute an Event of Default by the Master Servicer under such Pooling Agreement. See "THE POOLING AGREEMENT -- Rights Upon Event of Default" for a discussion of the rights of the Depositor, the Trustee and the Certificateholder during an Event of Default.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any of the credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement. Additionally, in most cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related Series of Certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of the related Certificates may be downgraded to a corresponding level, and the Master Servicer will be obligated to obtain replacement credit support in order to restore the rating of the Certificates only to the extent specified in the related Prospectus Supplement. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of the related Series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount

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

of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Depositor, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

        PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER

     Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Mortgage Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers, unless such underwriting and approval authority has been delegated to the applicable lender. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

     Each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Depositor to be covered by a primary mortgage guaranty insurance policy (a "Primary Mortgage Insurance Policy") insuring against default on such Mortgage Loan up to at least the minimum amount required to be covered by FNMA and FHLMC, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and the applicable Seller will represent and warrant that, to the best of such Seller's knowledge, such Mortgage Loans are so covered. The Mortgagor with respect to each Mortgage Loan covered by a Primary Mortgage Insurance Policy will be required to pay the premiums allocable to such Mortgage Loan under any applicable Primary Mortgage Insurance Policy. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Mortgage Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. In addition, the Master Servicer will have the ability to cancel any Primary Mortgage Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below a specified percentage, which typically will be either 75% or 80%, either based on an appraisal of the Mortgaged Property after the related Cut-off Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Cut-off Date, or if necessary to comply with applicable law.

     While the terms and conditions of the Primary Mortgage Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Mortgage Insurer") will differ from those in Primary Mortgage Insurance Policies issued by other Primary Mortgage Insurers, each Primary Mortgage Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Mortgage Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and limited reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The Primary Mortgage Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Mortgage Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Mortgage Insurer under certain Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been

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

discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Mortgage Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Mortgage Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Mortgage Insurance Policy (ordinary wear and tear excepted); and, if requested by the Primary Mortgage Insurer, (iii) tender to the Primary Mortgage Insurer good and merchantable title to, and possession of, the Mortgaged Property. Because the Master Servicer will not be required to make Servicing Advances deemed to be nonrecoverable, conditions (i) and (ii) above may not be satisfied with respect to some claims under the Primary Mortgage Insurance Policies. In any such event, Losses that would otherwise have been recoverable under the applicable Primary Mortgage Insurance Policy may not be paid under such policy and, as a result, will be borne by the Certificateholders.

     For any Certificates offered hereunder, the Master Servicer will maintain or cause any applicable Subservicer to maintain in full force and effect and to the extent coverage is available a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Mortgage Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Mortgage Insurance Policy. In the event that the Master Servicer gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Mortgage Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Mortgage Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates. (Section 3.11) The premiums allocable to a Mortgage Loan covered by any Primary Mortgage Insurance Policy, to the extent not paid by the related Mortgagor, will be reimbursed to the Master Servicer from collections on the Mortgage Pool. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Mortgage Insurance Policy, see "DESCRIPTION OF CREDIT ENHANCEMENTS -- Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy with extended coverage customary in the state in which the related Mortgaged Property is located for their Mortgage Loan. Additionally, the Pooling Agreement for each Series of Certificates will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured or loss payee under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Certificate Account, subject to permitted withdrawals. The Pooling Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area in participating communities at the time of origination of such Mortgage Loan, the Pooling Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "SUBORDINATION" above for a description of when subordination is provided, the protection (limited to the Special Hazard Amount as described in the related Prospectus Supplement) afforded by such subordination, and "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors. (Section 3.12)

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

                             THE POOLING AGREEMENT

     As described above under "DESCRIPTION OF THE CERTIFICATES -- General," each Series of Certificates will be issued pursuant to a Pooling Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED YIELD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (after provision has been made for the payment of interest at the applicable Pass-Through Rate to Certificateholders and for the payment of any Retained Yield) at the time such collections are deposited into the applicable Custodial Account. As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers, in their capacity as Sellers, may also be entitled to Retained Yield as additional compensation for the sale of the applicable Mortgage Loans.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, as described above under "DESCRIPTION OF THE CERTIFICATES -- Advances," the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Yield. Any such Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement. Any Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Fund. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Retained Yield and the holders of Classes of Certificates entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling Agreement.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. (Section 3.19)

     Each Pooling Agreement will also provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement. (Section 3.18)

     Copies of the annual statement of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Pooling Agreement for each Series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. (Section 6.04)

     Each Pooling Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the related Series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders. (Section 6.03)

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current rating of the Classes of Certificates of the related Series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Depositor and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment. (Section 6.02)

EVENTS OF DEFAULT

     Events of Default under the Pooling Agreement in respect of a Series of Certificates will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any Class of Certificates of such Series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such Series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any Class of Certificates of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such Class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. (Section 7.01)

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement. (Sections 7.01 and 7.02)

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. (Section 11.03) However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)

AMENDMENT

     Each Pooling Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained; provided that (a) the Certificate Account Deposit Date would in no event be later than the related Distribution Date, (b) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change would not adversely affect the then-current rating of any rated Classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (b) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the Classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any Class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the Depositor, the Master Servicer and the Trustee (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC. (Section 11.01)

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling Agreement for each Series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Depositor, respectively) will terminate upon the payment to Certificateholders of that Series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase by the Master Servicer or the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "FEDERAL INCOME

TAX CONSEQUENCES" below) from the Trust Fund for such Series of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01) If the Certificateholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates shall be made at the option of the Master Servicer or the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans for that Series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for that Series. The Prospectus Supplement for each Series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain Classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC. (Sections 9.01 and 9.02)

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates, including Bank of America NT&SA or Bank of America, FSB.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 8.07)

                              YIELD CONSIDERATIONS

     The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors. See "RISK FACTORS -- Yield and Prepayment Uncertainty" above.

     Each monthly interest payment on a Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of the first day of the month prior to the month in which the Distribution Date for the related Series of Certificates occurs, after giving effect to the payment of principal due on such first day, subject to any Deferred Interest. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a Class of Certificates entitled to payments of interest will be similarly calculated on the basis of such Class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Certificates or a Class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

     A Class of Certificates may be entitled to payments of interest at a fixed Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, each as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of servicing fees and any Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a Class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional balance of Certificates entitled only to payments of interest) and, in the case of Certificates evidencing interests in ARM Loans or Net 5 Loans, by changes in the Net Mortgage Rates on the ARM Loans or Net 5 Loans, as applicable. See "MATURITY AND PREPAYMENT CONSIDERATIONS" below. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Sellers, or conversions of ARM Loans to a fixed interest rate. See "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers" and "Descriptions of the Certificates -- Assignment of Mortgage Loans" above.

     In general, if a Class of Certificates is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a Series of Certificates having a Class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such Class is entitled. Such a Class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of Classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with or at a multiple of an index or certain other Classes in a Series including more than one Class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. See "RISK FACTORS -- Yield and Prepayment Uncertainty" above.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount to the extent such shortfalls in interest are not paid to the Certificateholders by the Master Servicer as Compensating Interest (as defined in the related Prospectus Supplement). If specified in the related Prospectus Supplement, such shortfalls in collections of a full month's interest in connection with prepayments (a "Prepayment Interest Shortfall") will be paid to the Certificateholders by the Master Servicer as Compensating Interest to the extent described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" in the related Prospectus Supplement. Neither full nor partial principal prepayments are passed through until the month following receipt. See "MATURITY AND PREPAYMENT CONSIDERATIONS."

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a Class of Certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable Pass-Through Rate on such Class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. See "DESCRIPTION OF THE CERTIFICATE -- Principal and Interest on the Certificates."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "THE MORTGAGE POOLS," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a Series of Certificates will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. The Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience of the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related Series of Certificates. For a discussion of the prepayment risks associated with any Series of Certificates for which the related Mortgage Pool contains Convertible Mortgage Loans, see "RISK
FACTORS -- Risks Presented by Convertible Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

     With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Seller or the Depositor, Bank of America NT&SA, Bank of America, FSB nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, solicitations and the availability of mortgage funds, affect prepayment experience. The Mortgage Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or any related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related Series of Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Master Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. The Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

     All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     Although the Mortgage Rates on ARM Loans and Net 5 Loans will be subject to periodic adjustments, such adjustments generally will, as specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a stated percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans or Net 5 Loans, as applicable, in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans or Net 5 Loans that the rate of prepayment may increase

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

as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any Series of Certificates.

     Under certain circumstances, the Master Servicer or the Depositor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund. See "THE POOLING AGREEMENT -- Termination; Retirement of Certificates."

          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ substantially from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. If the Mortgaged Properties relating to a Series of Certificates are concentrated in a particular state or states, the related Prospectus Supplement will contain a summary of relevant laws of such state or states to the extent such laws are not addressed generally in the following discussion. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). It is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage and, in certain deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

     Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states'

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

laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee generally is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a Series of Certificates. See "DESCRIPTION OF CREDIT ENHANCEMENTS."

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in

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

an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Most environmental statutes create obligations for any party that can be classified as the "owner" or "operator" of a "facility" (referring to both operating facilities and to real property). Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower or, subsequent to a foreclosure, in the management of

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

the property. Such liability may arise regardless of whether the environmental damage or threat was caused by a prior owner.

     Under federal and certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. Under federal law and in several states, such a lien has priority over the lien of an existing mortgage against such property. If a lender is or becomes directly liable for environmental remediation as an "owner" following a foreclosure, it may be precluded from bringing an action for contribution against the owner or operator who created the environmental hazard. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     At the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The Mortgage Loans generally contain due-on sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the mortgaged property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     As indicated above under "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers," each Seller of a Mortgage Loan will have represented that each Mortgage Loan sold by it was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrower who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to Mortgage Loans included in a Trust Fund, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would

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not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related Series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related Series.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Section 1221 of the Code defines "capital assets" generally as property other than (i) property held for sale to customers or (ii) real, tangible personal, property used in a trade or business. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE AND OTHER TAX CONSEQUENCES." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. Additional material income tax consequences may be set forth in the related Prospectus Supplement.

     The following discussion addresses securities of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"), and (ii) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

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

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds

     With respect to each Series of Grantor Trust Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor ("Special Tax Counsel"), is of the opinion that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be Classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Grantor Trust Certificates together with the discussion, if any, under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES," if any, and are of the opinion that such statements are correct in all material respects. A copy of the opinion of Special Tax Counsel relating to such statements will be included in a Current Report on Form 8-K filed prior to the Delivery Date with respect to any Series of Grantor Trust Certificates. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Retained Yield) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional Interest Certificates, if so specified in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
(ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, if so specified in the related Prospectus Supplement, interest on Grantor Trust Fractional Interest Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Special Tax Counsel provides no assurances as to the treatment of Grantor Trust Fractional Interest Certificates under the Code provisions described in this paragraph, except to the extent specified in the related Prospectus Supplement.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the

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foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

     Grantor Trust Strip Certificates

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "qualifying real property loans" within the meaning of Section 593(d) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the Internal Revenue Service (the "IRS") and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates

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

is issued as part of the same Series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain Series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See
"-- Taxation of Owners of Grantor Trust Fractional Interest
Certificates -- Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, as well as such Certificate's share of reasonable servicing fees and other expenses, other than payments of "qualified stated interest," if any. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (assuming compounding based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption would not ordinarily have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." It is unclear what adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount."

     If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be used in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the

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

issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     Market Discount

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount

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

income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Since the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is not greater than or equal to 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See
"-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount," below, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize such premium using a constant yield method. Amortizable premium is treated as an offset to interest income on the related Mortgage Loans rather than as a separate interest deduction. Premium allocable to Mortgage Loans for which an amortization election is not made should be allocated among the payments on the Mortgage Loan representing stated redemption price and be allowed as an ordinary deduction as such -- payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear what adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their

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

own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip

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

Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. As in the case of the OID Regulations generally, the regulations addressing contingent payment debt instruments do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates

     Except as described below, any gain or loss recognized on the sale of a Grantor Trust Certificate generally will be capital gain or loss, and will be equal to the difference between the amount realized on the sale of a Grantor Trust Certificate and its adjusted basis. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income (including original issue discount and market discount income) recognized by the seller and reduced (but not below zero) by any previously reported losses, amortized premium and distributions with respect to such Grantor Trust Certificate. The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the

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

limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting

     The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding

     In general, the rules described in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors

     In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates -- REMIC Regular Certificates" applies to Grantor Trust Certificates.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

REMICS

     Classification of REMICs

     With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe, counsel to the Depositor ("Special Tax Counsel"), is of the opinion that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Certificates together with the discussion, if any, under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES," if any, and are of the opinion that such statements are correct in all material respects. A copy of the opinion of Special Tax Counsel relating to such statements will be included in a Current Report on Form 8-K filed prior to the Delivery Date with respect to any Series of REMIC Certificates. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be

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

provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the Class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures

     For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each Series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied

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

by the Master Servicer with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," which in general is the period corresponding to the period between Distribution Dates or other interest compounding period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of
(A) the present value, as of the

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

end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

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

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in evaluating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit

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

Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC terminates. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be

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

made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

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

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     The REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See
"-- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

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

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See
"-- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "-- Taxation of Owners of REMIC Residual Certificates -- General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates," below. In addition, excess inclusions are not permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. If the Treasury issues regulations pursuant to its authority, the related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon

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

certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules

     On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. The related Prospectus Supplement will so indicate if a related Trust Fund constitutes such a "single class REMIC," in which case such fees and expenses will be allocated to holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult carefully with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular

Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below, any such gain or loss generally will be capital gain or loss. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain

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

from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to any material federal income tax.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, including provisions
(i) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a "disqualified organization" and is not acquiring the REMIC Residual Certificate on behalf of a "disqualified organization," undertaking to maintain such status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate, (ii) providing that any transfer of a REMIC Residual Certificate to a "disqualified person" shall be null and void and (iii) granting to the Master Servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a "disqualified organization" despite (i) and (ii) above.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. The Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's Classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer. The Prospectus Supplement related to any Series of Certificates will specify the manner in which Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

     Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest who participate in a prohibited transaction may be subject to a penalty or an excise tax imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

     Investments of Plan Assets (as defined below) in Certificates may cause the underlying Mortgage Loans included in a Trust Fund to be deemed "plan assets" of investing Plans. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of a Trust Fund or may be

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

deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section "ERISA CONSIDERATIONS," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest with respect to an investing Plan or a Plan holding an interest in an investing entity whose assets include Plan Assets (a "Plan Asset Investor"). If so, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of any Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would constitute assets of that Plan. Under the DOL Regulations, the Trust Fund, including the Mortgage Loans and the other assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of such Plan Assets or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan Assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or result in a prohibited transaction under ERISA and/or Section 4975 of the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     Prohibited Transaction Class Exemption ("PTCE") 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment under the DOL Regulations or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. If the general conditions (described below) of PTCE 83-1 are satisfied, an investment by a Plan in Certificates (1) will be exempt from the prohibitions of Section 406(a) of ERISA and Sections 4975(c)(1)(A)-(D) of the Code (relating generally to Plan Asset transactions involving Parties in Interest who are not fiduciaries) if the Certificates are purchased at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code (relating generally to Plan Asset transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, the Plan Asset Investor pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, no sales commission is paid to the Depositor as Mortgage Pool sponsor, the Plan Asset Investor does not purchase more than 25% of the Certificates of the applicable Series, and at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the obligor under any credit enhancement mechanism, as applicable.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the

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

maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The Trustee for each Series will be unaffiliated with the Depositor, and the first general condition of PTCE 83-1 will be satisfied for each such Series. With respect to the second general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish for each Series of Certificates an insurance, indemnification, subordination or other method of credit support which will adequately protect the Mortgage Pools and indemnify Senior Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. See "DESCRIPTION OF CREDIT ENHANCEMENTS." The amount, method and description of the credit support method applicable to a Series of Certificates will be set forth in the related Prospectus Supplement. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish for each Series a compensation method which will produce for the Depositor total compensation which will not exceed adequate consideration for forming the Mortgage Pool, selling the Certificates and fulfilling any duties owed the Mortgage Pool by the Depositor under the applicable Pooling Agreement. However, the Depositor does not guarantee that its credit support and compensation methods will be sufficient to meet the second and third general conditions (described above) with respect to any Series.

     As indicated in the two preceding paragraphs, the continued maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments, is one of the three general conditions that must be satisfied for any transaction involving a Mortgage Pool to remain eligible for exemption by PTCE 83-1 from the prohibited transaction rules of ERISA and Section 4975 of the Code. If the credit support method established for any Series is cancelled or terminated, or if the credit support is reduced to such an extent that its coverage amount is less than the greater of (a) 1% of the aggregate unpaid principal balance of the Mortgage Loans or (b) the unpaid principal balance of the largest single Mortgage Loan (see "DESCRIPTION OF CREDIT ENHANCEMENTS"), then the Mortgage Pool relating to that Series may no longer satisfy the general conditions of PTCE 83-1. In such event, the exemption from the prohibited transaction rules afforded by PTCE 83-1 may no longer be available.

     One or more Series of Certificates may be offered to Plan Asset Investors through a forward delivery commitment contract, which is a contract for the purchase of Certificates to be delivered at an agreed future settlement date. PTCE 83-1 permits the sale of Certificates to a Plan Asset Investor pursuant to such a contract, provided that the forward delivery commitment is expressly approved by a fiduciary who is independent of the Depositor, the Trustee, the obligor under any credit enhancement mechanism, as applicable, and their respective affiliates, and who has the authority to manage and control the Plan Assets being committed for investment in the Certificates.

     If a Series of Certificates is subdivided into two or more Classes which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if any Class of Certificates is entitled to pass-through payments of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt holders of the Class of Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code.

OTHER EXEMPTIONS

     If for any reason PTCE 83-1 does not provide an exemption for a particular Certificateholder who is a Plan or a Plan Asset Investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General

Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan or Plan Asset Investor or, even if it were to apply, that the exemption would apply to all transactions involving the Mortgage Pool. In addition, the underwriter with respect to a particular Series may be the recipient of a final prohibited transaction exemption which, if so specified in the applicable Prospectus Supplement, may accord a Plan or a Plan Asset Investor protection from violations of the prohibited transaction rules of ERISA and Section 4975 of the Code if the Plan or Plan Asset Investor satisfies the conditions described in the applicable Prospectus Supplement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     Any fiduciary or other Plan Asset Investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

     Each Class of Certificates offered by means of this Prospectus and the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement each such Class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate 30-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates will be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain Classes of Certificates offered hereby, including any Class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such Class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such Classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Certificates or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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

                            METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. BancAmerica Securities, Inc., an affiliate of the Depositor and the Master Servicer, may participate as an underwriter in the offering of the Certificates.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     This Prospectus and the related Prospectus Supplement may be used by BancAmerica Securities, Inc. in connection with offers and sales related to secondary market transactions in any Series of Certificates. BancAmerica Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices. In addition, such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission through its Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov).

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                        PAGE
                                                                                        -----
Accrual Certificates..................................................................      6
Advance...............................................................................     33
Affiliated Seller.....................................................................     12
Appraised Value.......................................................................     13
ARM Loans.............................................................................     12
Balloon Amount........................................................................     13
Balloon Loans.........................................................................     13
Bank of America FSB...................................................................      1
Bank of America NT&SA.................................................................      1
BankAmerica...........................................................................      6
Bankruptcy Amount.....................................................................     38
Bankruptcy Loss.......................................................................     40
Bankruptcy Losses.....................................................................     42
Book-Entry Certificates...............................................................     25
Buydown Account.......................................................................     14
Buydown Agreement.....................................................................     31
Buydown Funds.........................................................................     14
Buydown Mortgage Loans................................................................     14
Buydown Period........................................................................     14
CEDEL.................................................................................     27
CEDEL Participants....................................................................     27
Certificate Account...................................................................     30
Certificate Account Deposit Date......................................................     30
Certificate Insurance Policy..........................................................     42
Certificate Principal Balance.........................................................      5
Certificateholder.....................................................................     25
Certificateholders....................................................................      3
Certificates..........................................................................      1
Citibank..............................................................................     25
Class.................................................................................      1
Closing Date..........................................................................     74
Code..................................................................................      6
Commission............................................................................      3
Committee Report......................................................................     68
Contributions Tax.....................................................................     85
Convertible Mortgage Loan.............................................................     14
Cooperative...........................................................................     27
Credit Enhancer.......................................................................     40
Custodial Account.....................................................................     20
Cypress Center........................................................................     20
Debt Service Reduction................................................................     42
Defaulted Mortgage Loss...............................................................     40
Deficient Valuation...................................................................     42
Definitive Certificates...............................................................     26
Deleted Mortgage Loan.................................................................     20
Depositaries..........................................................................     25

                                                                                        PAGE
                                                                                        -----
Depositor.............................................................................      1
Determination Date....................................................................     34
Disqualified Persons..................................................................     88
Distribution Date.....................................................................      7
DOL...................................................................................     88
DOL Regulations.......................................................................     88
Due Date..............................................................................     29
Eligible Account......................................................................     30
ERISA.................................................................................      9
ERISA Plans...........................................................................     88
Euroclear.............................................................................     27
Euroclear Operator....................................................................     27
Euroclear Participants................................................................     27
Extraordinary Losses..................................................................     40
FDIC..................................................................................     16
FHA...................................................................................     16
FHLMC.................................................................................     16
FNMA..................................................................................     16
Form of Pooling Agreement.............................................................      4
Fraud Loss............................................................................     40
Fraud Loss Amount.....................................................................     38
Garn-St Germain Act...................................................................     60
GNMA..................................................................................     16
Grantor Trust Certificates............................................................  9, 62
Grantor Trust Fractional Interest Certificate.........................................     63
Grantor Trust Fund....................................................................     62
Grantor Trust Strip Certificate.......................................................     63
Guides................................................................................     17
Holder................................................................................     26
Index.................................................................................     13
Indirect Participants.................................................................     26
Insurance Proceeds....................................................................     30
IRAs..................................................................................     88
IRS...................................................................................     64
Issue Premium.........................................................................     80
Letter of Credit......................................................................     41
Letter of Credit Bank.................................................................     41
Liquidated Mortgage Loan..............................................................     36
Liquidation Proceeds..................................................................     30
Loan-to-Value Ratio...................................................................     13
Loss..................................................................................     46
Mark-to-Market Regulations............................................................     83
Master Commitments....................................................................     18
Master Servicer.......................................................................      1
Morgan................................................................................     25
Mortgage Derivative Products and Mortgage Swaps.......................................     92
Mortgage File.........................................................................     29
Mortgage Loans........................................................................      1

                                                                                        PAGE
                                                                                        -----
Mortgage Notes........................................................................     12
Mortgage Pool.........................................................................      1
Mortgage Pool Insurance Policy........................................................     41
Mortgage Rate.........................................................................     12
Mortgaged Properties..................................................................      6
Mortgages.............................................................................     12
Mortgagor.............................................................................     11
Net 5 Loans...........................................................................     13
Net Mortgage Rate.....................................................................     54
Nonrecoverable Advance................................................................     32
Note Margin...........................................................................     12
OID Regulations.......................................................................     62
OTS...................................................................................     20
Owners................................................................................     26
Participants..........................................................................     26
Parties in Interest...................................................................     88
Pass-Through Rate.....................................................................      5
Paying Agent..........................................................................     32
Percentage Interest...................................................................     33
Permitted Investments.................................................................     30
Plan..................................................................................      9
Plan Asset Investor...................................................................     89
Plan Assets...........................................................................     89
Plans.................................................................................     88
Policy Statement......................................................................     92
Pool Insurer..........................................................................     31
Pooling Agreement.....................................................................      4
Prepayment Assumption.................................................................     66
Prepayment Interest Shortfall.........................................................      7
Primary Mortgage Insurance Policy.....................................................     46
Primary Mortgage Insurer..............................................................     46
Principal Prepayments.................................................................     29
Prohibited Transactions Tax...........................................................     84
PTCE..................................................................................     89
Qualified Retirement Plans............................................................     88
Qualified Substitute Mortgage Loan....................................................     20
Rating Agency.........................................................................      9
Realized Loss.........................................................................     38
Record Date...........................................................................     32
Relief Act............................................................................     61
REMIC.................................................................................     62
REMIC Certificates....................................................................     62
REMIC Provisions......................................................................     62
REMIC Regular Certificates............................................................     72
REMIC Regulations.....................................................................     62
REMIC Residual Certificates...........................................................     72
REO Mortgage Loan.....................................................................     36
Reserve Fund..........................................................................     42

                                                                                        PAGE
                                                                                        -----
Retained Yield........................................................................     12
Richmond Center.......................................................................     20
Rules.................................................................................     26
Sellers...............................................................................   1, 6
Senior Certificates...................................................................      6
Senior Percentage.....................................................................     39
Senior/Subordinate Series.............................................................     24
Series................................................................................      1
Servicing Advances....................................................................     32
Single Certificate....................................................................     35
SMMEA.................................................................................      9
Special Hazard Amount.................................................................     38
Special Hazard Instrument.............................................................     40
Special Hazard Insurance Policy.......................................................     41
Special Hazard Loss...................................................................     40
Stated Principal Balance..............................................................     39
Strip Certificates....................................................................      6
Subordinate Amount....................................................................     39
Subordinate Certificates..............................................................      6
Subservicers..........................................................................     15
Tax Exempt Investor...................................................................     91
Tax-Favored Plans.....................................................................     88
Terms and Conditions..................................................................     27
Tiered REMICs.........................................................................     73
Title V...............................................................................     61
Title VIII............................................................................     61
Trust Fund............................................................................      1
Trustee...............................................................................      3
UBTI..................................................................................     91
Unaffiliated Sellers..................................................................     12
Unrecovered Senior Portion............................................................     39
VA....................................................................................     16

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